PROSPECTUS
                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 444-43153

                           KOPPERS INDUSTRIES, INC.

       OFFER TO EXCHANGE ITS 9 7/8% SENIOR SUBORDINATED NOTES DUE 2007,
             WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
   FOR ITS 9 7/8% SENIOR SUBORDINATED NOTES DUE 2007, WHICH HAVE NOT BEEN SO
                                  REGISTERED.
                             ---------------------
 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY
                           23, 1998, UNLESS EXTENDED
                             ---------------------

  Koppers Industries, Inc. and all of its subsidiaries (the "Company" or "Koppers"), a Pennsylvania corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $175,000,000 aggregate principal amount of its new 9 7/8% Senior Subordinated Notes due 2007 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 9 7/8% Senior Subordinated Notes due 2007 (the "Old Notes"), which have not been so registered. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes. The New Notes will evidence the same indebtedness as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the same Indenture that governs the Old Notes (the "Indenture"). As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.

  The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on February 23, 1998 unless extended (as, so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer. The Exchange Offer is subject to certain other customary conditions. See "The Exchange Offer."

  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2002. The New Notes will be, and the Old Notes currently are, unsecured obligations of the Company ranking pari passu with all other unsecured and subordinated indebtedness of the Company.

  The holder of each Old Note accepted for exchange will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 1, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.

  The Old Notes were issued and sold on December 1, 1997 in a transaction exempt from the registration requirements of the Securities Act and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Old Notes, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage or participate in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, ending on the close of business on the 180th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

  SEE "RISK FACTORS" WHICH BEGINS ON PAGE 16 OF THIS PROSPECTUS, FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THIS EXCHANGE OFFER.
                             ---------------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

               THE DATE OF THIS PROSPECTUS IS JANUARY 23, 1998.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST AS PROVIDED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on written or oral request, a copy of any and all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents not incorporated by reference therein. Requests for such copies should be directed to Koppers Industries, Inc., 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, Attention: Randall D. Collins, Vice President and Corporate Secretary (telephone (412) 227-2456).
                             ---------------------

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

  Certain information included or incorporated by reference in this Prospectus is forward-looking, including statements contained in the "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and includes statements regarding the intent, belief and current expectations of Koppers and its directors and officers. Such forward-looking information involves important risks and uncertainties that could materially alter results in the future from those expressed in any forward-looking statements made by, or on behalf of, Koppers. These risks and uncertainties include, but are not limited to, the ability of the Company to maintain existing relationships with long-standing customers, the ability of the Company to successfully implement productivity improvements, cost reduction initiatives, facilities expansion and the ability of the Company to develop, market and sell new products and to continue to comply with environmental laws, rules and regulations. Other risks and uncertainties include uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, technological developments and changes in the competitive environment in which the Company operates. Persons reading this Prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements, including those discussed in "Risk Factors."

                          ENFORCEABILITY OF JUDGMENTS

  Koppers Australia, one of the Subsidiary Guarantors (as defined herein), is a company limited by shares incorporated under the laws of certain States and territories of the Commonwealth of Australia. Many of the directors and executive officers of Koppers Australia (and certain of the experts named in this Prospectus) are citizens or residents of jurisdictions other than the United States. All or a substantial portion of the assets of such directors, executive officers and experts residing outside of the United States and all of the assets of Koppers Australia are or may be located outside of the United States, primarily in Australia. As a result, it may not be possible to effect service of process on such directors and executive officers, such experts or on Koppers Australia in the United States or to enforce, collect or realize upon, in the United States courts, judgments against such persons obtained in United States courts and predicated upon civil liability under United States securities laws. Koppers has been advised by their special Australian counsel, Baker & McKenzie, that there is doubt as to the enforceability of civil liabilities under United States securities laws in actions originating in federal and state courts in Australia. Baker & McKenzie has also advised Koppers, however, that subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including United States) judgments for liquidated amounts in civil matters, including (although there is no express authority relating thereto) judgments for such amounts rendered in civil actions under United States securities laws. Such counsel has further advised Koppers that an Australian court may allow the enforcement of a judgment to be effected in United States dollars if such court is satisfied that this best expresses the relevant loss of a plaintiff, although no opinion is expressed as to whether or not enforcement of any judgment against Koppers Australia would be effected in any currency other than Australian dollars and, if in Australian dollars, the date of determination of the applicable exchange rate from United States dollars to Australian dollars. Koppers Australia has appointed CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to, the Indenture, the Notes and the Subsidiary Guarantees, brought under federal or state securities laws or otherwise in any federal or state court located in the Borough of Manhattan, The City of New York, State of New York, and have submitted to such jurisdiction. CT Corporation System has agreed to accept such appointment until one year from the date of issuance of the Notes and has agreed to continue to serve in such capacity thereafter, provided that Koppers Australia pays an annual renewal fee.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise noted herein, the information contained in this Prospectus assumes the consummation of the Koppers Australia Acquisition (as defined herein), which occurred on December 1, 1997 and pursuant to which Koppers Australia Pty. Limited became a wholly-owned subsidiary of Koppers Industries, Inc. Except where otherwise indicated, "Koppers" means Koppers Industries, Inc. and all of its subsidiaries, and the "Company" refers to Koppers and Koppers Australia (as defined herein). Except where otherwise indicated, all conversions from Australian dollars to U.S. dollars are performed using the conversion rate in effect on October 10, 1997, which was $0.735.

                                  THE COMPANY

GENERAL

  The Company is a leading integrated producer of carbon compounds and treated wood products for use in a variety of markets including the chemical, railroad, aluminum and steel industries. The "Koppers" name has been associated with the carbon compounds and wood treating businesses for over 70 years, and the Company has a leading position in most of its markets. The Company operates 22 facilities in the United States and 14 in the South Pacific (primarily Australia and New Zealand), and maintains indirect ownership interests in an additional facility in the United States through its domestic joint venture KSA (as defined herein) and in five facilities overseas through its joint venture Tarconord A/S ("Tarconord"). On a pro forma basis the Company recorded net sales and Adjusted EBITDA (as defined herein) of $717.6 million and $95.8 million, respectively, for the twelve months ended September 30, 1997. For the same period, the Company's businesses, Carbon Materials & Chemicals, Railroad & Utility Products, Coke Products and Koppers Australia Pty. Limited and its subsidiaries ("Koppers Australia"), accounted for 34%, 35%, 14% and 17% of pro forma net sales, respectively.

  Through its Carbon Materials & Chemicals division, Koppers is the largest coal tar processor in North America. Koppers' Carbon Materials & Chemicals division processes coal tar into a variety of intermediate products, including carbon pitch, phthalic anhydride ("PAA") and creosote, which are basic materials necessary in the production of aluminum, polyester resins and plasticizers, and the pressure treatment of wood, respectively. Koppers' Railroad & Utility Products division is the largest supplier of treated wood products, such as railroad crossties and utility poles, to United States railroads and the electric and telephone utility industries. Koppers' Coke Products division converts coal into coke for sale to integrated steel producers and foundries that use coke in the production of iron and steel.

  Products and services provided by Koppers Australia are similar to those provided by Koppers. Koppers Australia is Australia's largest manufacturer of carbon pitch, wood preservatives and treated wood products and it markets these products, as well as carbon black, in Australia, New Zealand and other Pacific Rim nations. Koppers Australia is the only coal tar distiller in Australia, providing it with a significant competitive advantage in serving the Australian aluminum smelting industry.

BUSINESS STRATEGY

  The Company's strategy includes: (i) improving productivity; (ii) implementing additional cost reduction initiatives; (iii) developing, marketing and selling new products; and (iv) broadening its customer base in new and existing markets. The Company is currently developing improved pitches for the aluminum industry, specialty coal tar pitches to be used in electrode carbon markets and additional downstream applications for naphthalene in the super-plasticizer and other specialty chemical markets.

COMPETITIVE STRENGTHS

  Strong Customer Relationships--The "Koppers" name has been associated with quality and reliability since the 1920s. The Company's reputation has enabled it to include among its customers numerous companies preeminent in their respective markets, including Aluminum Company of America ("Alcoa"), CSX Transportation, Inc. ("CSX"), LTV Steel Company, Inc. ("LTV") and UCAR Carbon Company Inc. ("UCAR"). In order to enhance these relationships, the Company has in place programs to ensure quality and customer satisfaction. In addition, the Company's facilities are strategically located to service its customers' requirements.

  Broad Product Line--The Company sells a wide variety of products to a diverse customer base, including steel producers, aluminum smelters, railroads, utilities, rubber tire producers, wood treaters, producers of polyester resins, paints, coatings and plasticizers, the roofing industry and pavement sealer manufacturers. The Company's broad product line and customer base allow it to reduce its exposure to any one market segment.

  Long Term Sales Contracts--Historically, the Company has sought to reduce its exposure to the cyclicality of its customers' businesses and general economic conditions by securing commitments for a large portion of its planned production through annual and multi-year contracts. In each of the last five years, the Company has been able to secure over 50% of the following year's sales through such contracts.

  Global Presence--The Company, along with its joint venture in Denmark, Tarconord, serves the North American, European, Asian and Australian markets with carbon materials and chemical products. The Company works closely with Tarconord on marketing strategy, raw material sourcing and technology sharing. The Company and Tarconord have completed several acquisitions and have entered into marketing agreements enabling the Company to expand its presence into new and emerging markets, including the United Kingdom, Middle East, South Africa, People's Republic of China and other Pacific Rim nations.

  Diversified Supply Base--The Company believes that its ability to source high-quality coal tar, wood and coal from multiple suppliers provides it with a significant competitive advantage in meeting customer requirements in a timely and economically advantageous manner. In addition, the Company believes its ability to source coal tar globally is critical to obtaining the quality of coal tar needed to satisfy its global customers' needs.

  Vertical Integration--The Company's ability to utilize, in its manufacturing processes, products produced in its Carbon Materials & Chemicals and Coke Products divisions provides the Company with significant cost savings. The Company also believes it has a significant cost advantage over its competitors as a result of its ability to use internally generated naphthalene as a primary feedstock in the production of PAA. All of the Company's domestic competitors currently use orthoxylene, which is generally a higher-cost feedstock than naphthalene, in the production of PAA. Creosote, a major by-product of the coal tar distillation process, is used as a raw material in the treatment of wood by the Company's Railroad & Utility Products division.

  Tax Credits--The Company's coke facility located in Monessen, Pennsylvania (the "Monessen Facility") qualifies for a tax credit based on its production of coke as a non-conventional fuel source and the sale thereof to unrelated third parties. The credit is available through December 31, 2002 and, based on current production levels at the Monessen Facility, could provide up to a maximum $10.2 million of tax credits annually, unadjusted for inflation and assuming full production at the Monessen Facility, until the credit expires. Use of the tax credits is limited to the availability of taxable income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." The Company may monetize all or some portion of these tax credits.

  The Company's principal executive offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800, and its telephone number is (412) 227-2001.

                              RECENT DEVELOPMENTS

SARATOGA INVESTMENT

  On October 15, 1997, KAP Investments, Inc. (a wholly-owned subsidiary of Koppers Australia) and the Management Investors (as defined herein) (collectively, the "Offeree Stockholders") acquired from Cornerstone-Spectrum, Inc. (an affiliate of Beazer East, Inc. and Hanson PLC) its voting and non-voting shares of common stock of Koppers Industries, Inc. ("Common Stock"). The Offeree Stockholders utilized $52.5 million of financing from Koppers, Saratoga Partners III, L.P. ("Saratoga") and Saratoga Koppers Funding, Inc. ("Saratoga Koppers"). Koppers loaned the Offeree Stockholders $17.0 million, and Saratoga and Saratoga Koppers loaned the Offeree Stockholders $35.5 million. In exchange for forgiveness of the loans provided by Koppers, Saratoga and Saratoga Koppers, the Offeree Stockholders subsequently transferred 1,350,820 non-voting shares of Common Stock to Koppers and 464,180 non-voting shares of Common Stock and 2,117,952 voting shares of Common Stock to Saratoga and Saratoga Koppers (the "Saratoga Investment"). On December 1, 1997, Saratoga exchanged the shares of Common Stock it acquired in the Saratoga Investment for shares of a new series of senior convertible preferred stock of Koppers Industries, Inc., which entitles Saratoga to elect a majority of the Board of Directors of Koppers Industries, Inc. (the "Board of Directors") and to exercise a majority of the voting power over all outstanding stock of Koppers Industries, Inc. with respect to all other matters subject to a stockholder vote. See "Management-- Stockholders' Agreement; New Stockholders' Agreement" and "Certain Transactions."

RECAPITALIZATION

  The Company sold the Old Notes on December 1, 1997 and established with Swiss Bank Corporation, Stamford Branch and Mellon Bank, N.A. a total of $135.0 million of senior term loan facilities and a $140.0 million senior revolving credit facility ($40.0 million and $20.0 million of which was reserved for use in connection with a term loan and a revolving credit facility, respectively, of Koppers Australia) (the "New Credit Facilities"). The proceeds from the New Credit Facilities and the sale of the Old Notes have been and are being used to complete the following transactions: (i) the acquisition of The Broken Hill Proprietary Company Limited's ("Broken Hill's") 50% interest in Koppers Australia; (ii) the repayment of all of the 8 1/2% Senior Notes of Koppers Industries, Inc. due February 1, 2004 (the "8 1/2's") tendered pursuant to a tender offer and consent solicitation which was commenced October 20, 1997 and which expired as of 12:00 midnight, New York City time on November 28, 1997 (the "Tender Offer"); (iii) the repayment of the outstanding indebtedness of approximately $88.1 million under the Company's term loan and revolving credit facilities (the "Bank Debt Refinancing"); (iv) the redemption of 1,813,200 shares of non-voting Common Stock owned by APT Holdings Corporation, an affiliate of Mellon Bank, N.A. for $22.9 million; (v) the redemption, at $17.00 per share, of up to 25% of the shares of Common Stock owned by the current officers of Koppers and Clayton A. Sweeney (a member of the Board of Directors) and the redemption of up to 100% of the shares of Common Stock owned by any other Management Investor within sixty (60) days of the consummation of the offering and the compliance with any applicable securities laws, at the election of such individuals, in an aggregate amount not exceeding $15.0 million; (vi) the redemption of 436,508 non-voting shares of Common Stock from Saratoga Koppers; and (vii) the payment of related fees and expenses. The New Credit Facilities, the sale of the Old Notes and the above transactions are collectively referred to herein as the "Recapitalization."

                             THE OLD NOTES OFFERING

Series A Notes................  The Old Notes were sold by the Company on
                                December 1, 1997 to SBC Warburg Dillon Read
                                Inc. (the "Initial Purchaser") pursuant to a
                                Purchase Agreement dated November 20, 1997 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act.

Registration Rights             Pursuant to the Purchase Agreement, the Company
Agreement.....................  and the Initial Purchaser entered into a
                                Registration Rights Agreement dated as of December 1, 1997 (the "Registration Rights
                                Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Notes Offered.................  $175,000,000 aggregate principal amount of 9
                                7/8% Senior Subordinated Notes due 2007.

The Exchange Offer............  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $175,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the New Notes to tendering holders on or promptly after the Expiration Date.

                                Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes.

                                Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meeting of the Securities Act. This

                                Prospectus, as it may be amended or
                                supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the staff of the Commission communicated in no-action letters and, in the absence of an exception therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...............  5:00 p.m., New York City time, on February 23,
                                1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the New
Notes  and the Old Notes......  Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions to the Exchange
Offer.........................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer-- Conditions."

Procedures for Tendering
Notes.........................  Each holder of Old Notes wishing to accept the
                                Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes..........  Following the consummation of the Exchange
                                Offer, holders of Old Notes eligible to
                                participate in the Exchange Offer but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
Exchange......................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to another exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration Statement..  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Old Notes to the Company for use therein, the Company has agreed to register the Old Notes with a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
Beneficial Owners.............  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than 20 business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
Procedures....................  Holders of Old Notes who wish to tender their
                                Old Notes and whose Old Notes are not
                                immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights.............  Tenders may be withdrawn at any time prior to
                                5:00 p.m., New York City time, on the
                                Expiration Date.

Acceptance of Old Notes and
Delivery  of New Notes........  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds...............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange
                                Offer.

Exchange Agent................  PNC Bank, National Association (the "Exchange
                                Agent").

                                 THE NEW NOTES

General.......................  The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (ii) the holders of New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Old Notes (which they replace) and will be entitled to the benefits of the Indenture. See "Description of Notes."

The Notes.....................  $175,000,000 principal amount of 9 7/8% Senior
                                Subordinated Notes due 2007.

Interest Payment Dates........  June 1 and December 1 of each year, commencing
                                June 1, 1998.

Maturity Date.................  December 1, 2007.

Subordination.................  The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company, including the New Credit Facilities. In addition, the Notes will be effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including under the New Credit Facilities. At September 30, 1997 on a pro forma basis after giving effect to the Saratoga Investment and the Recapitalization, Koppers would have had $177.4 million of Senior Debt outstanding, all of which would have been secured. The Indenture permits Koppers to incur additional indebtedness, including Senior Debt, subject to certain limitations. See "Description of Notes--Ranking" and "Description of Notes--Covenants--Limitation on Debt."

Subsidiary Guarantees.........  The Notes are unconditionally guaranteed, on a senior subordinated basis, by all of the Company's existing wholly-owned direct subsidiaries, Koppers Australia, and substantially all of the significant wholly-owned subsidiaries of Koppers Australia and each subsidiary that in the future guarantees the New Credit Facilities (collectively, the "Subsidiary Guarantors"). The Subsidiary Guarantees are joint and several, general unsecured obligations of the Subsidiary Guarantors. The Subsidiary Guarantors guaranteed all obligations of the Company under the New Credit Facilities, and each Subsidiary Guarantor granted a security interest in substantially all its assets to secure the obligations under the New Credit Facilities. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined herein) to substantially the same extent as the Notes are subordinated to all existing and future Senior Debt of the Company.

Optional Redemption...........  The Notes are redeemable at the option of the
                                Company, in whole or in part, at any time on or after December 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. The Company may also redeem up to 35% of the aggregate principal amount of Notes at its option at any time prior to December 1, 2000, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more issuances of Common Stock (other than Redeemable Stock (as defined herein)); provided, however, that at least $100 million in aggregate principal amount of the Notes remains outstanding following each such redemption. See "Description of Notes--Optional Redemption."

Change of Control.............  Upon the occurrence of a Change of Control, the
                                Company will be required to make an offer to repurchase all or any part of each holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. There can be no assurance that the Company will have the financial resources necessary to purchase the Notes upon a Change of Control or that such repurchase will be permitted under the New Credit Facilities. See "Description of Notes-- Covenants--Change of Control."

Certain Covenants.............  The Indenture will contain certain covenants that, among other things, will limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make other distributions, make investments, dispose of assets, issue preferred stock of subsidiaries, create certain liens securing indebtedness, enter into sale and leaseback transactions, enter into certain transactions with affiliates, or enter into certain mergers or consolidations or sell all or substantially all of the Company's assets. See "Description of Notes--Covenants."

                                  RISK FACTORS

  For a discussion of certain factors that should be considered in evaluating an investment in the Notes, see "Risk Factors."

      SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following summary financial information for the three years ended December 31, 1996, is derived from the Consolidated Financial Statements of Koppers, which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere herein. The following summary financial information of Koppers for the nine-month period ended September 30, 1997 and 1996, which is unaudited, is derived from the unaudited financial statements included elsewhere herein. The pro forma summary financial information as of and for the year ended December 31, 1996, which is unaudited, gives effect to the Saratoga Investment and the Recapitalization as if they had been consummated on January 1, 1996. The pro forma summary financial information as of and for the nine-month and the twelve-month periods ended September 30, 1997, which is unaudited, gives effect to the Saratoga Investment and the Recapitalization as if they had been consummated on January 1, 1997 and October 1, 1996, respectively. Neither the summary historical financial data nor the summary pro forma financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited Pro Forma Condensed Consolidated Financial Statements and the historical Consolidated Financial Statements, related notes, and other financial information included herein.

                                                                        NINE MONTHS
                                                                           ENDED         NINE MONTHS  TWELVE MONTHS
(DOLLARS IN THOUSANDS,              YEARS ENDED DECEMBER 31,           SEPTEMBER 30,        ENDED         ENDED
EXCEPT OPERATING STATISTICS)  -------------------------------------  ------------------ SEPTEMBER 30, SEPTEMBER 30,
                                1994     1995     1996      1996       1996      1997       1997          1997
                              -------- -------- --------  ---------  --------  -------- ------------- -------------
                                                          PRO FORMA     (UNAUDITED)       PRO FORMA     PRO FORMA
INCOME STATEMENT DATA:
 Net sales...............     $476,448 $525,730 $588,544  $722,140   $443,510  $452,260   $538,298      $717,584
 Gross profit............       52,235   67,452   70,689   104,905     52,721    53,527     71,478        98,624
 Operating profit (1)....       25,709   39,848   27,631    48,509     21,271    31,968     43,240        55,634
 Other income (expense)          5,845    9,615   (3,036)   (9,576)    (3,696)    3,282       (472)       (2,001)
 (2).....................
 Interest expense........       13,620   15,060   16,636    31,500     12,462    12,387     23,625        31,500
 Income before taxes and
  minority interest......       17,934   34,403    7,959     7,433      5,113    22,863     19,143        22,133
 Minority interest.......                                    1,354                             992         1,398
 Net income (3)..........       11,102   24,440   14,098     5,513      5,527    22,159     13,370        19,465
BALANCE SHEET DATA
(END OF PERIOD):
 Working capital.........     $ 79,078 $ 80,095 $ 77,688             $ 76,086  $ 80,345   $131,125      $131,125
 Total assets............      294,193  348,955  411,180              412,188   395,923    506,588       506,588
 Total debt..............      159,000  174,000  209,884              213,420   189,772    352,392       352,392
 Common Stock subject to
  redemption (4).........       15,450   23,715   23,957               24,800    22,940     10,587        10,587
 Preferred and common
  equity.................       36,490   54,255   54,106               46,327    68,540     (2,821)       (2,821)
                              -------- -------- --------             --------  --------   --------      --------
 Total preferred and
  common equity and
  Common Stock subject to
  redemption.............       51,940   77,970   78,063               71,127    91,480      7,766         7,766
SELECTED FINANCIAL DATA:
 EBITDA (5)..............     $ 44,342 $ 60,699 $ 47,139  $ 75,639   $ 33,795  $ 53,423   $ 68,518      $ 89,437
 Adjusted EBITDA (6).....       46,800   60,699   71,136    99,636     52,839    54,837     69,932        95,804
 Depreciation and
  amortization (7).......       16,680   17,532   21,793    32,184     16,298    17,908     25,460        33,487
 Capital expenditures....       16,326   15,193   21,717    28,142     16,134    12,999     18,113        25,523
 Acquisitions and related
  capital expenditures
  (8)....................           --   34,948   39,517   104,517     39,331        --     65,000        65,186
SELECTED RATIOS:
 EBITDA/interest expense.        3.26x    4.03x    2.83x     2.40x      2.71x     4.31x      2.90x         2.84x
 Adjusted EBITDA/interest
  expense................        3.44x    4.03x    4.28x     3.16x      4.24x     4.43x      2.96x         3.04x
 Total debt/EBITDA.......        3.59x    2.87x    4.45x                                                   3.94x
 Total debt/Adjusted             3.40x    2.87x    2.95x                                                   3.68x
 EBITDA..................
 Ratio of earnings to
  fixed charges (9)......        2.00x    2.76x    1.36x     1.20x      1.31x     2.37x      1.68x         1.59x

                                        YEARS ENDED DECEMBER   NINE MONTHS ENDED
                                                 31,             SEPTEMBER 30,
                                       ----------------------- -----------------
                                        1994    1995    1996      1996     1997
                                       ------- ------- ------- -------- --------
OPERATING STATISTICS:
Carbon pitch sales volumes (tons)..... 241,186 253,928 364,771  267,983  283,567
Average PAA price per lb.............. $ .2952 $ .4508 $ .3069  $ .3072  $ .3285
Average orthoxylene price per lb...... $ .1929 $ .2880 $ .1646  $ .1622  $ .1892
Crosstie volumes (pieces 000s)........   5,902   7,096   7,357    5,566    5,830

--------
(1) Operating profit for 1994 reflects $2.5 million of severance charges. Operating profit for the nine months ended September 30, 1996 reflects $7.4 million of plant closing charges and $2.6 million of severance charges. Operating profit for the year ended December 31, 1996 actual and pro forma and for the twelve months ended September 30, 1997 pro forma includes an additional $5.4 million of capacity rationalization charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(2) Other expense for the year ended December 31, 1996 includes a $10.1 million charge related to settlement of a legal judgment rendered against Koppers in connection with litigation brought against Koppers by Owens-Corning Fiberglas Corporation (the "OCF Settlement") and a $2.5 million legal settlement to CSX. Other expense for the nine months ended September 30, 1996 does not include the CSX settlement. Other income includes $5.3 million, $9.2 million, $9.6 million, $6.4 million and $4.7 million of equity earnings in affiliates for the years ended December 31, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 and 1997, respectively. Other income includes $3.0 million, $2.2 million and $3.2 million of equity earnings in affiliates for the year ended December 31, 1996 pro forma, the nine months ended September 30, 1997 pro forma and the twelve month period ended September 30, 1997 pro forma, respectively.
(3) Net income for 1994 includes loss on early extinguishment of debt of $1.8 million.
(4) The Stockholders' Agreement (as defined herein) requires Koppers, subject to limitations under the terms of covenants contained in its debt instruments, to redeem stock held by Management Investors upon termination of their employment with Koppers.
(5) "EBITDA" is as defined in the Indenture. See "Description of Notes." EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. The Company's definition of EBITDA may not be comparable to other companies' definitions of EBITDA. Amortization of deferred financing fees is included in the Company's financial statements in depreciation and amortization and amounted to $0.8 million, $0.9 million, $0.7 million, $0.5 million and $0.5 million for fiscal years 1994, 1995 and 1996 and for the nine month periods ended September 30, 1996 and 1997, respectively. Amortization of deferred financing fees for the year ended December 31, 1996 pro forma, the nine months ended September 30, 1997 pro forma and the twelve month period ended September 30, 1997 pro forma amounted to $1.5 million, $1.1 million and $1.5 million, respectively.
(6) "Adjusted EBITDA" is defined as EBITDA plus the cash portion of non-recurring charges. The non-recurring charges include the following: 1994-- $2.5 million of severance charges; 1996--$15.5 million of restructuring charges and $12.6 million of litigation charges for the year ended December 31, actual and pro forma; $10.1 million of restructuring charges and $10.1 million of litigation charges for the nine months ended September 30; and 1997--$1.4 million write-off of costs related to an Initial Public Offering (the "IPO") for the nine months ended September 30, actual and pro forma; $5.4 million of restructuring charges, $2.5 million of litigation charges and $1.4 million write-off of IPO costs for the twelve months ended September 30 pro forma. Adjusted EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(7) The 1994 results reflect a $1.4 million reduction in depreciation expense for change in estimate of useful lives of certain assets effective July 1, 1994. See Note 1 of the Notes to Consolidated Financial Statements of the Company.
(8) Acquisitions and related capital expenditures for 1995 include approximately $35 million related to the acquisition and modernization of the Monessen Facility and the acquisition of a wood crosstie treating facility in Somerville, Texas; acquisitions and related capital expenditures for fiscal year 1996 and the nine month period ended September 30, 1996 each include approximately $40 million related to the acquisition of a coal tar distillation facility in Clairton, Pennsylvania. Acquisitions and related capital expenditures for all pro forma periods include $65 million related to the Koppers Australia Acquisition.
(9) For purposes of calculating the ratio of earnings to fixed charges (i) earnings consist of income before taxes, extraordinary items and cumulative effects of accounting changes plus fixed charges and (ii) fixed charges consist of interest expense incurred excluding amortization of deferred financing costs, and 41% of rental payments under operating leases (an amount estimated by management to be the interest portion of such rentals).

                                 RISK FACTORS

  In addition to the other information in this Prospectus, prospective investors should consider carefully the following risk factors in evaluating whether to tender their Old Notes for New Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

  The Company is highly leveraged and has significant debt service requirements. At September 30, 1997, on a pro forma basis after giving effect to the Saratoga Investment and the Recapitalization, the Company would have had $352.4 million of long-term debt outstanding, $177.4 million of which would have been secured. It is anticipated that under the New Credit Facilities, the Company will have scheduled principal payments aggregating $11.0 million, $16.0 million and $21.0 million for the years 1998, 1999 and 2000, respectively, increasing to a maximum of $45.0 million in 2003. For the nine months ended September 30, 1997, on a pro forma basis, the Company's earnings to fixed charges coverage ratio would have been 1.68 to 1.

  The degree to which the Company is leveraged will have important consequences to holders of the Notes, including: (i) the ability of the Company to obtain additional financing, whether for working capital, capital expenditures, or other purposes, may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required for debt service, thereby reducing funds available to the Company for its operations; (iii) the Company will be substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (iv) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (v) the Company may be more vulnerable upon a downturn in its business; and (vi) to the extent that the Company incurs any indebtedness at variable rates, including under the New Credit Facilities, the Company will be vulnerable to increases in interest rates.

  Based on current operations (assuming the Company does not incur any material liabilities not presently known to the Company (including any such environmental liabilities)), the Company expects that it will be able to meet the debt service requirements on its indebtedness, meet its working capital needs and fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the New Credit Facilities. However, there can be no assurance that the Company's business will generate cash flow at levels sufficient to meet these requirements. If the Company is unable to generate sufficient cash flow from operations to service its debt obligations and to meet other cash requirements, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt (including the Notes) or obtain additional financing. There can be no assurance that any such asset sales or refinancing would be possible or that any additional financing would be available, if at all, on terms acceptable to the Company. The Company's ability to meet its debt service obligations will be dependent upon its future performance which, in turn, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

SUBORDINATION OF NOTES AND SUBSIDIARY GUARANTEES

  The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of the Company, including all amounts owing or guaranteed under the New Credit Facilities. The Subsidiary Guarantees are similarly subordinated to Guarantor Senior Debt. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or a Subsidiary Guarantor, assets of the Company or such Subsidiary Guarantor will be available to pay obligations on the Notes or Subsidiary Guarantees only after all Senior Debt of the Company or Guarantor Senior Debt, as applicable, has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on any or all of the Notes. In addition, neither the Company nor any Subsidiary Guarantor may pay principal, premium, interest or other amounts on account of the Notes or any Subsidiary Guarantee in the event of a payment default in respect of Designated Senior Debt (as defined herein) unless such amount has been paid in full or the default has been cured or waived. In addition, in respect of certain Designated Senior Debt and unless certain other conditions are satisfied, neither the Company nor any Subsidiary Guarantor may make any payment on account of the Notes for a designated period of time. See "Description of Notes--Subordination." At September 30, 1997, after giving pro forma effect to the Saratoga Investment and the Recapitalization, the Company would have had $177.4 million of Senior Debt and/or Guarantor Senior Debt outstanding. See "Description of Notes--Ranking."

FRAUDULENT CONVEYANCE STATUTES

  The incurrence of indebtedness (such as the Notes), and the use of the proceeds thereof in connection with the Koppers Australia Acquisition, the APT Holdings Corporation redemption, the Saratoga Koppers redemption and the Management Redemption Offer (as defined herein), is subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company. Under these statutes, if a court were to find that obligations (such as the Notes) were incurred with the intent of hindering, delaying or defrauding present or future creditors, that the Company received less than a reasonable equivalent value of fair consideration for those obligations or that the Company contemplated insolvency with a design to prefer one or more creditors to the exclusion, in whole or in part, of other creditors and, at the time of incurrence of the obligations, the obligor (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonable small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes. Some courts have held that an obligor's purchase of its own capital stock does not constitute reasonably equivalent value or fair consideration for indebtedness incurred to finance that purchase.

  To the extent that the Subsidiary Guarantee of any Subsidiary Guarantor is avoided as a fraudulent conveyance or found unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Subsidiary Guarantor. However, under U.S. law under certain circumstances, claims may be subordinated and, in such event, the claims of the holders of the Notes against such Subsidiary Guarantor would be subject to the prior payment of all liabilities and preferred stock claims, if any, of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portion of the Subsidiary Guarantee of such Subsidiary Guarantor.

  In addition, various statutes have been enacted and various principles have been developed in Australia under common law and equitable doctrines for the benefit of creditors. Under Australian law, a guarantee given by a company may be set aside on a number of grounds. For example, a guarantee may be unenforceable against a guarantor if (i) the rules permitting a liquidator to successfully claim and void the guarantee are applicable (as described below) or (ii) the guarantor itself did not receive a sufficient commercial benefit in order to justify such guarantor providing the guarantee. Issues as to unenforceability of a guarantee by reason of insufficient corporate benefit may arise where a company in a corporate group, such as Koppers Australia, provides a guarantee in relation to the obligations of another member of the corporate group. The question of what constitutes a sufficient benefit is a fact-based qualitative inquiry, to be made for each guarantor individually as a separate legal entity, which weighs several considerations, including circumstances pertaining to (i) the nature of the relationship between the group companies, (ii) the nature and present value of the benefit and the burden of the obligations that will flow to each party to the transaction and
(iii) the knowledge of the directors of each guarantor as to the decisions made by such guarantor. Each of the Subsidiary Guarantors will represent and warrant in the Indenture, for the benefit of the holders of the Notes, that its obligations have been undertaken in good faith and for the purpose of or in connection with the conduct of its business and for its commercial benefit, which is commensurate with the obligations undertaken by it. However, such representations and warranties may not be determinative of the matter if it were to be considered by a court. Under Australian law, it is possible that in a proceeding to enforce the Subsidiary Guarantees, each Subsidiary Guarantee will be analyzed differently and produce different results.

  Under Australian law, if an order to wind up were to be made against Koppers Australia and a liquidator appointed for Koppers Australia, such liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to avoid certain transactions entered into prior to the winding-up of Koppers Australia and for the repayment of money. Under Australian Corporations Law, a transaction may be voided at the claim of a liquidator if it was entered into during various time periods prior to the filing of an application for a winding-up of a company, ranging from six months to ten years, depending upon the character of the transaction. There can be no assurance that one or more of the Subsidiary Guarantees will not be avoided and that holders of the Notes will not be left with a claim solely against Koppers Industries, Inc.

  The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the fair value of its assets or if the fair salable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature.

  On the basis of its historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company believes that, after giving effect to the Saratoga Investment and the Recapitalization, the Company will be (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Saratoga Investment and the Recapitalization, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. There can be no assurance, however, as to whether a court would concur with such beliefs.

RESTRICTIONS IMPOSED BY CERTAIN COVENANTS

  The New Credit Facilities and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the New Credit Facilities also require the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the New Credit Facilities. If any such default occurs, the lenders under the New Credit Facilities could elect to declare all borrowings outstanding under the New Credit Facilities, together with accrued interest and other fees, to be due and payable. If the Company were unable to repay any such borrowings when due, the lenders under the New Credit Facilities could proceed against their collateral. If the indebtedness under the New Credit Facilities or the Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full. Any such default may have a material adverse effect on the Company's financial condition and results of operations. See "Description of New Credit Facilities" and "Description of Notes."

CONTROL OF THE COMPANY

  Under the Stockholders' Agreement, Saratoga has the right to elect a majority of the Board of Directors. Consequently, Saratoga will have the ability to control the election of the Board of Directors and the outcome of other issues submitted to the stockholders for approval. See "Principal Stockholders."

CYCLICALITY OF MARKETS

  The Company's products are sold primarily in mature markets which historically have been cyclical. The principal consumers of the Company's pitch, the most significant product of its Carbon Materials & Chemicals division, are United States primary aluminum smelters. Although the aluminum industry has experienced growth on a long-term basis, it generally is cyclical in nature and experiences fluctuations in production levels. There may be cyclical periods of weak demand which could result in decreased United States' primary aluminum production. Sales of the Company's products have historically been affected adversely by weakness in the global demand for aluminum.

  Principal products utilizing the Company's PAA include flexible vinyl used mainly in the automobile industry. Therefore, fluctuations in domestic and international automobile production affect the demand for PAA.

  The principal customers for the Company's coke are United States integrated steel producers, whose consumption of coke has been cyclical in the past and may be so in the future. The prices at which the Company will be able to sell its coke in the future will be greatly affected by the demand for coke from the iron and steel industries and the supply of coke from the United States integrated steel producers' own coke production and from foreign sources.

DEPENDENCE ON MAJOR CUSTOMERS

  For the year ended December 31, 1996, the Company's top five customers accounted for approximately 25% of the Company's net sales. During this period, the Company's two largest customers, CSX and LTV, accounted for approximately 5% and 9% of the Company's total net sales, respectively. The permanent loss of, or a significant decrease in the level of purchases by, one or more of the Company's major customers could have a material adverse effect on the Company's results of operations.

PRICE AND AVAILABILITY OF RAW MATERIALS

  An inability of the Company to source quality raw materials in a timely fashion and pass through price increases to its customers could have a material adverse impact on the Company's financial condition and results of operations. The primary raw material used by the Carbon Materials & Chemicals division is coal tar, a by-product of coke production. Following the Clean Air Act Amendments of 1990 (the "Clean Air Act Amendments") and other environmental regulations, there have been significant reductions in United States coking capacity. Due to potential additional reductions in United States and Australian coking capacity, future coal tar availability is a concern for the Company. A shortage in the supply of domestic coal tar could require the Company to increase imports of coal tar and carbon pitch, as well as the use of petroleum substitutes to meet future carbon pitch demand; such actions could have a material adverse effect on the Company's financial condition and results of operations.

  The availability and cost of softwood and hardwood lumber are critical elements in the Company's production of pole products and railroad crossties, respectively. The supply of trees of acceptable size for the production of utility poles has decreased in recent years in relation to the demand, and the Company accordingly has been required to pay a higher price for these materials. Historically, the supply and cost of hardwood for railroad crossties have also been subject to availability and price pressures. There can be no assurance that the Company will be able to source wood raw materials at economical prices in the future.

  In the Coke Products division, metallurgical coal is the primary raw material used in the production of coke. An increase in the price of metallurgical coal, or a prolonged interruption in supply, could have a material adverse effect on the Company.

COMPETITION

  The markets that the Company serves are highly competitive. Selling price is the most significant competitive factor in the markets for the Company's principal products. In addition, some of the purchasers of the Company's coke are capable of supplying a portion of their needs from their own coke production as well as from suppliers outside the United States who are able to import coke into the United States and sell it at prices competitive with those of United States suppliers. There can be no assurances that competitive pressures on the price of the Company's products will not materially and adversely affect its business, results of operations, cash flow and financial condition. Certain competitors of the Company have greater financial resources and larger capitalization than the Company and, as a result, may be better able to withstand volatile market conditions and price competition.

ENVIRONMENTAL MATTERS

  Like companies involved in similar environmentally sensitive businesses, the Company's operations and properties are subject to extensive federal, state, local and foreign environmental laws and regulations, including those concerning, among other things, the treatment, storage and disposal of wastes, the investigation and remediation of contaminated soil and groundwater, the discharge of effluents into waterways, the emissions of substances into the air or otherwise relating to environmental protection and various health and safety matters (collectively, "Environmental Laws"). The Clean Air Act and Clean Water Act, each as amended, impose stringent standards on air emissions and water discharges, respectively. Under the Resource Conservation and Recovery Act, as amended ("RCRA"), a facility that treats, stores or disposes of hazardous waste on-site may be liable for corrective action costs, and a facility that holds a RCRA permit may have to incur costs relating to the closure of certain "hazardous" or "solid" waste management units. Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and similar state laws, an owner or operator of property at which releases of hazardous substances have occurred may be liable for investigation and remediation of any resulting contamination and related natural resource damages. In addition, under CERCLA, the generator of hazardous substances may be strictly, and jointly and severally liable for any required investigation or remediation at third-party disposal sites and related natural resource damages. The Environmental Laws are subject to frequent amendment. The sanction for failure to comply with such Environmental Laws can include significant civil penalties, criminal penalties, injunctive relief and denial or loss of, or imposition of significant restrictions on, environmental permits. In addition, the Company could be subject to suit by third parties in connection with violations of or liability under Environmental Laws.

  In March 1996, Jefferson County, Alabama ("Jefferson County") issued a notice of violation in connection with various alleged violations of air pollution control regulations regarding emissions from coke oven batteries at Koppers' coke facility located in Woodward, Alabama ("the Woodward Coke Facility"). In February 1997, the United States Environmental Protection Agency ("US-EPA") issued a notice of violation covering the same issues. Thereafter, Koppers discovered that certain benzene abatement equipment at this Facility had not been operational for several months. Koppers and Jefferson County have negotiated a settlement agreement which includes both the original Jefferson County notice of violation and the self-reported benzene abatement violation, and requires Koppers to pay a civil penalty in the amount of $450,000, which sum has been paid. There can be no assurance that the settlement with Jefferson County will deter the US-EPA from pursuing its notice of violation. Following a preliminary investigation of the Woodward Coke Facility, Koppers also discovered that certain environmental reports and records required under the Clean Water Act contained incomplete and inaccurate information and that certain environmental reports and certifications were not filed when required. Corrected reports have been submitted to Jefferson County, the State of Alabama and the US-EPA. In June 1997, during a routine environmental compliance audit of the Logansport Wood Treating Facility, it was discovered that certain records and reports required under the Clean Water Act contained incomplete and inaccurate information. Corrected reports have been submitted to the local municipality, the State of Louisiana and the US-EPA. Although no notice of violation has been issued in conjunction with this issue, it is likely that such a notice will be issued and substantial penalties sought by the regulatory authorities. On April 25, 1997, Koppers was served with notices of violation by the Pennsylvania Department of Environmental Protection ("Pa-DEP") which alleged that Koppers was in violation of a Pa-DEP plan approval for the Monessen Facility regarding nitrogen oxide emissions and failed to conduct timely emission testing on Monessen Facility boilers. Koppers could be subject to significant liability in connection with each of these matters, including injunctive relief, substantial civil and criminal penalties and the risk of third-party lawsuits. Resolution of these and other pending compliance matters could have a negative effect on the business, financial condition, cash flow and results of operations of the Company.

  For each of the last three fiscal years, the Company's average capital expenditures and operating expenses for environmental matters, including depreciation, amounted to approximately $7.0 million and $16.0 million, respectively. The Company believes that environmental operating costs will not change materially from those incurred during the past three years. The Company currently estimates that capital expenditures in connection with matters relating to environmental control will be approximately $3.8 million and $6.9 million for 1997 and 1998, respectively. Because Environmental Laws have historically become increasingly more stringent, costs and expenses relating to environmental control and compliance may increase in the future. Also, Koppers may have to incur additional capital expenditures and compliance costs (which it is unable to estimate at this time) in connection with the resolution of the aforementioned notices of violations. As such, there can be no assurance that costs of compliance with existing and future Environmental Laws will not exceed current estimates and will not have a material adverse effect on the Company's business, financial condition, cash flow and results of operations.

  Under the terms of the asset purchase agreement between Koppers Industries, Inc. and Koppers Company, Inc. (now known as Beazer East, Inc.) at the formation of Koppers in 1988 (the "Asset Purchase Agreement"), Beazer East, Inc. ("Beazer East") assumed the liability for and indemnified Koppers against (among other things) cleanup liabilities for contamination occurring prior to the purchase date at sites acquired from Beazer East, and third-party claims arising from such contamination (the "Indemnity"). Beazer East's performance of the Indemnity is unconditionally guaranteed by Beazer Limited (the "Beazer Guarantee"). Contamination identified at sites owned and/or operated by Koppers is being investigated and remediated under CERCLA, RCRA or state cleanup programs. Currently, at the sites acquired from Beazer East (which include all of the CERCLA sites and all but one of the RCRA sites), substantially all investigation and remediation activities are being conducted and paid for by Beazer East pursuant to the terms of the Indemnity, however, there can be no assurance that Beazer East and Beazer Limited will continue to meet their obligations. In the event they do not, Koppers may be required to pay such costs which are believed to have averaged approximately $13 million per year for the last three years. In addition, the government and other third parties have the right under applicable Environmental Laws to seek relief directly from Koppers for any and all such costs and liabilities. The requirements to pay such costs and assume such liabilities without reimbursement would have a material adverse affect on the business, financial condition, cash flow and results of operations of the Company. Furthermore, if Koppers were required to record a contingent liability in respect of environmental matters covered by the Indemnity on its balance sheets, the result could be that the Company would have significant negative net worth.

  The Indemnity does not afford Koppers indemnification against environmental costs and liabilities relating to activities or conditions occurring or arising after the closing of the acquisition of assets from Beazer East under the Asset Purchase Agreement (the "Asset Closing"), nor is the Indemnity applicable to liabilities arising in connection with post-closing acquisitions. At the Clairton facility, the Somerville facility and the Monessen Facility (each of which Koppers acquired subsequent to the acquisition of the Beazer East sites), investigations and remediations are being performed. All applicable indemnification obligations are being honored at the Clairton and Somerville facilities, and Koppers believes that the sellers (or their predecessors) at both of these facilities will continue to conduct and finance most activities directly. Although the Company is not aware of any reason why such environmental indemnification obligations will not be performed, if Koppers were required to pay costs associated with these two sites, it could have a material adverse effect on the Company's business, financial condition, cash flow and results of operations. At the Monessen Facility, Koppers has entered into a consent order and agreement (the "Monessen Consent Order") with Pa-DEP pursuant to which Koppers' liabilities for environmental cleanup have been capped at $550,000 for matters identified pursuant to the

Monessen Consent Order. Although an environmental indemnification was provided to Koppers by the seller of that facility, the Company does not expect that such obligations will be honored. If contamination at the Monessen Facility should be discovered which is not identified pursuant to the Monessen Consent Order or if the US-EPA should require cleanup above the $550,000 "cap" contained therein, costs associated with such events could have a material adverse effect on the Company's business, financial position, cash flow and results of operations. See "Business--Environmental Matters."

ROOFING CLAIMS

  From time to time, the Company is placed on notice of claims and/or suits arising out of the commercial roofing businesses of the Company. Certain of such claims are tendered to Beazer East pursuant to the Indemnity. Other such claims are defended and, where appropriate, settled by the Company. Koppers maintains a built-up roofing reserve for such claims. As of September 30, 1997, the built-up roofing reserve balance was approximately $4.6 million. The Company also has comprehensive general liability insurance which includes a self-insured retention, and also has excess coverage. When appropriate, insurance carriers are notified of roofing claims. Typically, such claims fall within the Company's self-insured retention. To the extent that any roofing claim may exceed the Company's self-insured retention, coverage will depend upon the specifics of the claim. Depending upon the amount of future claims, such claims could have a material adverse effect on the Company's business, financial condition, cash flow and results of operations.

LABOR RELATIONS

  As of August 31, 1997, approximately 1,400 of the Company's 2,244 employees were represented by seventeen different labor unions and covered under 29 separate labor contracts. Labor negotiations are conducted on a plant-by-plant basis and approximately one-fourth of the outstanding contracts are renegotiated in any one year. Although the Company believes that it generally enjoys satisfactory relations with its unions, there can be no assurance that new agreements will be reached without union action or on terms satisfactory to the Company. A material work stoppage could adversely affect the Company's results of operations.

  In the last five years, the Company has had three work stoppages due to strikes at its Follansbee (West Virginia), Somerville (Texas) and Galesburg (Illinois) facilities. The Follansbee strike occurred in November 1993 and the Somerville and Galesburg strikes occurred in March 1996. In each instance, the Company was able to continue operation of the respective facilities at approximately 85% of capacity and to reach agreement with each of the unions on terms satisfactory to the Company. There can be no assurance that the Company will be able to continue operating facilities in the event of further work stoppages or union disputes in the future.

SEASONALITY; EFFECTS OF WEATHER

  Koppers' quarterly operating results fluctuate due to a variety of factors that are outside Koppers' control, including inclement weather conditions, which in the past have affected negatively Koppers' operating results. Operations at several of Koppers' facilities have been halted for short periods of time during the winter months. Moreover, demand for many of Koppers' products declines during periods of inclement weather. As a result of the foregoing, Koppers' anticipates that it may experience material fluctuations in quarterly results of operations. Over the last five years, the first, second, third and fourth quarters have averaged 19%, 28%, 29% and 24%, respectively, of annual Adjusted EBITDA.

FOREIGN OPERATIONS

  The Company, both directly and through Tarconord, has operations in seven foreign countries and sells its products in 13 foreign countries. In both fiscal 1996 and for the nine months ended September 30, 1997, net sales from the Company's products sold abroad accounted for approximately 20% of its total net sales. Risks inherent in foreign operations include changes in social, political and economic conditions. Changes in currency exchange rates may affect the relative prices at which the Company and foreign competitors purchase and sell their products in the same market. The Company does not routinely hedge its exposure to foreign currency exchange rate changes. The Company is also exposed to risks associated with changes in the laws and policies that govern foreign investments in countries where it has operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. While such changes in laws, regulations and conditions to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

CHANGE OF CONTROL

  Upon a Change of Control, the holders of the Notes have the right to require the Company to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds available or will be permitted by its other debt agreements to purchase the Notes upon the occurrence of a Change of Control. In addition, a Change of Control may require the Company to offer to purchase other outstanding indebtedness and may cause a default under the New Credit Facilities. The inability to purchase all of the tendered Notes would constitute an Event of Default (as defined herein) under the Indenture. See "Description of Notes-- Change of Control."

LACK OF ESTABLISHED MARKET FOR THE NOTES

  Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the New Notes on any securities exchange or to seek their admission to trading in any automated quotation system. The Initial Purchaser has advised the Company that they currently intend to make a market in the New Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO
EXCHANGE

  Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Old Notes (other than certain specified holders) who wishes to exchange the Old Notes for New Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that
(i) it is not an affiliate of the Company, (ii) the New Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. Each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                COMPANY HISTORY

  The original predecessor to Koppers Company, Inc. was formed in 1912 by a metallurgist named Heinrich Koppers to design and build coke ovens (Koppers Company, Inc. and its predecessors are collectively referred to as "Old Koppers"). Old Koppers gradually expanded into related industries including coal, gas, chemicals, wood treating, building products, metals and road materials. Koppers Australia was formed in 1967 as a joint venture between Old Koppers and Broken Hill. In June 1988, BNS Acquisitions, Inc., a wholly-owned indirect subsidiary of Beazer PLC (now known as Beazer Limited) acquired Old Koppers with the intent of retaining the road materials business and selling the remaining businesses. Koppers was formed in October 1988 by management, Beazer, Inc. and Koppers Australia to facilitate the acquisition of certain assets of Old Koppers, including an equity interest in Koppers Australia, for a purchase price of approximately $227 million. In 1995, the Company acquired the Somerville, Texas crosstie treating facility ($9.8 million) and the Monessen Facility ($25.2 million including $20.2 million of refurbishment costs). In 1996, the Company acquired the Clairton, Pennsylvania tar distillation facility for approximately $40.0 million cash and the assumption of certain liabilities.

                                 TRANSACTIONS

  On October 15, 1997, the Offeree Stockholders acquired from Cornerstone-Spectrum, Inc. its voting and non-voting shares of Common Stock in exchange for $52.5 million of financing obtained from Koppers, Saratoga and Saratoga Koppers. Koppers loaned the Offeree Stockholders $17.0 million, and Saratoga and Saratoga Koppers loaned the Offeree Stockholders $35.5 million. In exchange for forgiveness of the loan provided by Koppers, Saratoga and Saratoga Koppers, the Offeree Stockholders subsequently transferred 1,350,820 non-voting shares of Common Stock to Koppers and 464,180 non-voting shares of Common Stock and 2,117,952 voting shares of Common Stock to Saratoga and Saratoga Koppers in the Saratoga Investment. On December 1, 1997, Saratoga exchanged the shares of Common Stock it acquired in the Saratoga Investment for shares of a new series of convertible preferred stock of Koppers Industries, Inc. which entitles Saratoga to elect a majority of the Board of Directors and to exercise a majority of the voting power over all outstanding stock of Koppers Industries, Inc. with respect to all other matters subject to a stockholder vote. See "Management--Stockholders' Agreement" and "Certain Relationships and Related Transactions."

  Pursuant to a separate Offer to Purchase and Consent Solicitation dated October 20, 1997, Koppers offered to repurchase all of its outstanding 8 1/2's in the Tender Offer at a price per $1,000 principal amount of the 8 1/2's equal to (i) the present value on the payment date of $1,042.50 (the amount payable on February 1, 1999, which is the first date on which the 8 1/2's are redeemable) determined on the basis of a yield to such date (the "Tender

Offer Yield") equal to the sum of (x) the yield on the 5 7/8% U.S. Treasury Note due January 31, 1999 (CUSIP: 9128272F8) (the "Reference Treasury Security") as of 2:00 p.m., New York City time, on the second business day immediately preceding the scheduled expiration date of the Tender Offer (the "Price Determination Date"), plus (y) 50 basis points, minus (ii) $10.00 (collectively, the "Tender Offer Consideration"). Each tendering holder received accrued and unpaid interest up to, but not including, the payment date. The yield on the Reference Treasury Security as of 5:00 p.m., New York City time, on November 13, 1997 was 5.70%. Accordingly, if such yield was determined to be the yield on the Reference Treasury Security on the Price Determination Date and December 1, 1997 was the payment date, the Tender Offer Yield, the Tender Offer Consideration and the total consideration (i.e., the Tender Offer Consideration plus the consent payment described below) per $1,000 principal amount of the 8 1/2's would be 6.20%, $1,055.60 and $1,065.60, respectively.

  In connection with the Tender Offer, Koppers obtained consents from the tendering holders of the 8 1/2's to certain proposed amendments to the Indenture relating to the 8 1/2's, which eliminated substantially all of the restrictive covenants and certain events of default contained in such Indenture. Holders of the 8 1/2's who timely consented to such amendments also received a consent payment equal to $10.00 per $1,000 principal amount.

  The Tender Offer expired at 12:00 midnight, New York City time on November 28, 1997. The Company purchased $98,906,000 of the 8 1/2's in the Tender Offer, and may repurchase 8 1/2's in the future in open market transactions, privately negotiated purchases or otherwise, and a portion of the term loan under the New Credit Facilities will remain initially undrawn but will be available for such purpose. There can be no assurance, however, that the Company will make any such repurchases at any time in the future.

  Koppers has acquired Broken Hill's 50% interest in Koppers Australia (the "Koppers Australia Acquisition"). Koppers owned the other 50% interest in Koppers Australia, which operates businesses similar to Koppers and is the largest Australian manufacturer and exporter of coal-tar derived products such as carbon pitch for aluminum smelting; carbon black for tire production; and naphthalene for use in the manufacture of plasticizers, resins and dye-making. Koppers Australia, with operating revenue of $134.0 million in the fiscal year ending June 30, 1997 (based on average month-end exchange rates), is also the largest Australian producer of wood preservatives and treated timber. The purchase price for the Koppers Australia acquisition was approximately $65.0 million.

  The Company will utilize up to $15.0 million of the net proceeds available under the New Credit Facilities or from the Offering to redeem shares of Common Stock held by eligible Management Investors at a price of $17.00 per share (the "Management Redemption Offer"). The Management Redemption Offer will be open for a period of 60 days following consummation of the Offering and the compliance with any applicable securities laws. In addition, the Company's eight officers and Clayton A. Sweeney (a member of the Board of Directors) will not be entitled to redeem more than 25% of the shares of Common Stock held by them individually. Simultaneously with the Management Redemption Offer, shares of Common Stock will be available for purchase by Management Investors and certain employees of the Company at a price of $14.00 per share, but Management Investors redeeming shares pursuant to the Management Redemption Offer will be prohibited from simultaneously purchasing shares of Common Stock, whether in connection with the Management Redemption Offer, upon the exercise of options, or otherwise.

  As part of the Recapitalization, the Company repaid indebtedness of approximately $88.1 million under the Company's then current term loan and revolving credit facilities. In addition, Koppers has entered into an agreement with APT Holdings Corporation, an affiliate of Mellon Bank, N.A., to redeem 1,813,200 shares of the non-voting Common Stock for $22.9 million, one-half of which was redeemed on December 1, 1997 and the remaining shares to be redeemed in January of 1998.

  Also as part of the Recapitalization, the Company redeemed 436,508 non-voting shares of Common Stock from Saratoga Koppers and paid fees and expenses related to the Saratoga Investment.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Old Notes, combined with net proceeds from the New Credit Facilities, have been and are being applied to complete the following transactions: (i) acquisition of Broken Hill's 50% interest in Koppers Australia, which occurred on December 1, 1997; (ii) the repayment of all of the 8 1/2's tendered pursuant to the Offer to Purchase and Consent Solicitation dated October 20, 1997; (iii) the repayment of the outstanding indebtedness under the Company's then current term loan and revolving credit facilities; (iv) the redemption of 1,813,200 shares of non-voting Common Stock owned by APT Holdings Corporation, an affiliate of Mellon Bank, N.A.; (v) the redemption, at $17.00 per share, of up to 25% of the shares of Common Stock owned by the current officers of Koppers and Clayton A. Sweeney and the redemption of up to 100% of the shares of Common Stock owned by any other Management Investor within sixty (60) days of the consummation of the Offering and the compliance with any applicable securities laws, at the election of such individuals, in an aggregate amount not exceeding $15.0 million; (vi) the redemption of 436,508 non-voting shares of Common Stock from Saratoga Koppers; and (vii) the payment of related fees and expenses. See "Transactions".

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company (i) as of September 30, 1997, and (ii) on an unaudited pro forma basis to reflect the Saratoga Investment and the Recapitalization. This table should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus. The Koppers Australia financial statements were converted to U.S. dollars using the September 30, 1997 exchange rate of 0.725 United States to Australian dollars.

                                              SEPTEMBER 30, 1997
                                   --------------------------------------------
                                      (IN THOUSANDS, EXCEPT SHARE DATA)
                                         ACTUAL
                                   -------------------
                                              KOPPERS   PRO FORMA      COMPANY
                                   KOPPERS   AUSTRALIA ADJUSTMENTS    PRO FORMA
                                   --------  --------- -----------    ---------
Long-term debt, including current
maturities:
  Existing and new revolving
   credit facilities.............. $ 26,000   $    --   $ (26,000)(A) $     --
  Existing term loans.............   53,772    10,762     (62,142)(A)    2,392
  New U.S. term loan..............       --        --     135,000(A)   135,000
  New Australian term loan........       --        --      40,000(A)    40,000
  8 1/2's due 2004................  110,000        --    (110,000)(B)       --
  Notes offered hereby............       --        --     175,000(B)   175,000
                                   --------   -------   ---------     --------
    Total long-term debt..........  189,772    10,762     151,858      352,392
Stockholders' equity:
  Common Stock subject to
   redemption.....................   22,940        --     (12,353)(C)   10,587
  Senior convertible preferred
   stock, par value $.01 per
   share; 2,145,624 shares
   authorized and issued pro
   forma, liquidation value of
   $30,000........................       --        --          21(C)        21
  Common Stock, par value $.01 per
   share; 10,000,000 shares
   authorized; 6,707,952 shares
   issued actual, 4,562,328 pro
   forma..........................       67    10,553     (10,574)(C)       46
  Non-voting Common Stock, par
   value $.01 per share;
   10,000,000 shares authorized;
   3,628,200 issued actual,
   3,600,528 pro forma............       36        --          --           36
  Additional paid-in capital......   11,675        --          --       11,675
  Retained earnings...............   66,230    77,156     (75,129)(C)   68,257
  Cumulative translation
   adjustment.....................   (3,589)       --       2,762 (C)     (827)
  Treasury stock at cost,
   1,548,335 actual and
   7,156,216 pro forma............   (5,879)       --     (76,150)(D)  (82,029)
                                   --------   -------   ---------     --------
    Total preferred and common
     equity and Common Stock
     subject to redemption........   91,480    87,709    (171,423)       7,766
                                   --------   -------   ---------     --------
Total capitalization.............. $281,252   $98,471   $ (19,565)    $360,158
                                   ========   =======   =========     ========

NOTES TO THE CAPITALIZATION TABLE

(A) Reflects the proceeds from the New Credit Facilities consisting of $135.0 million of senior term loans and a $140.0 million revolving credit facility ($40.0 million and $20.0 million of which will be used for credit support in the form of letters of credit to obtain a $40.0 million term loan and a $20.0 million revolving credit facility for Koppers Australia). The existing term loans of $2.4 million that remain unpaid relate to Koppers-Hickson Investments Pty. Limited, a 51% owned and consolidated subsidiary of Koppers Australia.

(B) Reflects the refinancing of the existing 8 1/2's assuming that all of the $110.0 million aggregate principal amount of the 8 1/2's are tendered pursuant to the Tender Offer, including an aggregate premium of $7.2 million.

(C) Reflects (i) consolidation of Koppers Australia into the financial statements of Koppers subsequent to acquisition of the shares held by Broken Hill, (ii) an extraordinary charge to expense the existing capitalized debt issuance costs and payment of a premium on the refinancing of the existing 8 1/2's, (iii) a reclassification of $12.4 million from Common Stock subject to redemption to retained earnings to reflect redemption of shares of Common Stock owned by Management Investors and (iv) conversion of certain voting Common Stock into senior convertible preferred stock held by Saratoga.

(D) Reflects (i) the redemption of voting and non-voting Common Stock from certain investors, (ii) the transfer of certain voting and non-voting shares of Common Stock to the Company by the Offeree Shareholders in exchange for forgiveness of a $17.0 million loan and (iii) a consolidation adjustment to record Koppers Australia's holdings of voting Common Stock as treasury stock, subsequent to acquisition.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The historical selected financial information is derived from the historical Consolidated Financial Statements of Koppers as of and for the years ended December 31, 1992 through 1996, which have been audited by Ernst & Young, LLP, independent auditors, and of which the years ended December 31, 1994, 1995 and 1996 are included elsewhere herein. The historical selected financial information as of and for the nine-month period ended September 30, 1997 and 1996 is derived from the unaudited financial statements included elsewhere herein.

  The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Pro Forma Consolidated Financial Data and the Consolidated Financial Statements, related notes and other financial information included herein.

                                                                            NINE MONTHS
                                    YEARS ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
(DOLLARS IN THOUSANDS)    --------------------------------------------  --------------------
                            1992     1993     1994     1995     1996        1996       1997
                          -------- -------- -------- -------- --------  ---------  ---------
                                                                            (UNAUDITED)
HISTORICAL OPERATING
DATA:
Net sales...............  $444,255 $461,219 $476,448 $525,730 $588,544  $ 443,510  $ 452,260
Gross profit............    54,816   44,663   52,235   67,452   70,689     52,721     53,527
Operating profit (1)....    31,799   25,104   25,709   39,848   27,631     21,271     31,968
Other income (expense)       4,990    5,046    5,845    9,615   (3,036)    (3,696)     3,282
(2).....................
Interest expense........    13,949   13,177   13,620   15,060   16,636     12,462     12,387
Income before taxes.....    22,840   16,973   17,934   34,403    7,959      5,113     22,863
Net income (3)..........    14,736    4,748   11,102   24,440   14,098      5,527     22,159
BALANCE SHEET DATA (END
OF PERIOD):
Working capital.........  $ 61,082 $ 83,856 $ 79,078 $ 80,095 $ 77,688  $  76,086  $  80,345
Total assets............   271,390  282,520  294,193  348,955  411,180    412,188    395,923
Total debt (4)..........   114,652  113,461  159,000  174,000  209,884    213,420    189,772
Common Stock subject to        550      800   15,450   23,715   23,957     24,800     22,940
redemption (5)..........
Common equity...........    41,209   36,864   36,490   54,255   54,106     46,327     68,540
                          -------- -------- -------- -------- --------  ---------  ---------
Total common equity and
 Common Stock
 subject to redemption..    41,759   37,664   51,940   77,970   78,063     71,127     91,480
SELECTED FINANCIAL DATA:
EBITDA (6)..............  $ 51,761 $ 46,443 $ 44,342 $ 60,699 $ 47,139  $  33,795  $  53,423
Adjusted EBITDA (7).....    51,761   46,443   46,800   60,699   71,136     52,839     54,837
Depreciation and            18,851   19,425   16,680   17,532   21,793     16,298     17,908
amortization (8)........
Capital expenditures....    12,912   14,661   16,326   15,193   21,717     16,134     12,999
Acquisitions and related        --       --       --   34,948   39,517     39,331         --
 capital
 expenditures (9).......
SELECTED RATIOS:
EBITDA/interest expense.     3.71x    3.52x    3.26x    4.03x    2.83x      2.71x      4.31x
Adjusted EBITDA/interest     3.71x    3.52x    3.44x    4.03x    4.28x      4.24x      4.43x
expense.................
Total debt/EBITDA.......     2.22x    2.44x    3.59x    2.87x    4.45x
Total debt/Adjusted          2.22x    2.44x    3.40x    2.87x    2.95x
EBITDA..................
Ratio of earnings to         2.30x    2.00x    2.00x    2.76x    1.36x      1.31x      2.37x
fixed charges (10)......

--------
(1) Operating profit for 1994 reflects $2.5 million of severance charges. Operating profit for the nine months ended September 30, 1996 reflects $7.4 million of plant closing charges and $2.6 million of severance charges. Operating profit for the year ended December 31, 1996 includes an additional $5.4 million of capacity rationalization charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) Other expense for the year ended December 31, 1996 includes a $10.1 million charge related to the OCF Settlement and a $2.5 million legal settlement to CSX. Other expense for the nine months ended September 30, 1996 does not include the CSX settlement. Other income includes $4.7 million, $4.6 million, $5.3 million, $9.2 million, $9.6 million, $6.4 million and $4.7 million of equity earnings in affiliates for the years ended December 31, 1992, 1993, 1994, 1995 and 1996, and for the nine months ended September 30, 1996 and 1997, respectively.

(3) Net income for 1993 includes effects of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" of ($5.2) million net of tax, and SFAS No. 109, "Accounting for Income Taxes" of ($0.5) million net of tax. See Notes 7 and 8 of the Notes to Consolidated Financial Statements of Koppers. Net income for 1994 includes extraordinary loss on early extinguishment of debt of $1.8 million.

(4) On February 10, 1994 Koppers issued the 8 1/2's.

(5) The Stockholders' Agreement requires Koppers, subject to limitations under the terms of covenants contained in its debt instruments, to redeem stock held by Management Investors upon termination of their employment with Koppers.

(6) EBITDA is as defined in the Indenture. See "Description of Notes." EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. The Company's definition of EBITDA may not be comparable to other companies' definitions of EBITDA. Amortization of deferred financing fees is included in Koppers' financial statements in depreciation and amortization and amounts to $1.5 million, $1.1 million, $0.8 million, $0.9 million, $0.7 million, $0.5 million and $0.5 million for fiscal years 1992, 1993, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

(7) Adjusted EBITDA is defined as EBITDA plus the cash portion of non-recurring charges. The non-recurring charges include the following: 1994-- $2.5 million of severance charges; 1996--$15.5 million of restructuring charges and $12.6 million of litigation charges for the year ended December 31; $10.1 million of restructuring charges and $10.1 million of litigation charges for the nine months ended September 30; and 1997--$1.4 million write-off of costs related to the IPO for the nine months ended September 30. Adjusted EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(8) The 1994 results reflect a $1.4 million reduction in depreciation expense for change in estimate of useful lives of certain assets effective July 1, 1994. See Note 1 of the Notes to Consolidated Financial Statements of Koppers.

(9) Acquisitions and related capital expenditures for 1995 include approximately $35 million related to the acquisition and modernization of the Monessen Facility and the acquisition of a wood crosstie treating facility in Somerville, Texas; acquisitions and related capital expenditures for fiscal year 1996 and the nine-month period ended September 30, 1996 each include approximately $40 million related to the acquisition of a coal tar distillation facility in Clairton, Pennsylvania.

(10) For purposes of calculating the ratio of earnings to fixed charges (i) earnings consist of income before taxes, extraordinary items and cumulative effects of accounting changes plus fixed charges and (ii) fixed charges consist of interest expense incurred excluding amortization of deferred financing costs, and 41% of rental payments under operating leases (an amount estimated by management to be the interest portion of such rentals).

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on the historical financial statements of the Company included elsewhere in this Prospectus .

  The unaudited pro forma balance sheet has been prepared to give effect to the Saratoga Investment and Recapitalization as though they were consummated on September 30, 1997. The unaudited pro forma statement of operations for the year ended December 31, 1996 gives effect to the Saratoga Investment and Recapitalization as though they were consummated on January 1, 1996. The unaudited pro forma statement of operations for the nine months ended September 30, 1997 gives effect to the Saratoga Investment and Recapitalization as though they were consummated on January 1, 1997. The unaudited pro forma statement of operations for the year ended September 30, 1997 gives effect to the Saratoga Investment and Recapitalization as though they were consummated on October 1, 1996. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The acquisition of Koppers Australia will be accounted for using the purchase method of accounting. The allocation of the purchase price of Koppers Australia has been determined based upon estimates of fair value and are subject to change.

  The Pro Forma Financial Statements do not purport to be indicative of the results that would have been obtained had such transactions described above occurred as of the assumed dates. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the Company's results of operations for any future date or period. The Pro Forma Financial Statements should be read in conjunction with the financial statements of the Company, and the notes thereto, included elsewhere herein.

  The actual Koppers Australia financial statements have been converted in the accompanying unaudited pro forma condensed consolidated financial statements at the following rates of U.S. dollars to Australian dollars:

  At September 30, 1997.................................................... .725
  Average rate for the year ended December 31, 1996........................ .785
  Average rate for the nine month period ended September 30, 1997.......... .760
  Average rate for the twelve month period ended September 30, 1997........ .767

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                           AS OF SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                ACTUAL
                          ------------------ ACQUISITION    REDEMPTIONS    COMPANY
                                    KOPPERS  OF KOPPERS         AND          PRO
                          KOPPERS  AUSTRALIA  AUSTRALIA     REFINANCING     FORMA
                          -------- --------- -----------    -----------    --------
ASSETS
Current assets:
  Cash and equivalents..  $    491 $  6,208   $     --       $   4,258(D)  $ 10,957
  Accounts receivable...    75,471   23,371     (4,606)(B)          --       94,236
  Inventories...........    67,108   30,404         --              --       97,512
  Other.................    12,833      518         --              --       13,351
                          -------- --------   --------       ---------     --------
   Total current assets.   155,903   60,501     (4,606)          4,258      216,056
Investments.............    49,624   18,155    (50,040)(A)          --       17,739
Fixed assets (net)......   168,407   45,865         --              --      214,272
Other assets............    21,989      914     39,494(B)       (3,876)(E)   58,521
                          -------- --------   --------       ---------     --------
   Total assets.........  $395,923 $125,435   $(15,152)      $     382     $506,588
                          ======== ========   ========       =========     ========
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......  $ 35,809 $  9,318   $     --       $      --     $ 45,127
  Accrued liabilities...    31,507    8,297         --              --       39,804
  Current portion of
   long-term debt.......     8,242    1,484         --          (9,726)(D)       --
                          -------- --------   --------       ---------     --------
   Total current
    liabilities.........    75,558   19,099         --          (9,726)      84,931
Long-term debt:
  Existing and new
   revolving credit
   facilities...........    26,000       --         --         (26,000)(D)       --
  Existing term loan....    45,530    9,278         --         (52,416)(D)    2,392
  New U.S. term loan....        --       --     25,000(C)      110,000(D)   135,000
  New Australian term
   loan.................        --       --     40,000(C)           --       40,000
  8 1/2's due 2004......   110,000       --         --        (110,000)(F)       --
  Notes offered hereby..        --       --                    175,000      175,000
                          -------- --------   --------       ---------     --------
                           181,530    9,278     65,000          96,584      352,392
Other liabilities.......    47,355    9,349      4,795(B)           --       61,499
                          -------- --------   --------       ---------     --------
   Total liabilities....   304,443   37,726     69,795          86,858      498,822
Common Stock subject to
redemption..............    22,940       --         --         (12,353)(G)   10,587
Senior Convertible
Preferred stock.........        --       --         --              21(H)        21
Common Stock, voting and
non-voting..............       103   10,553    (10,553)(A)         (21)(H)       82
Retained earnings.......    66,230   77,156    (77,156)(A)       2,027(G)    68,257
Other stockholders'
equity..................     2,207       --      2,762(A)      (76,150)(I)  (71,181)
                          -------- --------   --------       ---------     --------
   Total liabilities and
    stockholders'
    equity..............  $395,923 $125,435   $(15,152)      $     382     $506,588
                          ======== ========   ========       =========     ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(A) Consolidation accounting adjustment to record the elimination of Koppers' investment in Koppers Australia and Koppers Australia's investment in Koppers Industries, Inc.

(B) The acquisition of Koppers Australia will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated to tangible and identifiable intangible assets and liabilities based on preliminary estimates of their fair values, with the excess purchase price over fair value allocated to goodwill. Fair value has been determined based on estimates and is subject to change. The allocation of the increase in basis is as follows:

                                                                  (IN MILLIONS)
                                                                  -------------
  Purchase price                                                      $65.0
  Book value of assets acquired, net of minority interest and in-
   vestment in Koppers                                                (30.3)
                                                                      -----
    Increase in basis                                                 $34.7
                                                                      =====
  Allocation of increase in basis:
  Goodwill                                                            $37.8
  Senior executive unit trust liability                                (4.8)
  Deferred income tax benefit                                           1.7
                                                                      -----
                                                                      $34.7
                                                                      =====

(C) To record the debt assumed in order to finance Koppers' acquisition of certain common shares of Koppers Australia from Broken Hill. Subsequent to the purchase, Koppers Australia will become a wholly-owned subsidiary and consolidated for financial reporting purposes.

(D) To reflect the proceeds from the New Credit Facilities consisting of $135.0 million of senior term loans and a $140.0 million revolving credit facility of which $40.0 million and $20.0 million will be used for credit support in the form of letters of credit to obtain a $40.0 million term loan and a $20.0 million revolving credit facility for Koppers Australia. Excess cash available after the transactions will be used for working capital purposes.

(E) To record the redemption of $15.8 million of voting Common Stock held by Koppers Australia as treasury stock, subsequent to their acquisition. This will result in net goodwill of $22.0 million from the Koppers Australia Acquisition recorded in the consolidated financial statements. Additionally, certain debt issuance costs of $11.9 million, including legal fees associated with the refinancing will be capitalized. This will result in $15.0 million of capitalized debt issuance costs.

(F) To reflect the refinancing of the existing 8 1/2's assuming that all of the $110.0 million aggregate principal amount of the 8 1/2's are tendered pursuant to the Tender Offer, including an aggregate premium of $7.2 million.

(G) An extraordinary charge to expense the existing $3.1 million of capitalized debt issuance costs and payment of a $7.2 million premium on the refinancing relating to the 8 1/2's and a reclassification of $12.4 million from Common Stock subject to redemption to retained earnings to reflect the redemption of certain shares of Common Stock from the Management Investors.

(H) To record the issuance of senior convertible preferred stock upon the conversion of certain voting common stock held by Saratoga. The senior convertible preferred stock has a liquidation preference of $30.0 million.

(I) To reflect (i) the acquisition of voting and non-voting Common Stock from certain investors; (ii) the transfer of certain voting and non-voting shares of Common Stock to Koppers by the Offeree Shareholders in exchange for forgiveness of the $17.0 million loan; and (iii) the redemption of $15.8 million of voting Common Stock held by Koppers Australia as treasury stock, subsequent to the Koppers Australia Acquisition.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (In thousands)

                                ACTUAL
                          ------------------- ACQUISITION   REDEMPTIONS    COMPANY
                                     KOPPERS  OF KOPPERS        AND          PRO
                          KOPPERS   AUSTRALIA  AUSTRALIA    REFINANCING     FORMA
                          --------  --------- -----------   -----------    --------
Net sales...............  $588,544  $138,254    $(4,658)(A)  $     --      $722,140
Operating expenses:
  Cost of sales.........   496,062    93,367     (4,378)(A)        --       585,051
  Depreciation and
   amortization.........    21,793     8,545      1,101(B)        745(D)     32,184
  Selling, general and
   administrative.......    27,545    13,338         --            --        40,883
  Restructuring charges.    15,513        --         --            --        15,513
                          --------  --------    -------      --------      --------
   Total operating
    expenses............   560,913   115,250     (3,277)          745       673,631
                          --------  --------    -------      --------      --------
Operating income........    27,631    23,004     (1,381)         (745)       48,509
  Equity in earnings of
   affiliates...........     9,587     1,470     (8,010)(C)        --         3,047
  Other expense.........    12,623        --         --            --        12,623
  Interest expense......    16,636       979         --        13,885(E)     31,500
                          --------  --------    -------      --------      --------
Income before income
 taxes and minority
 interest...............     7,959    23,495     (9,391)      (14,630)        7,433
Income tax provision
(benefits)..............    (6,139)    7,439         --          (734)(F)       566
Minority interest.......        --     1,354         --            --         1,354
                          --------  --------    -------      --------      --------
Net income from
continuing operations...  $ 14,098  $ 14,702    $(9,391)     $(13,896)     $  5,513
                          ========  ========    =======      ========      ========
EBITDA (G)..............                                                   $ 75,639
                                                                           ========
Adjusted EBITDA (H).....                                                   $ 99,636
                                                                           ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996

(A) To eliminate the effect of intercompany transactions between Koppers Australia and Koppers.

(B) To record additional amortization of goodwill recorded related to the Koppers Australia acquisition using the straight-line method over a 20 year period.

(C) To eliminate the equity in earnings of Koppers Australia recorded by Koppers and equity in earnings of Koppers recorded by Koppers Australia.

(D) To reflect the additional amortization of debt issuance costs over the average lives of the related new debt, net of the prior debt issuance costs.

(E) To record incremental interest expense associated with the Recapitalization. The interest expense on the Notes is computed at an interest rate of 9.875%.

(F) To adjust the provision for income taxes based upon the pro forma entries.

(G) "EBITDA" is as defined in the Indenture. See "Description of Notes." EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. The Company's definition of EBITDA may not be comparable to other companies' definitions of EBITDA. Amortization of deferred financing fees is included in the Company's financial statements in depreciation and amortization and amounted to $1.5 million for the year ended December 31, 1996 pro forma.

(H) "Adjusted EBITDA" is defined as EBITDA plus the cash portion of non-recurring charges. The non-recurring charges include $15.5 million of restructuring charges and $12.6 million of litigation charges for the year ended December 31, 1996 pro forma.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997
                                (In thousands)

                               ACTUAL
                         ------------------ ACQUISITION   REDEMPTIONS    COMPANY
                                   KOPPERS  OF KOPPERS        AND          PRO
                         KOPPERS  AUSTRALIA  AUSTRALIA    REFINANCING     FORMA
                         -------- --------- -----------   -----------    --------
Net sales............... $452,260  $87,798    $(1,760)(A)  $     --      $538,298
Operating expenses
  Cost of sales.........  380,825   62,084     (1,549)(A)        --       441,360
  Depreciation and
   amortization.........   17,908    6,167        826(B)        559(D)     25,460
  Selling, general and
   administrative.......   21,559    6,679         --            --        28,238
                         --------  -------    -------      --------      --------
  Total operating
   expenses.............  420,292   74,930       (723)          559       495,058
                         --------  -------    -------      --------      --------
Operating income........   31,968   12,868     (1,037)         (559)       43,240
  Equity in earnings of
   affiliates...........    4,696    4,162     (6,631)(C)        --         2,227
  Interest expense......   12,387      360         --        10,878(E)     23,625
  Other expense.........    1,414    1,285         --            --         2,699
                         --------  -------    -------      --------      --------
Income before income
 taxes and minority
 interest...............   22,863   15,385     (7,668)      (11,437)       19,143
Income tax provision
(benefit)...............      704    4,648         --          (571)(F)     4,781
Minority interest.......       --      992         --            --           992
                         --------  -------    -------      --------      --------
Net income from
 continuing operations.. $ 22,159  $ 9,745    $(7,668)     $(10,866)     $ 13,370
                         ========  =======    =======      ========      ========
EBITDA (G)..............                                                 $ 68,518
                                                                         ========
Adjusted EBITDA (H).....                                                 $ 69,932
                                                                         ========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

(A) To eliminate the effect of intercompany transactions between Koppers Australia and Koppers.

(B) To record additional amortization of goodwill relating to the Koppers Australia acquisition using the straight-line method over a 20 year period.

(C) To eliminate the equity in earnings of Koppers Australia recorded by Koppers and equity in earnings of Koppers recorded by Koppers Australia.

(D) To reflect the additional amortization of debt issuance costs over the average lives of the related new debt, net of the prior debt issuance costs.

(E) To record incremental interest expense associated with the Recapitalization. The interest expense on the Notes is computed at an interest rate of 9.875%.

(F) To adjust the provision for income taxes based upon the pro forma entries.

(G) "EBITDA" is as defined in the Indenture. See "Description of Notes." EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. The Company's definition of EBITDA may not be comparable to other companies' definitions of EBITDA. Amortization of deferred financing fees is included in the Company's financial statements in depreciation and amortization and amounted to $1.1 million for the nine months ended September 30, 1997 pro forma.

(H) "Adjusted EBITDA" is defined as EBITDA plus the cash portion of non-recurring charges. The non-recurring charges include a $1.4 million write-off of costs related to the IPO for the nine months ended September 30, 1997 pro forma.

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS FOR THE TWELVE
                     MONTH PERIOD ENDED SEPTEMBER 30, 1997
                                (In thousands)

                               ACTUAL
                         ------------------- ACQUISITION    REDEMPTIONS    COMPANY
                                    KOPPERS  OF KOPPERS         AND          PRO
                         KOPPERS   AUSTRALIA  AUSTRALIA     REFINANCING     FORMA
                         --------  --------- -----------    -----------    --------
Net sales............... $597,294  $123,580   $ (3,290)(A)   $     --      $717,584
Operating expenses:
  Cost of sales.........  502,396    86,156     (3,079)(A)         --       585,473
  Depreciation and
   amortization.........   23,403     8,238      1,101(B)         745(D)     33,487
  Selling, general and
   administrative.......   27,725     9,823         --             --        37,548
  Restructuring charges.    5,442        --         --             --         5,442
                         --------  --------   --------       --------      --------
  Total operating
   expenses.............  558,966   104,217     (1,978)           745       661,950
                         --------  --------   --------       --------      --------
Operating income........   38,328    19,363     (1,312)          (745)       55,634
  Equity in earnings of
   affiliates...........    7,856     6,031    (10,698)(C)         --         3,189
  Interest expense......   16,561       564         --         14,375(E)     31,500
  Other expense.........    3,914     1,276         --             --         5,190
                         --------  --------   --------       --------      --------
Income before income
 taxes and minority
 interest...............   25,709    23,554    (12,010)       (15,120)       22,133
Income tax provision
 (benefits).............   (5,021)    7,022         --           (731)(F)     1,270
Minority interest.......       --     1,398         --             --         1,398
                         --------  --------   --------       --------      --------
Net income from
 continuing operations.. $ 30,730  $ 15,134   $(12,010)      $(14,389)     $ 19,465
                         ========  ========   ========       ========      ========
EBITDA (G)..............                                                   $ 89,437
                                                                           ========
Adjusted EBITDA (H).....                                                   $ 95,804
                                                                           ========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997

(A) To eliminate the effect of intercompany transactions between Koppers Australia and Koppers.

(B) To record additional amortization of goodwill relating to the Koppers Australia acquisition using a straight-line method over a 20 year period.

(C) To eliminate the equity in earnings of Koppers Australia recorded by Koppers and equity in earnings of Koppers recorded by Koppers Australia.

(D) To reflect the additional amortization of debt issuance costs over the average lives of the related new debt, net of the prior debt issuance costs.

(E) To record incremental interest expense associated with the Recapitalization. The interest expense on the Notes is computed at an interest rate of 9.875%.

(F) To adjust the provision for income taxes based upon the pro forma entries.

(G) "EBITDA" is as defined in the Indenture. See "Description of Notes." EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. The Company's definition of EBITDA may not be comparable to other companies' definitions of EBITDA. Amortization of deferred financing fees is included in the Company's financial statements in depreciation and amortization and amounted to $1.5 million for the twelve months ended September 30, 1997 pro forma.

(H) "Adjusted EBITDA" is defined as EBITDA plus the cash portion of non-recurring charges. The non-recurring charges include $5.4 million of restructuring charges, $2.5 million of litigation charges and a $1.4 million write-off of IPO costs for the twelve months ended September 30, 1997 pro forma.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The Company is a leading integrated producer of carbon compounds and treated wood products for use in a variety of markets. The Company's products and operations are divided into four businesses: Carbon Materials & Chemicals, Railroad & Utility Products, Coke Products and Koppers Australia. The pro forma numbers include Koppers Australia as a wholly-owned subsidiary of Koppers.

RESULTS OF OPERATIONS

  The following table sets forth certain sales and operating data, net of all inter-segment transactions, for the Company's businesses for the periods indicated:

                          YEARS ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                         ------------------------------   ----------------------------------------
                                                                                    PRO FORMA
                                                                                ------------------
                           1994       1995       1996       1996       1997       1996      1997
                         --------   --------   --------   --------   --------   --------  --------
NET SALES (IN
THOUSANDS):
  Carbon Materials &
   Chemicals...........  $164,489   $197,434   $239,298   $178,609   $185,766   $178,609  $185,766
  Railroad & Utility
   Products............   239,596    248,212    239,913    184,290    193,807    184,290   193,807
  Coke Products........    72,363     80,084    109,333     80,611     72,687     80,611    72,687
  Koppers Australia....        --         --         --         --         --     99,372    86,038
                         --------   --------   --------   --------   --------   --------  --------
    Total..............  $476,448   $525,730   $588,544   $443,510   $452,260   $542,882  $538,298
                         ========   ========   ========   ========   ========   ========  ========
SEGMENT SALES AS PERCENTAGE OF
TOTAL:
  Carbon Materials &
   Chemicals...........      34.5%      37.6%      40.7%      40.3%      41.0%      32.9%     34.5%
  Railroad & Utility
   Products............      50.3%      47.2%      40.8%      41.5%      42.9%      33.9%     36.0%
  Coke Products........      15.2%      15.2%      18.5%      18.2%      16.1%      14.9%     13.5%
  Koppers Australia....        --         --         --         --         --       18.3%     16.0%
                         --------   --------   --------   --------   --------   --------  --------
    Total..............     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%    100.0%
GROSS MARGIN BY SEGMENT
(AFTER  DEPRECIATION):
  Carbon Materials &
   Chemicals...........      14.9%      18.0%      17.0%      16.2%      18.1%                18.1%
  Railroad & Utility
   Products............       9.8%      12.4%      10.9%      10.9%      11.7%                11.7%
  Coke Products........       5.9%       2.5%       4.6%       5.3%      (2.6%)               (2.6%)
  Koppers Australia....        --         --         --         --         --                 22.3%
                         --------   --------   --------   --------   --------   --------  --------
    Total..............      10.8%      12.8%      12.0%      11.9%      11.8%                13.3%
OPERATING MARGIN BY
SEGMENT:
  Carbon Materials &
   Chemicals...........      10.3%      13.9%      10.3%       8.6%      14.8%                14.8%
  Railroad & Utility
   Products............       6.8%       9.1%       7.0%       6.9%       8.9%                 8.9%
  Coke Products........       3.6%       0.0%      (3.2%)      2.2%      (5.3%)               (5.3%)
  Koppers Australia....        --         --         --         --         --                 14.6%
  Corporate Unallocated
   Overhead............      (2.1%)     (1.9%)     (1.7%)     (1.9%)     (2.0%)               (1.9%)
                         --------   --------   --------   --------   --------   --------  --------
    Total..............       5.4%       7.6%       4.7%       4.8%       7.1%                 8.0%

 Comparison of Results of Operations for the Nine Months Ended September 30, 1997 and 1996.

  NET SALES. Net sales for the nine months ended September 30, 1997 were 2.0% higher than the same period in 1996. Net sales for Carbon Materials & Chemicals increased by 4.0% due primarily to sales from the Clairton, Pennsylvania facility acquired in April, 1996 coupled with increases in volumes and prices for PAA of 17.6% and 6.9%, respectively. The increase in net sales of 5.2% for Railroad & Utility Products was due to higher railroad crosstie revenues, which more than offset a 2.9% reduction in sales volumes for utility poles. Net sales for Coke Products decreased by 9.8% due to lower production and shipments primarily as the result of capacity rationalization at the Woodward, Alabama coke facility ("Woodward Coke Facility").

  GROSS PROFIT AFTER DEPRECIATION. As a percent of net sales, gross profit after depreciation decreased to 11.8% for the nine months ended September 30, 1997 from 11.9% for the same period last year. Gross margin for Carbon Materials & Chemicals increased to 18.1% from 16.2% in the prior year primarily as the result of increases in volumes and pricing of PAA in 1997 as noted above. Gross margin for Railroad & Utility Products increased to 11.7% from 10.9% in the prior year primarily as the result of higher revenues for railroad crossties. Gross margin for Coke Products decreased to (2.6%) from 5.3% due to higher unit costs incurred as the result of reduced production at the Woodward Coke Facility, coupled with costs associated with unusual returns and credits issued to customers.

  DEPRECIATION AND AMORTIZATION. The increase in depreciation and amortization for the nine months ended September 30, 1997 as compared to the prior year was due primarily to the acquisition of the Clairton tar distillation facility in April 1996 and the Company's ongoing capital expenditures program.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense for the nine months ended September 30, 1997 amounted to 4.8% of net sales, which was consistent with the prior year period, as lower expenses for legal and consulting services were offset by increases in employee benefits in 1997.

  EQUITY IN EARNINGS OF AFFILIATES. Equity earnings for the nine months ended September 30, 1997 were $1.7 million lower than the prior year period primarily as a result of lower earnings from Koppers Australia. The lower earnings were due to higher maintenance and repair expenses and a stronger U.S. currency rate in 1997.

  OTHER EXPENSE. Other expense for the nine months ended September 30, 1997 consisted of the write-off of $1.4 million of deferred expenses related to the IPO which was withdrawn in the second quarter. Other expense for the prior-year period consisted of a litigation charge related to the OCF Settlement. See Note 11 of the Notes to Consolidated Financial Statements of Koppers.

  INCOME TAXES. The effective income tax rate for the nine months ended September 30, 1997 was 3.1% as compared to (8.1%) in the prior-year period due to lower income in 1996 as the result of the OCF Settlement and restructuring charges coupled with the utilization of energy tax credits from the Monessen Facility. The credit is based on its production of coke as a non-conventional fuel source and the sale thereof to unrelated third parties. The credit is available through December 31, 2002 and, based on current production levels at the Monessen Facility, could provide up to a maximum $10.2 million of tax credits annually, unadjusted for inflation and assuming full production at the Monessen Facility, until the credit expires. Use of the tax credits is limited to the availability of taxable income.

  NET INCOME. Net income for the nine months ended September 30, 1997 as compared to the prior year increased by $16.6 million due primarily to litigation and restructuring charges taken in 1996.

 Comparison of Results of Operations for the Years Ended December 31, 1996 and 1995.

  NET SALES. Net sales for the year ended December 31, 1996 were 11.9% higher than the same period in 1995, due primarily to the effect of acquisitions in the Carbon Materials & Chemicals and Coke Products businesses. Net sales for Carbon Materials & Chemicals increased by 21.2% due primarily to sales of approximately $44 million from the Clairton facility acquired April 1, 1996. The effect of the acquisition was offset to some extent by a net reduction in PAA sales due to a 31.9% reduction in average PAA prices. Net sales for Railroad & Utility Products decreased by 3.3% due to a 12.2% reduction in sales volumes for utility poles as a result of public utility deregulation and its impact on maintenance programs and due to disruptions in shipments as a result of severe weather conditions in the first quarter of 1996. Net sales for Coke Products increased by 36.5% due primarily to sales of approximately $44 million from the Monessen Facility in its first full year of operation. This increase was offset to some extent by a 10.6% reduction in sales at the Woodward Coke Facility resulting primarily from suspensions of shipments to U.S. Steel Group, a unit of USX Corporation, (due to an explosion at one of their blast furnaces) and McLouth Steel Products Corp. (due to its filing of a bankruptcy petition and its cessation of business) in 1996, as well as reduced production in the first quarter of 1996 as a result of severe weather conditions.

  GROSS PROFIT AFTER DEPRECIATION. As a percent of net sales, gross profit after depreciation decreased to 12.0% for the year ended December 31, 1996 from 12.8% for the prior year. Gross margin decreased to 17.0% from 18.0% for Carbon Materials & Chemicals and to 10.9% from 12.4% for Railroad & Utility Products, while gross margin for Coke Products increased to 4.6% from 2.5%. The decrease for Carbon Materials & Chemicals was due to a 31.9% reduction in PAA prices, which more than offset the positive margin effect of the Clairton acquisition. The decrease in gross profit for Railroad & Utility Products was due to higher unit costs for utility poles as a result of a 12.2% decline in sales volumes and $0.6 million of costs associated with labor disruptions and increased operating expenses as a result of severe winter weather in the first quarter of 1996. The increase for Coke Products was due primarily to higher coke prices of 2.8% coupled with higher volumes of 33.2%, as an increase in volumes due to a full twelve months of operations at the Monessen Facility was partially offset by volume reductions at the Woodward Coke Facility.

  DEPRECIATION AND AMORTIZATION. The increase in depreciation and amortization for 1996 as compared to the prior year was due primarily to the acquisition of the Clairton tar distillation facility in April 1996, and the Monessen Facility which started production in November 1995.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense for 1996 decreased to 4.7% of net sales from 5.3% of net sales in the prior year, primarily due to a reduction in management incentive accruals.

  RESTRUCTURING CHARGES. Restructuring charges were comprised of plant closing charges of $7.4 million, capacity rationalization charges of $5.4 million and severance charges of $2.6 million. Plant closing charges included $6.5 million for the Houston carbon materials facility and $0.9 million for the Carrollton, Ohio refractory materials facility. The plant closing charges consisted primarily of write-downs of property and equipment, environmental remediation and severance costs. Capacity rationalization charges of $5.4 million at the Woodward Coke Facility primarily include property and equipment write-downs. Severance charges totaling $2.6 million were incurred as a result of workforce reductions of approximately 90 salaried employees at various field locations and at corporate headquarters.

  EQUITY IN EARNINGS OF AFFILIATES. Equity in earnings of affiliates increased to $9.6 million for 1996 from $9.2 million in the prior year as higher earnings from Koppers Australia and KSA (as defined herein) were partially offset by lower earnings from Tarconord as a result of weaker European market conditions.

  LITIGATION CHARGES. Litigation charges for 1996 consisted of a $10.1 million charge related to the OCF Settlement and a $2.5 million legal settlement payment to CSX.

  INTEREST EXPENSE. Interest expense increased $1.6 million for 1996 compared to the prior year primarily as a result of the additional $40.0 million in indebtedness to finance the acquisition of the Clairton facility.

  INCOME TAXES. The effective income tax rate for 1996 was a benefit of (77.1)% as compared to an effective rate of 29.0% in the prior year as a result of lower pretax earnings in 1996 coupled with the utilization of a 1996 energy tax credit for the Monessen Facility.

  NET INCOME. Net income for 1996 as compared to the prior year decreased by $10.3 million primarily as a result of $15.5 million of restructuring charges and $12.6 million of litigation charges. These charges were offset in part by lower tax expense of $16.1 million in 1996 as compared to the prior year. Earnings from the recently acquired Monessen Facility and the Clairton facility were offset by lower PAA prices and the suspension of coke shipments to U.S. Steel Group and McLouth Steel Products Corp. for the reasons indicated.

 Comparison of Results of Operations for the Years Ended December 31, 1995 and 1994.

  NET SALES. Net sales for the year ended December 31, 1995, were 10.3% higher than the corresponding period in 1994, as net sales of Carbon Materials & Chemicals increased by 20.0%, net sales of Railroad & Utility Products increased by 3.6%, and net sales of Coke Products increased by 10.7%. The increase in net sales of Carbon Materials & Chemicals for 1995 primarily reflected a 52.7% increase in PAA prices and a 13.0% increase in carbon pitch volumes. The increase in net sales of Railroad & Utility Products for 1995 reflected higher sales volumes of 10.7% for railroad crossties primarily as a result of sales from the newly acquired Somerville facility, offset by a 13.9% decline in volumes for utility poles. Prices for railroad crossties decreased 2.2%, while pricing for utility poles increased 9.3% in 1995 compared to the prior year. The increase in net sales of Coke Products was due to a 6.4% increase in coke prices, as well as a 6.1% increase in coke volumes primarily due to shipments of coke in November and December from the newly acquired Monessen Facility.

  GROSS PROFIT AFTER DEPRECIATION. As a percent of net sales, gross profit after depreciation increased to 12.8% in 1995 from 10.8% in 1994. The increase in Carbon Materials & Chemicals gross margin to 18.0% from 14.9%, coupled with an increase in Railroad & Utility Products gross margin to 12.4% from 9.8%, more than offset a decrease in gross margin for Coke Products to 2.5% from 5.9% as compared to the prior year. The increase in gross margin for Carbon Materials & Chemicals was primarily a result of a 52.7% increase in selling prices for PAA. This increase was partially offset by a $1.8 million provision for the effect of a coal tar spill at a Carbon Materials & Chemicals facility. The increase in Railroad & Utility Products gross margin was primarily a result of lower raw materials costs coupled with lower freight costs from logistics improvements and an increase in selling prices for utility poles. The decrease in Coke Products gross margin for 1995 was primarily a result of $5.5 million of start-up expenses, which were not capitalized, at the Monessen Facility in 1995. Excluding the start-up expenses, gross margin would have increased to 9.4% of net sales, reflecting a 6.4% price increase for coke.

  DEPRECIATION AND AMORTIZATION. The increase in depreciation and amortization in 1995 compared to the prior year was primarily due to approximately $0.8 million of depreciation related to the acquisition of the Somerville facility.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense for 1995 increased to 5.3% of sales from 5.1% of sales in 1994, primarily due to increased management incentive accruals in 1995.

  RESTRUCTURING CHARGES. Restructuring charges for 1994 included $2.5 million related to a voluntary severance plan initiated as part of a general corporate restructuring. The total charge reflected salaries and benefits for 55 participating employees.

  EQUITY IN EARNINGS OF AFFILIATES. Equity in earnings of affiliates increased to $9.2 million in 1995 from $5.3 million in 1994, primarily as a result of stronger carbon pitch and chemicals markets in Australia and Europe.

  INTEREST EXPENSE. Interest expense for 1995 increased by $1.4 million as a result of higher average debt levels due to acquisitions coupled with slightly higher interest rates.

  INCOME TAXES. The effective income tax rate for 1995 increased to 29.0% from 28.0% in 1994. The difference between the effective rates and the statutory rate was primarily a result of earnings in foreign equity affiliates not taxed in the United States. Income taxes on equity earnings in foreign affiliates are limited to the amount of cash dividends received.

  NET INCOME. Net income for 1995 increased 140.6% compared to net income from the prior year, due in part to a $1.8 million extraordinary charge for early extinguishment of debt in 1994, and also as a result of a higher level of business activity and generally favorable market conditions in 1995 as detailed in the discussions of sales and gross profit for the businesses.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's liquidity needs are primarily for debt service and capital maintenance. The Company believes that its cash flows from operations and available borrowings under its bank credit facilities will be sufficient to fund its anticipated liquidity requirements for the next twelve months. In the event that the foregoing sources are not sufficient to fund the Company's expenditures and service its indebtedness, the Company would be required to raise additional funds.

  As of September 30, 1997 on a pro forma basis after giving effect to the Saratoga Investment and the Recapitalization, the Company would have had $80.0 million of revolving credit availability under the New Credit Facilities for working capital purposes, subject to restrictions imposed under the Indenture related to the Notes offered hereby. As of September 30, 1997, $8.5 million of commitments were utilized by outstanding standby letters of credit.

  Cash provided by operating activities totaled $35.6 million for the nine months ended September 30, 1997, compared to $31.7 million for the same period last year, as higher earnings and lower working capital requirements in 1997 (excluding legal settlement reserves) were offset to some extent by cash expenses in 1997 related to 1996 restructuring charges.

  Capital expenditures for Koppers were $13.0 million for the nine months ended September 30, 1997 versus $16.1 million (excluding acquisitions) for the same period last year, with the decrease in 1997 due primarily to significant 1996 capital improvements at the Stickney PAA plant and the Monessen Facility. In April 1996, Koppers purchased the coal chemical business of Aristech Chemical Corporation ("Aristech") located in Clairton, Pennsylvania for approximately $40.0 million cash and the assumption of certain liabilities. See Note 3 of the Notes to Consolidated Financial Statements of Koppers.

  For the years ended December 31, 1997 and 1998 the Company anticipates capital expenditures of $26.8 million and $26.3 million, respectively. These amounts include environmental capital expenditures of $3.8 million and $6.9 million for 1997 and 1998, respectively, with the remaining portions for capital maintenance and improvements.

  Financing activities utilized $24.2 million in cash for the nine months ended September 30, 1997 compared to providing $21.9 million for the same period last year. Cash used in 1997 included approximately $20.1 million of debt repayment; cash supplied by financing activities in 1996 was largely the result of the $35.0 million term loan for the Clairton acquisition coupled with a net increase of $15.5 million in the revolving credit facility, used in part to provide for a $12.0 million term loan repayment and a $12.3 million purchase of non-voting Common Stock of the Company. See Note 5 of the Notes to Consolidated Financial Statements of Koppers.

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Old Notes, combined with net proceeds from the New Credit Facilities, have been and are being applied to complete the following transactions: (i) the acquisition of Broken Hill's 50% interest in Koppers Australia, which occurred on December 1, 1997; (ii) the repayment of all of the 8 1/2's tendered pursuant to the Offer to Purchase and Consent Solicitation dated October 20, 1997; (iii) the repayment of the outstanding indebtedness under the Company's then current term loan and revolving credit facilities; (iv) the redemption of 1,813,200 shares of non-voting Common Stock owned by APT Holdings Corporation, an affiliate of Mellon Bank, N.A.; (v) the redemption, at $17.00 per share, of up to 25% of the shares of Common Stock owned by the current officers of Koppers and Clayton A. Sweeney and the redemption of up to 100% of the shares of Common Stock owned by any other Management Investor within sixty (60) days of the consummation of the offering and the compliance with any applicable securities laws, at the election of such individuals, in an aggregate amount not exceeding $15.0 million; (vi) the redemption of 436,508 non-voting shares of Common Stock from Saratoga Koppers; and (vii) the payment of related fees and expenses.

  Restructuring Charges. Restructuring charges for 1996 consisted of $11.4 million and $4.1 million of cash and non-cash charges, respectively. At September 30, 1997, $6.8 million of the total cash charges had been expended.

  Seasonality; Effects of Weather. The Company's quarterly operating results fluctuate due to a variety of factors that are outside Koppers' control, including inclement weather conditions, which in the past have affected operating results. Operations at several of Koppers' facilities have been halted for short periods of time during the winter months. Moreover, demand for many of Koppers' products declines during periods of inclement weather. As a result of the foregoing, the Company anticipates that it may experience material fluctuations in quarterly operating results.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share," which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of earnings per share for the nine months ended September 30, 1997 and September 30, 1996 is not expected to be material.

  Additionally, the following statements have been issued during 1997 and are effective for fiscal years beginning after December 15, 1997:

  Statement No. 129, "Disclosure of Information about Capital Structure", requires additional disclosures about an entity's capital structure.

  Statement No. 130, "Reporting Comprehensive Income", requires enterprises to classify items of comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital.

  Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" changes the way companies report segment information in annual reports and in interim financial statements.

  The Company does not expect the effect of adoption of Statements No. 129, 130 or 131 to be material.

ENVIRONMENTAL MATTERS

  Like companies involved in similar environmentally sensitive businesses, the Company's operations and properties are subject to extensive Environmental Laws. The Clean Air Act and Clean Water Act, each as amended, impose stringent standards on air emissions and water discharges, respectively. Under RCRA, a facility that treats, stores or disposes of hazardous waste on-site may be liable for corrective action costs, and a facility that holds a RCRA permit may have to incur costs relating to the closure of certain "hazardous" or "solid" waste management units. Under CERCLA and similar state laws, an owner or operator of property at which releases of hazardous substances have occurred may be liable for investigation and remediation of any resulting contamination and related natural resource damages. In addition, under CERCLA, the generator of hazardous substances may be strictly, and jointly and severally liable for any required investigation or remediation at third-party disposal sites and related natural resource damages. The Environmental Laws are subject to frequent amendment. The sanction for failure to comply with such Environmental Laws can include significant civil penalties, criminal penalties, injunctive relief and denial or loss of, or imposition of significant restrictions on, environmental permits. In addition, the Company could be subject to suit by third parties in connection with violations of or liability under Environmental Laws.

  In March 1996, Jefferson County issued a notice of violation in connection with various alleged violations of air pollution control regulations regarding emissions from coke oven batteries at the Woodward Coke Facility. In February 1997, the US-EPA issued a notice of violation covering the same issues. Thereafter, Koppers discovered that certain benzene abatement equipment at this facility had not been operational for several months. Koppers and Jefferson County have negotiated a settlement agreement which includes both the original Jefferson County notice of violation and the self-reported benzene abatement violation, and requires Koppers to pay a civil penalty in the amount of $450,000, which sum has been paid. There can be no assurance that the settlement with Jefferson County will deter the US-EPA from pursuing its notice of violation. Following a preliminary investigation of the Woodward Coke Facility, Koppers also discovered that certain environmental reports and records required under the Clean Water Act contained incomplete and inaccurate information and that certain environmental reports and certifications were not filed when required. Corrected reports have been submitted to Jefferson County, the State of Alabama and the US-EPA. In June 1997, during a routine environmental compliance audit of the Logansport Wood Treating Facility, it was discovered that certain records and reports required under the Clean Water Act contained incomplete and inaccurate information. Corrected reports have been submitted to the local municipality, the State of Louisiana and the US-EPA. Although no notice of violation has been issued in conjunction with this issue, it is likely that such a notice will be issued and substantial penalties sought by the regulatory authorities. On April 25, 1997, Koppers was served with notices of violation by Pa-DEP which alleged that Koppers was in violation of a Pa-DEP plan approval for the Monessen Facility regarding nitrogen oxide emissions and failed to conduct timely emission-monitoring testing on Monessen Facility boilers. Koppers could be subject to significant liability in connection with each of these matters, including injunctive relief, substantial civil and criminal penalties and the risk of third-party lawsuits. Resolution of these and other pending compliance matters could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

  For each of the last three fiscal years, the Company's average capital expenditures and operating expenses for environmental matters, including depreciation, amounted to approximately $7.0 million and $16.0 million, respectively. The Company believes that environmental operating costs as a percentage of total operating costs will not change materially from those incurred during the past three years. The Company currently estimates that capital expenditures in connection with matters relating to environmental control will be approximately $3.8 million and $6.9 million for 1997 and 1998, respectively. Because Environmental Laws have historically become increasingly more stringent, costs and expenses relating to environmental control and compliance may increase in the future. Also, Koppers may have to incur additional capital expenditures and compliance costs (which it is unable to estimate at this time) in connection with the resolution of the aforementioned notices of violations. As such, there can be no assurance that costs of compliance with existing and future Environmental Laws will not exceed current estimates and will not have a material adverse effect on the Company's business, financial condition, cash flow and results of operations.

  Under the terms of the Asset Purchase Agreement between Koppers Industries, Inc. and Old Koppers (now known as Beazer East, Inc.) at the formation of the Company in 1988, Beazer East assumed the liability for and indemnified Koppers against (among other things) cleanup liabilities for contamination occurring prior to the purchase date at sites acquired from Beazer East, and third-party claims arising from such contamination in the Indemnity. Beazer East's performance of the Indemnity is unconditionally guaranteed by Beazer Limited under the Beazer Guarantee. Contamination identified at sites owned and/or operated by Koppers is being investigated and remediated under CERCLA, RCRA or state cleanup programs. Currently, at the sites acquired from Beazer East (which include all of the CERCLA sites and all but one of the RCRA sites), substantially all investigation and remediation activities are being conducted and paid for by Beazer East pursuant to the terms of the Indemnity; however, there can be no assurance that Beazer East and Beazer Limited will continue to meet their obligations. In the event they do not, Koppers may be required to pay such costs which are believed to have averaged approximately $13.0 million per year for the last three years. In addition, the government and other third parties have the right under applicable Environmental Laws to seek relief directly from Koppers for any and all such costs and liabilities. The requirements to pay such costs and assume such liabilities without reimbursement would have a material adverse affect on the business, financial condition, cash flow and results of operations of the Company. Furthermore, if Koppers were required to record a contingent liability in respect of environmental matters covered by the Indemnity on its balance sheets, the result could be that the Company would have significant negative net worth.

  The Indemnity does not afford Koppers indemnification against environmental costs and liabilities relating to activities or conditions occurring or arising after the Closing of the acquisition of assets from Beazer East under the Asset Purchase Agreement, nor is the Indemnity applicable to liabilities arising in connection with post-closing acquisitions. At the Clairton facility, the Somerville facility and the Monessen Facility (each of which Koppers acquired subsequent to the acquisition of the Beazer East sites), investigations and remediations are being performed. All applicable indemnification obligations are being honored at the Clairton and Somerville facilities and Koppers believes that the sellers (or their predecessors) at both of these facilities will continue to conduct and finance most activities directly. Although the Company is not aware of any reason why such environmental indemnification obligations will not be performed, if Koppers were required to pay costs associated with these two sites, it could have a material adverse effect on the Company's business, financial condition, cash flow and results of operations. At the Monessen Facility, Koppers has entered into the Monessen Consent Order with Pa-DEP pursuant to which the Koppers' liabilities for environmental cleanup have been capped at $550,000 for matters identified pursuant to the Monessen Consent Order. Although an environmental indemnification was provided to Koppers by the seller of that facility, the Company does not expect that such obligations will be honored. If contamination at the Monessen Facility should be discovered which is not identified pursuant to the Monessen Consent Order or if the US-EPA should require cleanup above the $550,000 "cap" contained therein, costs associated with such events could have a material adverse effect on the Company's business, financial position, cash flow and results of operations. See "Business--Environmental Matters."

OTHER MATTERS

  As a result of an internal investigation, the Company discovered in March 1997 that certain reports relating to the moisture of coke contained incomplete and inaccurate information. Because of these discrepancies, certain customers who purchased the coke were overbilled. Upon discovery of the overbilling, refunds were made available to all the affected customers.

  For a fee, the Company treats waste water produced by Beazer East during Beazer East's remediation of certain of the Company's facilities. Beazer East performs these remediation activities pursuant to the Indemnity. During the summer of 1997, Beazer East challenged the amounts of the charges for waste water treatment services at the Florence and Follansbee facilities. Beazer East alleged they had been overcharged by approximately $2.2 million at Florence and by approximately $3.1 million at Follansbee. The Company has contested these allegations and believes that if an overcharge occurred, the amount of the overcharge is less than Beazer East has alleged.

  Due to the advanced ages of the coke oven batteries, ongoing environmental compliance issues and significant capital expenditure requirements, all of which have combined to reduce productive capacity and increase per unit costs, the Company's Board of Directors has authorized the Company to close the Woodward Coke Facility in early 1998. This will result in a charge to earnings in the fourth quarter of 1997 of approximately $38.5 million, $9.4 million of which will be cash charges primarily for dismantling and severance costs. Sales and gross profit (loss) at the Woodward Coke Facility for the twelve months ended September 30, 1997 amounted to $58.1 million and ($6.1) million, respectively. Capital expenditures and depreciation for the twelve months ended September 30, 1997 amounted to $3.4 million and $4.4 million, respectively.

  The Feather River, California Utility & Construction Products facility ("Feather River") includes both a wood treating and now-dormant wood-fired cogeneration facility. The Company has found it difficult to compete in the California utility pole market due to Feather River's limited treatment capabilities, a shrinking product demand and the high cost of raw materials. The Company has recently been notified that a targeted customer for Feather River will not take product in 1998, which will impact the forward-looking profitability of this facility. The Company is currently conducting an analysis to determine the feasibility of continuing to operate this facility; this analysis is expected to be completed by the end of 1997. The current carrying value of assets at this facility is approximately $4.3 million. The Feather River cogeneration facility has been dormant for three years while the Company explored potential opportunities for developing a treated wood burning and disposal facility. The Company has been unable to locate a customer for this process, and expects to make a decision regarding the future of the facility by the end of 1997. In the event that a decision is made to close the cogeneration facility, this could result in a charge to earnings in the fourth quarter of approximately $1.9 million, which includes a $1.6 million early contract termination fee with the local utility.

                                   BUSINESS

  The Company is a leading integrated producer of carbon compounds and treated wood products for use in a variety of markets including the chemical, railroad, aluminum and steel industries. The "Koppers" name has been associated with the carbon compounds and wood treating businesses for over 70 years and the Company has a leading position in most of its markets. The Company operates 22 facilities in the United States and 14 in the South Pacific (primarily in Australia and New Zealand), and maintains indirect ownership interests in an additional facility in the United States through its domestic joint venture KSA (as defined herein) and in five facilities overseas through Tarconord. The Company recorded net sales and Adjusted EBITDA of $717.6 million and $95.8 million, respectively, for the twelve months ended September 30, 1997. For the same periods, the Company's businesses, Carbon Materials & Chemicals, Railroad & Utility Products, Coke Products and Koppers Australia, accounted for 34%, 35%, 14% and 17% of pro forma net sales, respectively.

  Through its Carbon Materials & Chemicals division, Koppers is the largest coal tar processor in North America. Koppers' Carbon Materials & Chemicals division processes coal tar into a variety of intermediate products, including carbon pitch, PAA and creosote, which are basic materials necessary in the production of aluminum, polyester resins and plasticizers, and the pressure treatment of wood, respectively. Koppers' Railroad & Utility Products division is the largest supplier of treated wood products, such as railroad crossties and utility poles, to United States railroads and the electric and telephone utility industries. Koppers' Coke Products division converts coal into coke for sale to integrated steel producers and foundries that use coke in the production of iron and steel.

  Products and services provided by Koppers Australia are similar to those provided by Koppers. Koppers Australia is Australia's largest manufacturer of carbon pitch, wood preservatives and treated wood products and it markets these products, as well as carbon black, in Australia, New Zealand and other Pacific Rim nations. Koppers Australia is the only coal tar distiller in Australia, providing it with a significant competitive advantage in serving the Australian aluminum smelting industry.

BUSINESS STRATEGY

  The Company's strategy includes: (i) improving productivity; (ii) implementing additional cost reduction initiatives; (iii) developing, marketing and selling new products; and (iv) broadening its customer base in new and existing markets.

  In the Carbon Material & Chemicals division, the Company is currently developing improved pitches for the aluminum industry, specialty coal tar pitches to be used in electrode carbon markets and additional downstream applications for naphthalene in the super-plasticizer and other specialty chemical markets. The Company's strategy in the railroad industry is to be the largest volume supplier of high quality treated wood products, track maintenance and construction products and services. The Company will continue to review opportunities to increase capacity at several of its treating facilities and to expand services offered to railroad customers, such as plant-assembled track sections, freight car cleaning and used tie disposal. In Australia, New Zealand and the Far East, the Company intends to expand its access to coal tar feedstocks and soft pitches with a focus on China and other emerging markets.

COMPETITIVE STRENGTHS

  Strong Customer Relationships--The Company's reputation has enabled it to include among its customers numerous companies preeminent in their respective markets, including Alcoa, CSX, LTV and UCAR. In order to enhance these relationships, the Company has in place programs to ensure quality and customer satisfaction. In addition, the Company's facilities are strategically located to service its customers' requirements.

  Broad Product Line--The Company sells a wide variety of products to a diverse customer base, including steel producers, aluminum smelters, railroads, utilities, rubber tire producers, wood treaters, producers of polyester resins, paints, coatings and plasticizers, the roofing industry and pavement sealer manufacturers. The Company's broad product line and customer base allow it to reduce its exposure to any one market segment.

  Long-Term Sales Contracts--Historically, the Company has sought to reduce its exposure to the cyclicality of its customers' businesses and general economic conditions by securing commitments for a large portion of its planned production through annual and multi-year contracts. In each of the last five years, the Company has been able to secure over 50% of the following year's sales through such contracts.

  Global Presence--The Company, along with its joint venture in Denmark, Tarconord, serves the North American, European, Asian and Australian markets with carbon materials and chemical products. The Company works closely with Tarconord on marketing strategy, raw material sourcing and technology sharing. The Company and Tarconord have completed several acquisitions and have entered into marketing agreements enabling the Company to expand its presence into new and emerging markets, including the United Kingdom, People's Republic of China and other Pacific Rim nations.

  Diversified Supply Base--The Company believes that its ability to source high-quality coal tar, wood and coal from multiple suppliers provides it with a significant competitive advantage in meeting customer requirements in a timely and economically advantageous manner. In addition, the Company believes its ability to source coal tar globally is critical to obtaining the quality of coal tar needed to satisfy its global customers' needs.

  Vertical Integration--The Company's ability to utilize, in its manufacturing processes, products produced in its Carbon Materials & Chemicals and Coke Products divisions provides the Company with significant cost savings. The Company also believes it has a significant cost advantage over its competitors as a result of its ability to use internally generated naphthalene as a primary feedstock in the production of PAA. All of the Company's domestic competitors currently use orthoxylene, which is generally a higher-cost feedstock than naphthalene, in the production of PAA. Another example of vertical integration is that creosote, a major by-product of the coal tar distillation process, is used as a raw material in the treatment of wood by the Company's Railroad & Utility Products division.

  Tax Credits--The Monessen Facility qualifies for a tax credit based on its production of coke as a non-conventional fuel source and the sale thereof to unrelated third parties. The credit is available through December 31, 2002 and, based on current production levels at the Monessen Facility, could provide up to $10.2 million of tax credits annually, unadjusted for inflation and assuming full production at the Monessen Facility, until the credit expires. Use of the tax credits is limited to the availability of taxable income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." The Company may monetize all or some portion of these tax credits.

INDUSTRY OVERVIEW

 CARBON MATERIALS & CHEMICALS

  The coal tar distillation business involves the conversion of coal tar, a by-product of the transformation of coal into coke, into a variety of intermediate chemical products in processes beginning with distillation. During the distillation process, heat and vacuum are utilized to separate coal tar into three primary components: carbon pitch (approximately 50%), creosote oils (approximately 30%) and chemical oils (approximately 20%). The most critical element in producing high quality tar products is the ability to obtain and blend multiple coal tars, with various specifications, from several sources in order to achieve the consistent properties desired by the customer.

  The aluminum industry is the largest user of carbon pitch, which acts as a binding material for the anodes used in the electrolysis process required in aluminum smelting. Because all coal tar products are produced in relatively fixed proportion to carbon pitch, the level of carbon pitch consumption generally determines the level of production of other coal tar products. The commercial carbon industry, the second largest user of carbon pitch, uses carbon pitch to produce electrodes and other specialty carbon products for the steel industry. Management estimates that the United States aluminum and specialty carbon markets consumed approximately 600,000 tons of carbon pitch in 1996.

  Creosote is used in the wood preservation industry as a preservative for railroad crossties and lumber, utility poles and pilings. Approximately two-thirds of the total United States market requirements are used for railroad construction and maintenance, with the remainder used primarily for utility poles and pilings. To the extent that creosote cannot be sold for use in treating wood products, distillate oils are sold into the carbon black market rather than being blended to creosote specifications. Management estimates that the North American wood treating industry used approximately 620 million pounds of creosote in 1996. The Carbon Materials & Chemicals division sold approximately 283 million pounds of creosote in 1996, 34% of which was sold to the Railroad & Utility Products division. An additional 36% of Koppers' creosote production was sold to three Class 1 railroad customers, all of which take delivery of the creosote at Koppers' wood treating facilities.

  Chemical oils resulting from the distillation of coal tars are further refined into naphthalene, which is the primary feedstock used by the Company for the production of PAA. The primary markets for PAA are in the production of flexible vinyl, polyester resin and alkyd resin. Roofing pitch and refined tars are also produced in smaller quantities and are sold into the commercial roofing and pavement sealer markets, respectively.

  Because of the Clean Air Act Amendments and other Environmental Laws, future coal tar availability from United States coke production is expected to decline. Management believes that the Company's ability to source coal tar and carbon pitch from overseas markets, as well as its research of petroleum feedstocks, will assist in securing an uninterrupted supply of coal tar. See "Risk Factors."

 RAILROAD & UTILITY PRODUCTS

 Railroad Products & Services

  The major product of Railroad Products & Services is pressure-treated wood crossties. Treated crossties are used in railroad track maintenance programs. Approximately 15 million crossties are replaced by railroads every year. United States Class 1 railroads (defined as the nine largest railroad systems in the United States) maintain approximately 177,000 miles of track, estimated to contain 540 million crossties. In addition to crossties, the division also offers services to the railroads, such as assembling 39-foot track panel sections, pre-plating ties, cleaning debris from cars, and disposing of discarded ties in an environmentally safe manner.

  Historically, investment trends in track maintenance by railroads have been linked to general economic conditions in the country. During recessions, the railroads have typically deferred track maintenance until economic conditions improve. Demand has been relatively stable since 1993. Recently, several of the major Class 1 railroads have merged. Management believes these mergers will not have an adverse effect on the future demand for crossties.

  Hardwoods, such as oak and other species, are the major raw materials in wood crossties. Hardwood prices, which account for approximately 60% of a finished tie's cost, fluctuate with the demand from competing hardwood lumber markets, such as oak flooring, pallets and other specialty lumber products. Normally, raw material price fluctuations are passed through to the customer according to the terms of the applicable contract. Weather conditions can be a factor in the supply of raw material, as unusually wet conditions may make it difficult to harvest timber. Creosote, the preservative used to treat crossties, accounts for approximately 10% of the finished tie's cost.

  Hardwood lumber is procured by the division from hundreds of small sawmills throughout the northeastern, midwestern, and southern areas of the country. The ties are shipped via rail car or trucked directly to one of the division's thirteen treating plants, all of which are on line with a major railroad. The ties are either air-stacked for a period of six to twelve months or artificially dried by a process called boultonizing. Once dried, the ties are pressure treated with creosote, a product of Koppers' Carbon Materials & Chemicals division.

  The Class 1 railroads have demonstrated a desire to outsource their non-core business activities. This desire, coupled with Koppers' long-standing relationships with the Class 1 railroads, has positioned the Company for a new growth opportunity. The Company is now offering new services to the railroads at a cost lower than the railroads' internal cost, and the Company believes that there is an opportunity for future growth in such related areas.

 Utility & Construction Products

  The Utility & Construction Products division treats utility poles and timber piling for sale to electric utilities, telephone companies and the construction industry. These products are produced from pine or fir trees. The trees are cut to length and shipped to peeling locations at one of the Company's seven treating facilities or a third party's site. The poles are then either dried in kilns or put directly into treating cylinders (autoclaves) and steam conditioned before treatment. Kiln drying and steam conditioning are processes that remove the water from the wood before treatment. The applicable preservative is then injected into the wood under pressure, after which a vacuum is used to remove any excess chemical.

  Over the last two years, overall pole demand has dropped as utilities have reduced non-essential spending in anticipation of competitive pressure arising from deregulation. It is expected that deregulation will affect both new and replacement pole installation markets for the next several years.

  Pricing of raw materials has been significantly impacted over the last five years due to a shortage of supply. Douglas fir availability has been affected by logging restrictions on public land, resulting in increased demand for southern yellow pine. According to Southern Pressure Treaters Association statistics, pole prices have gone up over 65% during the last five years.

 COKE PRODUCTS

  Coke is a carbon and fuel source required in the manufacture of steel and iron. Coal, the primary raw material, is carbonized in oxygen-free ovens to obtain the finished product. Coke manufacturers are either an integrated part of a steel company or, as in the case of the Company, operate independently and are known as "merchant producers."

  Coke is consumed in three markets: steel mill blast furnaces, foundries and other industrial operations. There are two basic types of coke which are produced: furnace coke and foundry coke. Furnace coke, which is produced from different coal blends and requires different heating periods than foundry coke, is generally formed in smaller pieces than foundry coke and is used in blast furnaces to make steel by acting as a reducing agent for the iron ore. Foundry coke generally has higher prices and is used predominantly by automobile and pipe manufacturers in the metal-forming process. Imports are a relatively small factor in the foundry coke market because of difficulties in shipping and limited sources of high-quality imports, but imports of furnace coke have become more significant over the past three years.

  Coal is transformed into coke by a process beginning with the pulverizing, blending and mixing of various types of coal to produce coke with the appropriate chemical and physical specifications. The coal mixture is baked approximately 18 hours for furnace coke and 28 hours for foundry coke at temperatures reaching 2,000 degrees fahrenheit and is subsequently quenched and screened in accordance with contract specifications before being loaded for shipment. Volatile constituents, including gases, chemicals and coke-oven tar, are extracted and sold for a variety of industrial uses, with a portion of the gas being returned to the coking chambers as heating fuel.

  The quality of coke is determined by its chemical and physical properties. A high percentage of fixed carbon and low levels of sulfur, ash, and other volatile matter are essential to the effectiveness of coke in the iron and steel manufacturing processes. The most important physical properties of coke are its ability to withstand breakage and its resistance to abrasion during handling and use in blast furnaces and foundries.

  Domestic coke production capacity has decreased over the last ten years due to high capital costs for coke oven maintenance and rebuilding, high operating costs and expenditures resulting from new environmental compliance standards. As a result of the decrease in coke industry capacity, industry operating rates have improved significantly over the past decade and the Company believes most domestic coke producers operated at or near their effective capacities in 1996. Several of the large integrated steel companies have shut down or announced plans to close their coke batteries, reducing domestic capacity. The reduction of United States coke production capacity is expected to continue. Integrated steel producers are employing various methods to displace a portion of the coke use in steel production to reduce their reliance on existing suppliers and decrease raw materials costs. In some cases, companies have been successful in replacing a portion of their demand for coke with pulverized-coal-injection technology.

MANUFACTURING PROCESSES

  The Company's operations are, to a substantial extent, vertically integrated and employ a variety of processes as illustrated in the following flow diagram:




                            [Diagram appears here]

CARBON MATERIALS & CHEMICALS

  The Company's Carbon Materials & Chemicals division manufactures three principal products: carbon pitch, PAA and creosote. These products, used in the production of aluminum, steel, flexible vinyl, polyester resins and the treatment of wood, respectively, are produced through the distillation of coal tar, a by-product of the transformation of coal into coke. The Company believes that, together with Tarconord, it is one of the two largest producers of carbon pitch in the world. The Carbon Materials & Chemicals division's profitability is impacted by its cost to purchase coal tar in relation to its prices realized for carbon pitch, creosote and PAA. The Company has five operating facilities in the United States strategically located to provide access to coal tar and to facilitate better service to its customers with a consistent supply of high-quality products. For 1996, sales of carbon pitch, PAA and creosote (to outside customers only) accounted for approximately 43%, 21% and 10% of the Carbon Materials & Chemicals division's net sales, respectively. Other significant products include roofing pitches and related products (11%), refined tar (4%), and other chemical and tar products (8%).

  The Company believes it has a strategic advantage over its competitors based on its ability to access coal tar from many United States and foreign suppliers and subsequently blend such coal tars to produce carbon pitch with the consistent quality important in manufacturing quality anodes for the aluminum industry. The Company's four coal tar distillation facilities and one carbon pitch melting facility give it the ability to offer customers multiple sourcing and consistent supply of high quality products. In anticipation of potential shutdowns of United States coke capacity, the Company has secured coal tar supply through long-term contracts and acquisitions. The Company also benefits from its ability to use a carbon pitch by-product, naphthalene, as a low-cost feedstock for PAA production and from its ability to sell a large portion of its creosote production internally to the Railroad & Utility Products business.

  The following flow diagram illustrates the manufacturing processes in the Carbon Materials & Chemicals division and shows the approximate percentage yield for each gallon of coal tar distilled:



                            [Diagram appears here]



  Koppers' sales volume of carbon pitch increased from 263,000 tons in 1993 to 364,000 tons in 1996, an increase of 38% due to improved aluminum market conditions and the acquisition of the Clairton facility in April 1996. Overall, pricing has trended moderately upward from 1993 through September 30, 1997. Over 75% of Koppers' carbon pitch is sold to the aluminum industry under long-term contracts ranging from three to seven years. Demand for carbon pitch has fluctuated historically with United States' production of primary aluminum. There are currently no known viable substitutes for carbon pitch in the production of carbon anodes. The Carbon Materials & Chemicals division's two largest customers represented approximately 20% of the division's net sales for 1996. The Company's three main competitors in North America in the production of carbon pitch are AlliedSignal, Inc., VFT Canada, and Reilly Industries, Inc.

  On a worldwide basis, naphthalene and orthoxylene, a petroleum derivative, can both be used in the manufacturing of PAA and are considered to be interchangeable. In the United States, however, the Company is the only PAA producer capable of utilizing both orthoxylene and naphthalene in its manufacturing process, with naphthalene being a generally lower cost feedstock. Koppers' price realizations and profit margins for PAA have historically fluctuated with the price of orthoxylene and its relationship to Koppers' cost to produce naphthalene. Although the price of orthoxylene was relatively stable prior to 1994, due to increased demand, the price of orthoxylene increased from $0.14 per pound in March 1994 to $0.38 per pound in May 1995. As a result, PAA prices increased by approximately 101% during that period, providing Koppers with a significant cost advantage over its competition and a temporary expansion of margins. In 1996, however, the average price for orthoxylene declined to approximately $0.16 per pound, resulting in a corresponding decline in PAA prices and margins. At September 30, 1997, orthoxylene prices were $0.19 per pound. Koppers' cost to produce naphthalene and PAA is primarily driven by its cost to procure coal tar. Koppers' four principal PAA competitors, Exxon Chemical Company, Aristech,
BASF Corporation and Stepan Company, can use only orthoxylene in the production of PAA.

  Approximately 34% of Koppers' creosote production is sold to the Railroad & Utility Products division. An additional 30% is sold to three Class 1 railroad customers, all of which take delivery of the creosote at one of Koppers' wood treating facilities. Over the last eight years, the Railroad & Utility Products division purchased all of its requirements of creosote from the Carbon Materials & Chemicals division, providing it with a competitive advantage. Koppers is the only competitor in this market that is integrated in this fashion. The remainder of its creosote materials are sold to railroads, to other wood treaters or into the carbon black market as a component in the manufacture of rubber tires. Principal competitors in the creosote market are AlliedSignal, Inc. and Reilly Industries, Inc.

  Coal tar is purchased from a number of outside sources as well as Koppers' Woodward Coke Facility and Monessen Facility. Primary suppliers are Bethlehem Steel Corporation, LTV, USX Corporation and Wheeling-Pittsburgh Steel Corporation. The Woodward Coke Facility currently provides approximately 3% of Koppers' coal tar, and the Monessen Facility provides approximately 2%. On an annual basis, Koppers distills approximately 150 million gallons of coal tar representing approximately 76% of designed capacity. Other Carbon Materials & Chemicals products include roofing pitch, used in the construction of built-up roofing systems, and refined tars, sold to manufacturers of pavement sealers for driveways and parking lots.

  Koppers Australia and Tarconord are major regional producers of carbon pitch and related products and are strategically important to the Company because they enable the Company to access global markets for its carbon pitch and related products.

RAILROAD & UTILITY PRODUCTS

  The Company believes it is the largest supplier of treated wood crossties and poles in the world. The Company markets these products almost exclusively to the railroad and public utility markets, primarily in the United States and Australia. The Railroad & Utility Products division's profitability is primarily influenced by the demand for railroad products and services by Class 1 railroads, demand for transmission and distribution poles by electric utilities and its cost to procure wood. Historically, sales of railroad products and services have represented approximately two-thirds of the Railroad & Utility Products division's net sales. Railroad products include items such as crossties, switch ties and various types of lumber used for railroad bridges and crossings. Utility products include transmission and distribution poles for electric and telephone utilities and pilings used in industrial foundations, beach housing, docks and piers. The Railroad & Utility Products division operates 15 wood treating plants and 13 pole distribution yards located throughout the United States, and the Company also has one used crosstie burning cogeneration plant. The Company's network of plants is strategically located near timber supplies to enable it to access raw materials and service customers effectively. In addition, Koppers' crosstie treating plants abut railroad customers' track lines, and its pole distribution yards are located near Koppers' utility customers in the northeast and midwest regions of the United States.

 Railroad Products & Services

  The Railroad Products & Services business supplies treated crossties and other products and services to the United States railroad industry. Koppers has an estimated 47% share of the United States market for treated wood products sold to the railroad industry. The Railroad Products & Services division's largest customer base is the Class 1 railroad market which buys 84% of all crossties produced in the United States. Koppers is also expanding key relationships with the approximately 500 short-line and regional rail lines. The railroad crosstie market is a mature market with approximately 15.2 million replacement crossties purchased per year. The demand for crossties is only partially affected by economic conditions and has been relatively stable since 1993. In 1996, Koppers treated approximately 6.3 million crossties for its Class 1 railroad customers. The Company currently has contracts with eight of the nine United States Class 1 railroads and has enjoyed long-standing relationships, some of more than 50 years, with this important customer base. These relationships, coupled with a growing interest on the part of railroads to outsource non-core activities, have enabled the Company to position itself for growth by offering new services to railroads at a cost lower than the railroads' internal cost. Such new services include assembling 39-foot track sections and affixing fastening devices at the treating plant rather than field locations; removing debris from railroad freight cars; and disposing of discarded ties in an environmentally safe manner in high temperature boilers. In 1996, approximately 8% of Railroad Products & Services' net sales were derived from these types of services to railroads. The Company intends to capitalize on its relationships with railroads by expanding its current service offerings, including track panels, car cleaning and railroad tie disposal that fit with its strategic plan.

  Koppers' top-10 railroad accounts, which comprised approximately 53% of Railroad & Utility Products net sales for 1996, are serviced through long-term contracts ranging from one to twelve years on a requirements basis. CSX accounted for 15% of Railroad & Utility Products net sales for 1996 and has a five-year treating agreement with the Company, expiring in December 2001, which calls for a minimum treating volume of 1.8 million crossties annually. Koppers' sales to the railroad industry are coordinated through its office in Pittsburgh, Pennsylvania. The Company's principal competitor in the railroad products market is Kerr-McGee Chemical Corp.

  Hardwood lumber accounts for approximately 60% of a finished crosstie's cost. The Company obtains its hardwood supply from hundreds of small sawmills throughout the northeastern, midwestern and southern areas of the United States. Hardwood prices fluctuate with demand from competing hardwood lumber markets such as flooring and pallets. In 1993, the price of hardwood increased significantly, which resulted in a temporary reduction of the Company's margins. The wood is taken by either truck or rail from Company-operated collection points directly into its treating plants, where it is pressure treated with creosote, a product of the Carbon Materials & Chemicals division. Over the last eight years, the Railroad & Utility Products division purchased all of its creosote requirements from the Carbon Materials & Chemicals division. In addition, several railroads procure their own raw materials and ship them into the Company's plants for treating services. Historically, over three-fourths of the Company's net sales to railroads have been based on annual or multi-year contracts.

  The Company believes that the threat of substitution for the wood crosstie is low due to the higher cost of alternative materials. Concrete ties, however, have been identified by the railroads as a feasible alternative to wood crossties in limited circumstances. In 1991, the Company acquired a 50% partnership interest in KSA, a concrete crosstie manufacturing facility in Portsmouth, Ohio, in order to take advantage of this growth opportunity. In 1996, an estimated 1.1 million concrete crossties, or 7% of total tie insertions, were installed by Class 1 railroads. The Company believes that concrete ties will continue to command approximately this level of market share. This facility produced approximately 150,000 concrete crossties in 1996, or 12% of the U.S. estimated concrete tie market. While the cost of material and installation of a concrete tie is much higher than that of a wood tie, the average life of wood and concrete ties are similar, although concrete generally performs better in high weight bearing, high traffic areas and is attractive to railroads for these purposes.

 Utility & Construction Products

  Koppers believes it is the largest domestic producer of treated wood pole products. The Company's strategy is to maintain its position as the industry leader in the supply of utility poles, offering the highest quality products and services, while continuing to cut costs.

  Utility poles are produced mainly from softwoods such as pine and fir, which have been subject to steady price increases in recent years due primarily to increased demand for softwood materials in the paper and construction industries. The majority of the softwood used for poles is purchased from large timber owners and individual landowners and shipped to one of the Company's pole-peeling facilities. While crossties are treated exclusively with creosote, the Company treats poles with a variety of preservatives including pentachlorophenol ("Penta"), chromated copper arsenate ("CCA") and creosote.

  The market for utility pole products is characterized by a large number of smaller, highly competitive producers selling into a price-sensitive industry. The utility pole market is highly fragmented with over 300 investor-owned electric and telephone utilities and 1,800 smaller local utilities and Rural Electric Associations ("REAs"). Approximately 2.4 million poles are purchased annually. In 1996 and 1997, the Company has seen its utility pole volumes decrease due to industry deregulation and its impact on maintenance programs. The Company expects demand for utility poles to remain at lower levels for the next several years.

  In 1996, pole products accounted for approximately 31% of Railroad & Utility Products net sales. Koppers' sales to its ten largest pole customers accounted for approximately 8% of Railroad & Utility Products net sales for 1996. Principal competitors in the utility products market are McFarland Cascade, North Pacific Lumber and Atlantic Wood Industries Inc. There are few barriers to entry in the utility products market, estimated by the Company to consist of mostly regional, wood treating companies which typically operate small to medium size plants and serve local clients.

COKE PRODUCTS

  The Company operates the Woodward Coke Facility and the Monessen Facility, which have an aggregate annual coking capacity of approximately 800,000 tons. For 1996, furnace coke comprised approximately 78% of total Coke Products net sales, foundry coke 9%, other coke 8%, and by-products the remaining 5%.

  The Company's Woodward Coke Facility produces furnace and foundry coke as well as coal tar and other related chemicals. The Woodward Coke Facility consists of 138 ovens arranged in three batteries and has an annual production capacity of approximately 450,000 tons. All ovens have a capacity of approximately eleven to twelve tons of coal per charge. One hundred of the ovens were built in 1979 and 38 in 1970.

  Due to the advanced ages of the coke oven batteries, ongoing environmental compliance issues and significant capital expenditure requirements, all of which have combined to reduce productive capacity and increase per unit costs, the Company's Board of Directors has authorized the Company to close the Woodward Coke Facility in early 1998. This will result in a charge to earnings in the fourth quarter of 1997 of approximately $38.5 million, $9.4 million of which will be cash charges primarily for dismantling and severance costs.

  Sales and gross profit at the Woodward Coke Facility for the twelve months ended September 30, 1997 amounted to $58.1 million and ($6.1) million, respectively. Capital expenditures and depreciation for the twelve months ended September 30, 1997 amounted to $3.4 million and $4.4 million, respectively.

  Koppers has made capital expenditures of approximately $25 million to modernize the Monessen Facility since its purchase in 1995 for $5.0 million. The Monessen Facility was restarted in late 1995 and reached full production in April 1996. The plant consists of two batteries with a total of 56 ovens and has a total capacity of approximately 350,000 tons of coke per year. All of the ovens were rebuilt in 1980 and 1981, which, together with recent improvements, makes the Monessen Facility one of the most modern coking facilities in the United States. The Monessen Facility is self-sufficient in all its energy needs other than electricity. The Monessen Facility qualifies for a tax credit based on its production of coke as a non-conventional fuel and the sale thereof to unrelated third parties. The tax credit generated per ton of coke is tied to a per-barrel of oil equivalent determined on a BTU basis and adjusted annually for inflation. In 1996, the approximate value of this tax credit per ton of coke was $26.00. The credit is available through December 31, 2002 and provided a tax benefit to Koppers of approximately $7.0 million in 1996 and could provide up to $10.2 million per year thereafter, unadjusted for inflation and assuming the availability of taxable income and full production at the Monessen Facility. The Company may monetize some or all of these tax credits. The spot market price for furnace coke at September 30, 1997 was $107.00 per ton.

  Koppers has a contract with LTV covering production at the Monessen Facility. The contract is a seven-year contract through 2002 and is for 240,000 tons per year, plus or minus 10% at LTV's option, at prices subject to periodic adjustments. In 1998, the Company expects LTV to take close to 100% of the Monessen Facility's production capacity.

  Due to unanticipated disruptions in United States coke consumption during 1996, along with the increasing availability of lower-priced imported coke, the current market for coke remains relatively soft, and management believes that currently there are significant excess inventories of coke in the United States. In the future, the Company anticipates that additional domestic coking facilities, including portions of its own facilities, may be idled due to the costs associated with more stringent environmental compliance standards.

KOPPERS AUSTRALIA

  Koppers Australia is a wholly owned subsidiary of the Company and is Australia's largest manufacturer of carbon pitch, wood preservatives and treated wood products, and markets these products, as well as carbon black, in Australia, New Zealand and other Pacific Rim nations. Koppers Australia is the only coal tar distiller in Australia, providing it with a significant competitive advantage in serving the Australian aluminum smelting industry. Products and services provided by Koppers Australia's coal tar division are similar to those provided by the Company's Carbon Materials & Chemicals division, with the exception that Koppers Australia does not have PAA production capabilities (see "Business--Carbon Materials & Chemicals").

  Operations in coal tar processing, chemically treated wood products, and carbon black together accounted for 36%, 20% and 21% of Koppers Australia's net sales respectively, in 1996. Koppers Australia also has a 51% interest in a wood preservative chemicals company, Koppers-Hickson, which accounts for the remaining 23% of net sales. Koppers Australia has operations in seven countries, enjoys sizable market shares in each of its businesses and is well-positioned to take advantage of anticipated growth in the aluminum industries in Australia, China and Southeast Asia. Koppers Australia has entered into a marketing agreement with a carbon pitch producer located in the People's Republic of China to export carbon pitch from China to world markets. The wood preservation operations of Koppers Australia are generally pole-related and are similar to those of the Company's Railroad & Utility Products division. Koppers Australia is the Australian pole market leader, with an estimated 50% market share.

  In 1995, Koppers Australia purchased the remaining 49% of Continental Carbon Australia Pty. Ltd., a major Australian carbon black producer, making it a wholly-owned entity and thus allowing Koppers Australia to take full advantage of significant growth potential in the Asian carbon black market. Koppers-Hickson has exclusive rights to marketing, production and distribution of wood preservatives (primarily copper chrome arsenate) developed by Hickson International PLC throughout the Australian, South Pacific and East Asian regions.

  Historical operating results for Koppers Australia for the past three fiscal years are as follows (based on average month-end rates for income statement items and end of period rates for balance sheet items):

                                                               NINE MONTHS
                             FISCAL YEARS ENDING JUNE 30,  ENDED SEPTEMBER 30,
(U.S. DOLLARS IN MILLIONS)   ----------------------------- -------------------
                                1995      1996      1997      1996       1997
                             --------- --------- --------- ---------- ---------
Operating revenue........... $   116.5 $   132.6 $   134.0 $    102.5 $    87.8
Operating profit............      16.8      22.3      22.1       16.3      12.9
Net income..................      10.7      14.3      14.8        9.5       6.2
Minority interest included
in net income...............       2.2       2.1       1.5        1.1       1.0
EBITDA......................      23.4      29.2      29.7       22.9      19.0
Current assets..............      46.1      47.9      53.2       62.4      60.5
Total assets................     105.2     113.9     127.0      127.1     125.4
Current liabilities.........      19.7      22.8      22.0       24.5      19.1
Total liabilities...........      33.5      35.7      35.1       37.7      31.2

EQUITY INVESTMENTS AND RELATED PARTIES

 Tarconord

  Tarconord, located in Nyborg, Denmark, produces and markets carbon pitch, naphthalene and related products for the European and Middle Eastern markets. The Company's 50% partner in Tarconord is Tarco A/S, a road paving and industrial piping company also located in Denmark. Tarconord's strategy is to grow through acquisitions as opportunities arise, expand access to secure long-term coal tar supplies, and gain additional market share.

  Tarconord markets its primary product, carbon pitch, to aluminum producers in Norway, the Netherlands, the states of the former Soviet Union and northern Germany. Coal tar supplies are primarily purchased from steel producers in Scandinavia, Poland, the states of the former Soviet Union and Germany. Tarconord has a strategic location with respect to its largest customer country, Norway, where liquid pitch shipments move directly by ship from Tarconord's tar distillation facility at Nyborg to Norwegian smelters located at deep water sites.

  Tarconord helps to position the Company as not only one of the two largest carbon pitch suppliers in the world, but also as the only such supplier operating on four continents. Management believes that this global presence represents a significant competitive advantage in serving multinational and domestic aluminum manufacturers.

  The Company and Tarconord form what has informally and collectively come to be known as the "Koppers Group" in the world-wide business of tar distillation and in the production of carbon pitch and accompanying by-products. The Koppers Group meets regularly and cooperates actively in the sharing of technology and operating experience, reviewing research and development projects, sourcing raw materials and determining marketing strategy. The Company believes that, together with Tarconord, it has a 21% world market share in carbon pitch, excluding the People's Republic of China and the states of the former Soviet Union and Eastern Europe (for which data is not available).

  On August 2, 1996, Tarconord acquired 100% of the capital stock of Bitmac, a United Kingdom company engaged in tar distillation which has had long-term access to the coal tar generated by British Steel Corporation. Bitmac operates four plants in the United Kingdom and its sales for its fiscal year ended March 31, 1996 were approximately $60 million. The Company believes that this acquisition will more than double Tarconord's capacity and sales and strengthen its strategic position as a supplier to European aluminum smelters.

 Domestic Joint Venture: KSA

  KSA Limited Partnership ("KSA"), located in Portsmouth, Ohio, produces concrete crossties, a complementary product to the Company's treated wood crosstie business.

  Other interests are held by Sherman International Corp. (24%), Abetong America, Inc. (24%) and Sherman Abetong, Inc. (2%). KSA was formed to construct, own and operate a concrete railroad crosstie manufacturing facility located in Portsmouth, Ohio. KSA's major customer is CSX, which has a contract with the joint venture for 1.0 million concrete ties, approximately 0.75 million of which have been supplied since the start-up of operations in 1992. It has also expanded its product offerings to include concrete turnouts, used in rail traffic switching, and used crosstie rehabilitation.

  The following table presents total sales, equity in earnings and dividends received with respect to each of the Company's joint ventures for fiscal years ended 1994, 1995 and 1996.

                                                        YEARS ENDED DECEMBER 31,
                                                        ------------------------
                                                         1994    1995     1996
                                                             (IN THOUSANDS)
TARCONORD
  Total sales.......................................... $45,778 $72,419 $118,178
  Equity in earnings...................................     738   3,139    1,577
  Dividends received...................................     562     731    2,430
  EBITDA...............................................   6,448  14,393   10,328
KSA
  Total sales.......................................... $11,249 $14,751 $ 15,613
  Equity in earnings...................................     962   1,102    1,470
  Dividends received...................................     500   1,500    1,000
  EBITDA...............................................   2,777   3,279    4,457

RESEARCH AND DEVELOPMENT

  As of September 30, 1997, the Company had ten full-time employees engaged in research and development and technical service activities. The Company's research efforts are directed toward further development and utilization of products and technology regarding products developed from coal tar and technical service efforts to promote further use of creosote. The Company believes the research and technical efforts currently expended in these areas are adequate to maintain a leadership position in the technology related to these products. Expenditures for research and development for fiscal 1994, 1995 and 1996 were $0.9 million, $0.9 million and $1.0 million, respectively.

TECHNOLOGY AND LICENSING

  In 1988, Koppers acquired certain assets from Old Koppers including the patents, patent applications, trademarks, copyrights, transferable licenses, inventories, trade secrets, and proprietary processes used in the businesses acquired. The most important trademark acquired was the name "Koppers." The association of the name with the chemical, building, wood preservation and coke industries is beneficial to the Company, as it represents longstanding, high-quality products. Included in the patents that were acquired by Koppers were patents for refuse burners, pitch quality controls (both in tar plants and aluminum plants), wood preservatives and additives, and tar refining.

ENVIRONMENTAL MATTERS

  Like companies involved in similar environmentally sensitive businesses, the Company's operations and properties are subject to extensive Environmental Laws. The Clean Air Act and Clean Water Act, each as amended, impose stringent standards on air emissions and water discharges, respectively. Under RCRA, a facility that treats, stores or disposes of hazardous waste on-site may be liable for corrective action costs, and a facility that holds a RCRA permit may have to incur costs relating to the closure of certain "hazardous" or "solid" waste management units. Under CERCLA and similar state laws, an owner or operator of property at which releases of hazardous substances have occurred may be liable for investigation and remediation of any resulting contamination and related natural resource damages. In addition, under CERCLA, the generator of hazardous substances may be strictly, and jointly and severally liable for any required investigation or remediation at third-party disposal sites and related natural resource damages. The Environmental Laws are subject to frequent amendment. The sanction for failure to comply with such Environmental Laws can include significant civil penalties, criminal penalties, injunctive relief and denial or loss of, or imposition of significant restrictions on, environmental permits. In addition, the Company could be subject to suit by third parties in connection with violations of or liability under Environmental Laws.

  Jefferson County issued a notice of violation in March 1996 in connection with various alleged violations of Jefferson County's air pollution control regulations for emissions from coke oven batteries at Koppers' Woodward Coke Facility during the period May 26, 1992 through March 1, 1996. On February 14, 1997, the US-EPA issued a notice of violation covering the same issues as were raised in the Jefferson County notice of violation. Thereafter, Koppers discovered that certain benzene abatement equipment at the its Woodward Coke Facility had not been operational for several months. Following a preliminary investigation, Koppers also discovered that certain environmental reports and records contained incomplete and inaccurate information and that certain environmental reports and certifications were not filed when required. Koppers has notified Jefferson County, the State of Alabama and the US-EPA of these irregularities, and the environmental reporting status of the Woodward Coke Facility has been brought up to date by Koppers. Counsel and independent investigators have been retained to conduct a complete and thorough investigation. While the benzene abatement equipment has been returned to service, Koppers could be subject to significant liability in connection with these matters, including civil and criminal penalties and the risk of third-party lawsuits. Koppers and Jefferson County have negotiated a settlement agreement, pursuant to which Koppers might be required to install monitoring and control equipment and institute operational changes. In addition, Koppers has permanently shut down Batteries 4A, 4B and 5 at the Woodward Coke Facility. The settlement agreement includes both the original Jefferson County notice of violation and the self-reported benzene abatement violations. The settlement agreement, in addition to the items listed above, also required Koppers to pay a civil penalty in the amount of $450,000 to Jefferson County, which sum has been paid. There can be no assurance that the settlement with Jefferson County will deter the US-EPA from pursuing its notice of violation and that the US-EPA will not seek additional actions or penalties that could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

  During the investigation of the Woodward Coke Facility described above, it was also discovered that certain environmental records and reports relating to discharges of treated process water and treated storm water contained incomplete and inaccurate information. Corrected reports have been submitted to the State of Alabama and the US-EPA. While no notice of violation has been issued in conjunction with this issue, it is believed likely that a notice of violation will be issued and substantial penalties may be sought by the State of Alabama or the US-EPA.

  Koppers was served with a notice of violation from Pa-DEP, which alleged Koppers was not in compliance with a plan approval issued by Pa-DEP for the Monessen Facility. The notice alleges that the Monessen Facility is emitting more nitrogen oxides than is allowed by the plan approval. Koppers also received a notice of violation in connection with a failure to conduct timely emission testing on the boilers at the Monessen Facility. Koppers has installed additional equipment and modified existing equipment to improve the quality of boiler emissions. Resolution of these matters could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company. Koppers has submitted an amended plan approval application to Pa-DEP that provides for limitations on the operation of the two boilers at the Monessen Facility. Pa-DEP is currently reviewing this application. As a result of the failure to meet the original nitrogen oxide emission limitations, it is expected that Pa-DEP will propose a civil penalty in an amount of approximately $100,000. However, there can be no assurance that a higher penalty will not be sought.

  On June 12, 1996, Pa-DEP issued a notice of violation in connection with an alleged noncompliance with the terms of a consent agreement between Koppers and Pa-DEP regarding liability for environmental conditions existing at the time Koppers purchased the Monessen Facility ("Consent Agreement"). The notice of violation alleged that Koppers had not implemented the corrective actions required under the Consent Agreement in a timely fashion. Pa-DEP has calculated that a stipulated penalty in the amount of $261,000 may be requested under the Consent Agreement for the alleged untimely actions. Koppers has completed the implementation of the corrective actions at issue and is in the process of conducting settlement negotiations with Pa-DEP to agree upon the amount of the stipulated penalty to be assessed in connection with this matter.

  In June 1997, during a routine environmental compliance audit of the Logansport Wood Treating Facility, it was discovered that certain records and reports relating to discharges of treated process water contained incomplete and inaccurate information. Corrected reports have been submitted to the local municipality, the State of Louisiana and the US-EPA. While no notice of violation has been issued in conjunction with this issue, it is likely that a notice of violation will be issued and substantial penalties will be sought by the local municipality, the State of Louisiana or the US-EPA.

  For each of the last three fiscal years, the Company's average capital expenditures and operating expenses for environmental matters, including depreciation, amounted to approximately $7.0 million and $16.0 million, respectively. The Company believes that environmental operating costs will not change materially from those incurred during the past three years. The Company currently estimates that capital expenditures in connection with matters relating to environmental control will be approximately $3.8 million and $6.9 million for 1997 and 1998, respectively. Because Environmental Laws have historically become increasingly more stringent, costs and expenses relating to environmental control and compliance may increase in the future. Also, Koppers may have to incur additional capital expenditures and compliance costs (which it is unable to estimate at this time) in connection with the resolution of the aforementioned notices of violations. As such, there can be no assurance that costs of compliance with existing and future Environmental Laws will not exceed current estimates and will not have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

  Under the terms of the Asset Purchase Agreement between Koppers and Old Koppers (now known as Beazer East, Inc.) at the formation of Koppers in 1988, Beazer East assumed the liability for and indemnified Koppers against (among other things) cleanup liabilities for contamination occurring prior to the purchase date at sites acquired from Beazer East, and third-party claims arising from such contamination under the Indemnity. Beazer East's performance of the Indemnity is unconditionally guaranteed by Beazer Limited under the Beazer Guarantee. The obligations of Beazer Limited under the Beazer Guarantee may be enforced directly against Beazer Limited without notice of default to Beazer East and without making any demand on, obtaining any judgment or order or commencing any legal proceeding against, or taking any other action against Beazer East. However, if such indemnification was not available for any reason, including the inability of Beazer East and/or Beazer Limited to make such indemnification payments, and if Koppers were required to pay such costs, it could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company. Furthermore, if Koppers were required to record a contingent liability in respect of environmental matters covered by the Indemnity on its balance sheets, the result could be that Koppers would have significant negative net worth.

  Five of the sites owned and/or operated by Koppers are listed on the National Priorities List ("NPL") promulgated under CERCLA. These sites are the Feather River Wood Treating Facility, Gainesville Wood Treating Facility, Galesburg Wood Treating Facility, Florence Wood Treating Facility, and Follansbee Tar Facility. In addition, many of Koppers' sites are or have been operated under RCRA permits, and RCRA remedial and closure activities are being conducted on several such sites. Currently, at the properties acquired from Beazer East (which include all of the NPL sites and all but one of the RCRA-permitted sites), substantially all investigative, cleanup and closure activities are being conducted and paid for by Beazer East pursuant to the terms of the Indemnity. The Indemnity provides that, with certain limited exceptions, Beazer East will be responsible for and will indemnify Koppers against any liability, damage, loss, cost, expense and any related fine or penalty, including liabilities for personal injury to employees resulting from exposure to toxic or hazardous substances, arising under any federal, state or local Environmental Law in connection with any condition or activity at the sites purchased or leased in connection with the acquisition from Beazer East existing on or prior to the Asset Closing, provided that, within twelve years after the Asset Closing (December 29, 2000) Beazer East either receives a claim asserted by Koppers or a third party or receives specific and particularized notice of a condition or activity that may give rise to a claim and such a claim is at any time actually brought. However, claims related to hazardous substances that were both generated at facilities owned or operated prior to the Asset Closing and disposed of at third-party locations before the date of the Asset Closing do not have to be asserted or identified before the twelfth anniversary. Also, Beazer East indemnifies Koppers for ninety percent (90%) of claims in excess of $100,000 in any year that are related to disposal of contaminated soil generated as a result of a voluntary decision by Koppers. In regard to personal injury environmental claims asserted by an employee alleging exposure to toxic substances in the workplace, such claims are allocated between Beazer East and Koppers according to how many months the employee making the claim worked for each entity.

  Costs and liabilities associated with investigative, cleanup and closure activities at the NPL sites and RCRA-permitted facilities acquired from Beazer East are expected to be significant. While Beazer East has retained and accepted responsibility for investigative, cleanup and closure activities relating to pre-Asset Closing contamination at such properties (including being the signatory on several consent agreements relating to such sites) and has paid, to date, for substantially all such investigative, remedial and closure costs, the government has the right under applicable Environmental Laws to seek relief directly from Koppers for any and all such pre-Asset Closing obligations and liabilities at or on sites owned or operated by Koppers. Although Beazer East and Beazer Limited have performed their respective obligations since 1989, there can be no assurances that Beazer East and Beazer Limited will continue to meet their obligations under the Indemnity and the Beazer Guarantee, respectively. Since 1991, Beazer East and Beazer Limited have been wholly-owned indirect subsidiaries of Hanson PLC. Hanson PLC recently reorganized by spinning-off its chemicals, tobacco and energy subsidiaries. However, Koppers has not received information indicating that this spin-off will adversely affect the ability of Beazer East and Beazer Limited to meet their obligations under the Indemnity and the Beazer Guarantee, respectively.

  Beazer East is actively fulfilling its obligations to conduct investigative, cleanup and closure programs at the properties which Koppers acquired from Beazer East in accordance with the requirements of regulatory authorities. The Indemnity is not applicable to sites acquired since the formation of Koppers, for which separate indemnifications have been negotiated where appropriate.

  Beazer East and Beazer Limited are indirect subsidiaries of Hanson PLC. The largest and smallest group in which the result of these companies are consolidated is that headed by Hanson PLC. Beazer East is an operating company which had revenues of approximately $600 million for each of the last three fiscal years ended September 28, 1996 and had total assets of $1.7 billion as of September 28, 1996. The Beazer East unaudited consolidated balance sheet at September 28, 1996 reflects negative net worth of $64 million (including an intercompany liability of $1.4 billion). This negative net worth is in large measure the result of the adoption of SFAS 121, which resulted in pre-tax charges for asset write-downs of $4.4 billion during fiscal year 1996. Furthermore, Beazer East had a negative cash flow from operations in the fiscal year ended September 28, 1996 and required funding from other Hanson subsidiaries to meet its obligations. According to the Directors' Report and draft accounts for the year ended September 30, 1996, Beazer Limited is a holding company. While the unaudited balance sheet of September 30, 1996 expects to show a negative shareholder funds balance of (Pounds)10.4mn, the accounts are prepared under the going concern concept because a fellow subsidiary undertaking provides financial support to enable Beazer Limited to meet its liabilities as they fall due. The Company has been informed that Beazer East and Beazer Limited will remain wholly-owned indirect subsidiaries of Hanson PLC. Management believes that Beazer East and Beazer Limited will continue to fulfill their obligations as they have for the last eight years.

  In the event that Beazer East and Beazer Limited do not continue to fulfill their commitments under the Indemnity and the Beazer Guarantee, Koppers may be required to pay costs covered by the Indemnity.

Koppers has been informed by Beazer East that for the last three years, amounts paid by Beazer East under the Indemnity have averaged approximately $13.0 million per year. The requirement to pay such costs without reimbursement would have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company. Furthermore, if Koppers were required to record a contingent liability regarding environmental matters covered by the Indemnity on its balance sheets, the result could be that Koppers would have significant negative net worth.

  In addition, Beazer East has defended and is presently defending certain toxic tort actions arising from the pre-Asset Closing operation of assets which the Company acquired from Beazer East. These tort actions were not assumed by Koppers under the Asset Purchase Agreement and are within the scope of the Indemnity.

  As a result of a lawsuit among CSX, Beazer East and the Company, CSX has assumed Beazer East's obligations under the Indemnity in connection with Koppers' facility located in Green Spring, West Virginia. There can be no assurance that CSX will perform its obligations and if Koppers were required to pay such costs, it could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

  The Indemnity does not afford Koppers indemnification against environmental costs and liabilities relating to activities or conditions occurring or arising after the Asset Closing, nor does the Indemnity cover liabilities arising in connection with post-Asset Closing acquisitions.

  In the summer of 1997, Koppers evaluated the environmental liabilities related to the manufacturing sites associated with the Asset Closing. The evaluation was based on a report prepared by an independent consultant, which utilized site-specific public information to the extent available, as supplemented by (among other things) its technical knowledge and expertise, published resources regarding costing of remediation techniques and specified technical cost and regulatory assumptions. The evaluation and report estimated that approximately $111.1 million would be expended at these sites for environmental remediation during the period of 1998 to 2042. Koppers estimates that approximately $92.9 million of this amount is covered under the Indemnity, that it is responsible for $135,000, and that identified third parties are responsible for the remaining $18.1 million. There can be no assurance, however, that the actual liabilities associated with the investigation, cleanup and closure of these sites will not exceed this estimate. The factors that could affect the continuing validity of the estimate include: new information about the contamination at the sites that is contrary to previous assumptions, new interpretations of existing Environmental Laws, new and more stringent Environmental Laws, and more vigorous enforcement policies of regulatory authorities. Further, in the event that Beazer East does not fulfill it commitments under the Indemnity or the identified third parties do not fulfill their commitments, Koppers may be required to pay costs that would have a material adverse effect on the business, financial condition, cash flow and results of operation of the Company.

  Koppers is aware of environmental contamination at the Monessen Facility, which was purchased by Koppers after the Asset Closing (which site was not previously owned by Beazer East and is thus not subject to the Indemnity). Koppers has entered into the Monessen Consent Order with Pa-DEP in connection with this site pursuant to which Koppers' liabilities for environmental cleanup have been capped at $550,000 for environmental problems which have been identified pursuant to the Monessen Consent Order.

  Koppers purchased a wood treating facility located in Somerville, Texas from Atchison, Topeka & Santa Fe Railway Company ("Santa Fe") in March 1995. At the time of the purchase there were several existing environmental issues at the facility. Santa Fe retained responsibility for remediating and monitoring all closed solid waste units and surface impoundments at the facility that were in existence at the time of the sale. Santa Fe indemnified Koppers for all violations of Environmental Laws or releases of hazardous substances or petroleum products that occurred before the sale. In addition, for the first twelve years following the sale, Santa Fe is obligated to indemnify Koppers for costs that exceed a specified annual cap ($50,000) when such costs arise from a construction project that Koppers voluntarily initiates and also arise from complying with Environmental Laws governing containment, disposal or monitoring of hazardous substances at the site.

  Koppers purchased a tar refinery located in Clairton, PA from Aristech in April 1996. This tar refinery is located within the boundaries of a coke facility owned and operated by U.S. Steel Group. U.S. Steel Group had sold the tar refinery to Aristech in 1986. At the time of the purchase there were several existing environmental issues at the tar refinery. When USX sold the tar refinery to Aristech, it provided Aristech with a broad indemnity for environmental contamination that predated the 1986 sale of the tar refinery to Aristech. When Koppers purchased the tar refinery from Aristech, it assumed Aristech's obligations and gained Aristech's protections under the USX indemnity agreement. The principal obligation is that Koppers must pay for ten percent (10%) of the environmental remediation costs incurred by USX in implementing a consent decree concerning the tar refinery and USX's surrounding coke facility, up to a maximum combined payment by both Koppers and Aristech of $500,000. Prior to Koppers' purchase of the tar refinery, Aristech had made payments of approximately $175,000 under the USX indemnity agreement. To date, Koppers has not made any payments under this indemnity provision. As part of the agreement with Aristech, Koppers agreed to indemnify Aristech for environmental claims arising from operations at the tar refinery. However, the requirement for Koppers to indemnity Aristech has several exceptions, including but not limited to: claims for which USX will provide indemnification, personal injury claims arising from a pre-sale chemical release, and any incident listed on a schedule to the asset purchase agreement.

  At the Clairton facility, the Somerville facility and the Monessen Facility (all of which Koppers acquired subsequent to the acquisition of the Beazer East properties), remedial actions are being performed in accordance with applicable regulations and all indemnification obligations are being honored at the Clairton and Somerville facilities. The Company believes that the sellers (or their predecessors) at both of these sites will conduct and finance most investigative and cleanup activities directly. Although the Company is not aware of any reason why such indemnification obligations will not be performed, if Koppers were required to pay costs associated with environmental contamination at these two sites, it could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company. The Monessen Facility was purchased pursuant to a bankruptcy sale. Although an environmental indemnification was provided by the seller of that facility to Koppers, Koppers does not expect that such indemnification obligations will be honored. If contamination at the Monessen Facility should be discovered which has not been identified pursuant to the Monessen Consent Order, or if the US-EPA should require cleanup above the $550,000 "cap" contained in the Monessen Consent Order, the costs associated with such events could have a material adverse effect on Koppers' business, financial position, cash flow and results of operations.

  Koppers has made other asset acquisitions that involved purchase of real property. While environmental indemnifications were obtained as part of the transactions, the limited financial resources of the selling parties makes fulfillment of these indemnifications unlikely. Material pre-purchase environmental conditions identified during the due diligence leading up to these acquisitions were addressed either before the purchase or immediately afterwards.

  From time to time, Koppers is served with notices of violation and requests for information relating to environmental compliance matters at the various facilities it owns and operates. In November 1996, Koppers received an information request from US-EPA in regard to water discharges from its facilities. Subsequent to this initial request, Koppers has received two additional information requests from US-EPA. The initial request and the first supplemental request have been answered. The second supplemental request is in the process of being answered. While the US-EPA has not issued a notice of violation in connection with these requests, there can be no assurance that civil penalties or the requirement to expend capital resources will not arise.

  In September 1996, Koppers was served with a notice of violation from the Illinois Environmental Protection Agency ("IEPA") relating to 16 releases of hazardous materials which occurred at or from its facility located in Stickney, Illinois between January 24, 1990 and May 3, 1996. Koppers has entered into negotiations with the IEPA to investigate four of the releases which had the potential to cause groundwater or off-site contamination. Although Koppers believes that all such releases were remediated when they occurred, there can be no assurances that the IEPA will not require additional action in connection with this matter.

  In addition to the environmental issues discussed above, Koppers has received or expects to receive notices of violations and requests for information at its Monessen Facility and the Follansbee, Gainesville and Stickney facilities that relate to matters which Koppers does not believe will have a material impact on the business, financial condition, cash flow, and results of operation of the Company.

  On occasion, Koppers Australia has been served with notices relating to environmental compliance issues arising in connection with its operations. Koppers Australia was served with a notice by the Tasmanian Department of Environment and Land Management ("DELM") which alleged that the Longford, Tasmania facility was not in compliance with certain water discharge requirements. Koppers Australia is currently in negotiations with the DELM with respect to this issue. In addition, historic operations conducted at the Koppers Australia facilities have resulted in identified and potential soil and groundwater contamination of varying degrees. The Trentham, Victoria facility is listed on the Victorian Register of Contaminated Sites. The Rockhampton and Takura, Queensland facilities are listed on the Queensland Register of Contaminated Sites as "probable sites". In addition, Koppers Australia has identified various levels of groundwater contamination at the Mayfield, New South Wales and Bunbury, Western Australia facilities. Although the relevant regulatory authorities have not required the investigation or remediation of these or other Koppers Australia facilities to date, these authorities may require such work if Koppers Australia does not undertake such activities itself. Costs associated with these activities may be material and there can be no assurance that such costs will not have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

EMPLOYEES AND EMPLOYEE RELATIONS

  As of August 31, 1997, the Company employed 601 salaried employees and 1,643 hourly employees. Listed below is a breakdown of employees by business segment, including administration.

                                                                    NON-
DIVISION                                                 SALARIED SALARIED TOTAL
--------                                                 -------- -------- -----
Carbon Materials & Chemicals............................   131       300     431
Railroad & Utility Products.............................   213       614     827
Coke Products...........................................    69       436     505
Koppers Australia.......................................   106       284     390
Administration..........................................    82         9      91
                                                           ---     -----   -----
  Total Employees.......................................   601     1,643   2,244
                                                           ===     =====   =====

  Of the Company's 2,244 employees, approximately 1,400 are represented by 17 different unions and covered under 29 separate labor contracts. The United Steelworkers of America, covering workers at six facilities, accounts for the largest membership with more than 500 employees. Another significant affiliation is the Oil, Chemical, and Atomic Workers Union, with approximately 300 employees at four facilities. Labor negotiations are conducted on a plant-by-plant basis and approximately one-fourth of the outstanding contracts are renegotiated in any one year.

  In the last five years, the Company has had three work stoppages due to strikes at its Follansbee, Somerville and Galesburg facilities. The Follansbee strike occurred in November 1993 and the Somerville and Galesburg strikes occurred in March 1996. In each instance, the Company was able to continue operation of the respective facilities at approximately 85% of capacity and to reach agreement with each of the unions on terms satisfactory to the Company. There can be no assurance that the Company would be able to continue operating facilities in the event of further work stoppages or union disputes in the future.

LEGAL PROCEEDINGS

  Jefferson County issued a notice of violation on March 11, 1996 in connection with various alleged violations of Jefferson County's air pollution control rules and regulations for emissions from coke oven batteries at Koppers' Woodward Coke Facility. On February 14, 1997, the US-EPA sent a notice of violation to Koppers that covered the same issues identified in the Jefferson County notice of violation. Koppers has entered into a settlement agreement with Jefferson County; however, there can be no assurance that the US-EPA will not seek additional actions or penalties that could have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company. See "Business--Environmental Matters."

  Koppers was served with a notice of violation from the Pennsylvania Department of Environmental Protection ("Pa-DEP"), which alleged Koppers was not in compliance with a plan approval issued by Pa-DEP for the Monessen Facility. The notice alleges that the Monessen Facility is emitting more nitrogen oxides than is allowed by the plan approval. Koppers also received a notice of violation in connection with a failure to conduct timely emission monitoring testing on the boilers at the facility. Koppers has installed additional equipment and modified existing equipment to improve the quality of boiler emissions. Resolution of these matters could have a negative effect on the business, financial condition, cash flow and results of operations of the Company. Koppers has submitted an amended plan approval application to Pa-DEP that provides for limitations on the operation of the two boilers at the Monessen Facility. Pa-DEP is currently reviewing this application. As a result of the failure to meet the original nitrogen oxide emission limitations, it is expected that Pa-DEP will propose a civil penalty in an amount of approximately $100,000. See "Business--Environmental Matters."

  On June 12, 1996, Pa-DEP issued a notice of violation in connection with an alleged noncompliance with the terms of a Consent Agreement between the Company and Pa-DEP regarding liability for environmental conditions existing at the time Koppers purchased the Monessen Facility. The notice of violation alleged that Koppers had not implemented the corrective actions required under the Consent Agreement in a timely fashion. Pa-DEP has calculated that a stipulated penalty in the amount of $261,000 may be requested under the Consent Agreement for the alleged untimely actions. Koppers has completed the implementation of the corrective actions at issue and is in the process of conducting settlement negotiations with Pa-DEP to agree upon the amount of the stipulated penalty to be assessed in connection with this matter. See "Business--Environmental Matters."

  The Company is involved in various other proceedings relating to environmental laws and regulations. See "Business--Environmental Matters."

  The Company is involved in various other proceedings incidental to the ordinary conduct of its business. The Company believes that none of these other proceedings will have a material adverse effect on the business, financial condition, cash flow and results of operations of the Company.

PROPERTIES

  The principal fixed assets of the Company consist of its production, treatment, and storage facilities and its transportation and plant vehicles. Its numerous production facilities consist of five Carbon Materials & Chemicals facilities, 15 wood treating facilities, 14 facilities in the South Pacific and the Woodward Coke and Monessen Facilities. See "--Carbon Materials & Chemicals," "--Railroad & Utility Products" and "--Coke Products." As of December 31, 1996, vehicles and equipment represented approximately 40% of the Company's total assets, as reflected in its consolidated balance sheet. The following chart sets forth information regarding the Company's facilities:

                                                                    DESCRIPTION OF
DIVISION/PLANT       LOCATION                 ACREAGE              PROPERTY INTEREST
--------------       --------                 -------              -----------------
CARBON MATERIALS & CHEMICALS
Clairton             Clairton, PA                17                      Owned
Follansbee           Follansbee, WV              32                      Owned
Portland             Portland, OR                 6             Leased through 12/31/98
Stickney             Cicero, IL                  38                      Owned
Woodward             Dolomite, AL                23                      Owned

                                                              DESCRIPTION OF
DIVISION/PLANT    LOCATION                          ACREAGE  PROPERTY INTEREST
--------------    --------                          -------  -----------------
RAILROAD & UTILITY PRODUCTS
Denver            Denver, CO                            5          Owned
Feather River     Oroville, CA                        156          Owned
Florence          Florence, SC                        200          Owned
Gainesville       Gainesville, FL                      86          Owned
Galesburg         South Galesburg, IL                 125   Leased year to year
Green Spring      Green Spring, WV                     98          Owned
Grenada           Tie Plant, MS                       154          Owned
Guthrie           Guthrie, KY                         122          Owned
Logansport        Logansport, LA                       30          Owned
Montgomery        Montgomery, AL                       84          Owned
North Little
Rock              N. Little Rock, AR                  148          Owned
Roanoke Valley    Salem, VA                            91          Owned
Somerville        Somerville, TX                      244          Owned
Superior          Superior, WI                        120          Owned
Susquehanna       Montgomery, PA                      109          Owned
COKE PRODUCTS
Monessen          Monessen, PA                         45          Owned
Woodward          Dolomite, AL                        136          Owned
KOPPERS
AUSTRALIA
Koppers-Hickson   Trentham, Victoria                   24          Owned
                  Auckland, New Zealand               1.3         Leased
                  Penang, Malaysia                      3         Leased
                  Fiji                                 .7          Owned
                  South Africa                         .3         Leased
Koppers Timber
Preservation      Bunbury, West Australia            13.7         Leased
                  Grafton, New South Wales            100          Owned
                  Hume, Australia Capital Territory    50         Leased
                  Longford, Tasmania                 16.5          Owned
                  Rockhampton, Queensland             3.5         Leased
                  Takura, Queensland                   79         Leased
                  Thorton, New South Wales             15          Owned
Koppers Coal Tar
Products          Mayfield, New South Wales            26          Owned
Continental       Kurnell, New South Wales             20         Leased
Carbon Australia
Pty Ltd.

  The Company's corporate headquarters are located in approximately 50,000 square feet of leased office space in the Koppers Building, Pittsburgh, Pennsylvania. The office space is leased from Axiom Real Estate Management, Inc. pursuant to an 11-year lease, with the initial term expiring December 31, 2003. The lease provides for an additional five-year renewal option.

                                  MANAGEMENT

  The following table sets forth the names and ages of the executive officers and Directors of the Company and the positions which they hold. Directors hold their positions until the annual meeting of the stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers hold their positions until the annual meeting of the Board of Directors or until their respective successors are elected and qualified.

NAME                     AGE POSITION(S) WITH THE COMPANY
----                     --- ----------------------------
Robert K. Wagner........  66 Chairman, Acting Chief Executive Officer and Director
Clayton A. Sweeney......  66 Director
Brooks C. Wilson........  64 Director
N. H. Prater............  69 Director
Christian L. Oberbeck...  37 Director
Donald E. Davis.........  40 Vice President and Chief Financial Officer
Thomas D. Loadman.......  43 Vice President and General Manager, Railroad Products & Services
William R. Donley.......  40 Vice President and General Manager, Utility & Construction Products
Walter W. Turner........  50 Vice President and General Manager, Carbon Materials & Chemicals
Randall D. Collins......  45 Vice President, Corporate Services and Secretary
Joseph E. Boan..........  50 Vice President, Human Resources
Robert H. Wombles.......  45 Vice President, Technology
M. Claire Schaming......  44 Treasurer and Assistant Secretary

  Mr. Wagner was elected Chairman and Chief Executive Officer of Koppers in November 1994, having served as President and Chief Executive Officer from 1988 through 1994. As of March 1, 1996, he resigned his position as Chief Executive Officer, retaining his responsibilities as Chairman and Director. As of June 10, 1997, he assumed the position of Acting Chief Executive Officer. He has been a Director of Koppers since January 1989. He joined Old Koppers in 1953 and after an early career in communications, moved into the forest products business in 1968 and held sales, marketing and raw materials posts until being appointed Vice President and Manager of the Pressure-Treated Products unit in 1975. Mr. Wagner became Vice President and General Manager of this division in 1978 and was named Vice President and General Manager of the Tar and Wood Products Sector in 1986. Mr. Wagner also served as a Director of Integra Financial Corporation of Pittsburgh, Pennsylvania from 1992 until 1996 and as a Director of Trion, Inc. of Sanford, North Carolina from 1978 until his resignation in April 1995. He is also a Director of Koppers Australia and, until March 1, 1996, was a Director of Tarconord.

  Mr. Sweeney has been a Director of Koppers since January 1989. Mr. Sweeney has been a shareholder and Director of Dickie, McCamey & Chilcote, P.C. since 1987 and served as Managing Director from 1988 to September 1993. Mr. Sweeney previously served as Executive Vice President, Chief Administrative Officer, Vice Chairman, and a Director of Allegheny International, Inc., as Senior Vice President and a Director of Allegheny Ludlum Industries, and as a Director of Wilkinson Sword Group, Ltd. U.K., Landmark Savings and Loan Association, Halbouty Energy Company and Liquid Air Corporation. Mr. Sweeney currently serves as a Director of Schaefer Manufacturing Inc., Schaefer Equipment, Inc., and Schaefer Marine Inc., and as Chairman of the Boards of St. Francis Health System and St. Francis Medical Center.

  Mr. Wilson has been a Director of Koppers since January 1989. Mr. Wilson has been the Managing Director of Koppers Australia since 1970 having joined Old Koppers in 1965 as a member of the Koppers International Far East Office (Sydney, Australia). He is currently a Director of Pacific Power and the State Transit Authority of New South Wales. He is also Chairman of Trustees, Australian Trade Union Program at Harvard Foundation and a member of the Advisory Council, Australian Graduate School of Management, University of New South Wales.

  Mr. Prater has been a Director of Koppers since May 1989. Mr. Prater retired from Mobay Corporation, where he served as the President and Chief Executive Officer from July 1986 to July 1990. He currently serves as a Director of Calgon Carbon Corporation, Melamine Chemical Inc. and Harsco Corporation. He is a member of the Board of Trustees of Robert Morris College, Georgia Institute of Technology, a special trustee of the University of Pittsburgh and a Director of the University of Pittsburgh Medical Center, Pittsburgh Presbyterian Hospital, and is Chairman of the Board of Visitors of the University of Pittsburgh Graduate School of Public and International Affairs.

  Mr. Oberbeck has been a Director of Koppers since October 20, 1997. Mr. Oberbeck has been a Managing Director of SBC Warburg Dillon Read Inc. since September 1997. Previously, he was a Managing Director of Dillon, Read & Co. Inc. from February 1995 to September 1997. Prior to joining Dillon, Read & Co. Inc., Mr. Oberbeck was a Managing Director of Castle Harlan, Inc. where he worked from October 1987 until February 1995. Mr. Oberbeck is a member of the Saratoga Partners Investment Committee and a Director of J&W Scientific Incorporated and USI Holdings Corporation.

  Mr. Davis was elected Vice President and Chief Financial Officer of Koppers in November 1994. Mr. Davis had been General Manager of Koppers' Recovery Resources Group from June 1992 to March 1996 and served as Treasurer from 1988 until 1992. He joined Old Koppers in 1978 and held various positions in the corporate accounting and auditing departments until being named General Manager of the Chemical Systems Sector at Old Koppers in 1988. Mr. Davis is a certified public accountant.

  Mr. Loadman was elected Vice President and Manager, Railroad Products & Services in November 1994. Mr. Loadman had been the Transportation Plants Operations Manager of the Railroad & Utility Products division since January 1989. He joined Old Koppers in 1979 and served in various management assignments including plant manager and cogeneration plant manager. Mr. Loadman is a Director of Koppers Sherman Abetong, a Director of Koppers Timber Preservation Pty Limited, a subsidiary of Koppers Australia, and a Director and President of Koppers Concrete Products Inc. He is also a member of the American Wood Preservers Association and the Railway Tie Association.

  Mr. Donley was appointed General Manager of Utility & Construction Products in September 1995 and elected Vice President in November 1995. He joined Old Koppers in 1979, serving the Company in positions of increasing responsibility within the Railroad & Utility Products business. Mr. Donley is a board member of the American Wood Preservers Institute and serves on its Governmental Affairs Committee.

  Mr. Turner was appointed Vice President and General Manager, Carbon Materials & Chemicals division in early 1995. Mr. Turner had been elected Vice President and Manager, Marketing & Development, Industrial Pitches and Related Products in February 1992. Mr. Turner was Marketing Manager, Industrial Pitches and Creosote Oils for Old Koppers' Tar and Wood Products Sector. Mr. Turner joined Old Koppers in 1969 and has served in various positions in the controller's department and as Product Manager, Tar Operations. Mr. Turner is also a Director of Tarconord.

  Mr. Collins was elected Vice President and Secretary in November 1994, and has been Secretary of Koppers since January 1989. Mr. Collins was Manager of Loss Control for Old Koppers. He joined Old Koppers in 1974 and held various line and staff assignments including personnel, industrial relations, and plant operations. Currently Mr. Collins serves the Company as Vice President, Corporate Services. His responsibilities include establishing policy and assuring regulatory compliance for environmental, safety and health matters, coordination of legal affairs and shareholder relations. Mr. Collins is a member of the American Society of Corporate Secretaries.

  Mr. Boan has been Vice President, Human Resources since January 1989. Mr. Boan was Manager, Labor Relations for Old Koppers. He joined Old Koppers in 1969. Prior to 1987, Mr. Boan held the position of Director, Human Resources, for three Old Koppers subsidiaries in the Construction Materials and Services Group. In 1987, he was named Manager, Labor Relations for Old Koppers. Mr. Boan is a member of the Pennsylvania Bar.

  Mr. Wombles joined the Company in June 1997 and was elected Vice President, Technology. Prior to joining Koppers, Mr. Wombles was Vice President, Research, Applications and Development for Ashland Oil,

Inc. Mr. Wombles has published a series of technical articles on hydrocarbon processing and holds five patents on related methodologies.

  Ms. Schaming was elected Treasurer in May 1992. Her previous position was Assistant Treasurer and Manager of Cash Operations. Ms. Schaming joined Old Koppers in 1976, where she held various positions in corporate and Chemical Systems Sector accounting, including controller for the Polyester Resins Division. Ms. Schaming is a certified cash manager.

STOCKHOLDERS' AGREEMENT; NEW STOCKHOLDERS' AGREEMENT

  The Company is a party to a Stockholders' Agreement by and among the Company, Saratoga and each Management Investor dated as of December 1, 1997 (as amended, the "Stockholders' Agreement"). The Management Investors are a group of approximately 120 individual stockholders (each, a "Management Investor") with ownership interests ranging from .01% to 8.62% of the voting Common Stock and collectively comprising 100.0% of the total outstanding shares of the voting Common Stock. Each Management Investor is an officer, Board member or current or former employee of either Koppers Industries, Inc. or one of its subsidiaries. Pursuant to the Stockholders' Agreement, the Management Investors as a group have appointed Robert K. Wagner and Clayton A. Sweeney as the two Representatives ("Representatives") of the Management Investors and granted to the Representatives an irrevocable proxy for the term of the Stockholders' Agreement to vote all his or her voting shares.

  As of September 30, 1997, Koppers was obligated to purchase approximately 235,000 shares of former employees.

  The Stockholders' Agreement sets forth supermajority voting requirements for the Board of Directors for certain matters, including the issuance of additional stock, mergers, consolidations, acquisitions, significant asset sales, and the incurrence of material indebtedness. Saratoga is entitled to nominate a majority of the Board of Directors. The Stockholders' Agreement requires the Company to redeem shares upon a Management Investor's ceasing for any reason to be employed by the Company.

DIRECTOR COMPENSATION

  Koppers does not pay compensation to Directors who are also employees. Each Director who is not an employee is paid a fee of $22,000 per year.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth information concerning the compensation for services in all capacities to the Company, including options and stock appreciation rights ("SARS"), for the years ended December 31, 1996, 1995 and 1994, of those persons who were at December 31, 1996 the current and former Chief Executive Officers and each of the other four most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus in 1996 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                ANNUAL COMPENSATION          COMPENSATION
                        -----------------------------------  ------------
                                                  OTHER       SECURITIES        ALL
   NAME AND                                       ANNUAL      UNDERLYING       OTHER
PRINCIPAL POSITION      YEAR  SALARY   BONUS   COMPENSATION  OPTIONS/SARS COMPENSATION (2)
----------------------- ---- -------- -------- ------------  ------------ ----------------
Donald P. Traviss       1996 $336,000 $117,306   $    277          --         $11,576
 President and Chief    1995  251,000  138,000    126,341(3)    45,000          3,861
 Executive Officer (1)  1994   38,333   40,000     28,492          --           1,567
Donald E. Davis         1996  151,985   55,159        --           --          11,576
 Vice President and
  Chief                 1995  132,860   61,446        --         7,500          4,038
 Financial Officer      1994  106,590   24,305        --           --           1,888
Walter W. Turner        1996  128,400   53,305        --           --          11,876
 Vice President and
  General               1995  106,920   53,767        --         7,500          3,466
 Manager, Carbon
  Materials             1994   91,200   22,095        --           --           1,599
 & Chemicals
Lawrence F. Flaherty    1996  132,600   47,636      1,400          --          11,576
 Vice President, Total  1995  127,100   59,850        694          --           4,204
 Quality and Technology
  (4)                   1994  124,000   29,460        666          --           1,023
Joseph E. Boan          1996  120,980   43,428        --           --           9,613
 Vice President         1995  116,380   56,792        --           --           2,853
 Human Resources        1994  111,880   26,116        --           --           1,960
Robert K. Wagner        1996  107,955   27,930      1,108          --         136,576
 Chairman and Acting
  Chief                 1995  380,000  228,000     14,143          --           4,649
 Executive Officer (1)  1994  344,750   98,102     15,821          --           3,000

--------
(1) Effective June 9, 1997 Mr. Traviss resigned from the Company as President and Chief Executive Officer, and Mr. Wagner assumed the position of acting Chief Executive Officer.

(2) All other compensation consists of regular and supplemental matches to 401(k) plan, and, in the case of Mr. Wagner, also includes $17,500 for director fees, $16,667 for chairman fees, and $90,833 for consulting services to the Company.


(3) Includes $116,410 of reimbursement of moving expenses under Company relocation program.

(4) Effective July 31, 1997 Mr. Flaherty retired from Koppers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to unexercised options granted in 1996 and prior years under the Company's stock option plan. There were no options exercised in 1996 by any of the Named Executive Officers. No SARS were granted to any of the Named Executive Officers and none of the Named Executive Officers held any unexercised SARS at the end of the fiscal year 1996.

             AGGREGATED OPTION/SARS EXERCISED IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                         AT DECEMBER 31, 1996
                          --------------------------------------------------------
                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                OPTIONS/SARS                 OPTIONS/SARS (1)
                          ----------------------------   -------------------------
NAME                      EXERCISABLE    UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----                      -----------    -------------   ----------- -------------
Donald P. Traviss........   30,000 shs.     15,000 shs.   $103,333      $51,667
Donald E. Davis..........   21,400           5,000         220,564       17,222
Walter W. Turner.........   17,350           5,000         172,320       17,222
Lawrence F. Flaherty.....   28,800             --          341,432          --
Joseph E. Boan...........   27,900             --          329,832          --

--------
(1) The value of unexercised in-the-money options is calculated by subtracting the exercise price from $14.00 which was the market value at December 31, 1996 as determined by the Board of Directors pursuant to the provisions of the Stockholders' Agreement.

BENEFIT PLANS

  PENSION PLAN. All executive officers of the Company are covered by the Retirement Plan of Koppers Industries, Inc. and Subsidiaries for Salaried Employees (the "Salaried Plan"). The following table contains approximate retirement benefits payable under the Salaried Plan, assuming retirement at age 65, payments made on the straight-life annuity basis and no election of a co-annuitant option.

ESTIMATED ANNUAL RETIREMENT BENEFIT UNDER THE SALARIED PLAN

                       YEARS OF CREDITED SERVICE AT RETIREMENT
TERMINAL    -------------------------------------------------------------------------
 SALARY        5          10           15           20           25           30
--------    -------     -------     --------     --------     --------     --------
$100,000    $ 7,680     $15,360     $ 23,040     $ 30,720     $ 38,400     $ 46,080
 125,000      9,680      19,360       29,040       38,720       48,400       58,080
 150,000     11,680      23,360       35,040       46,720       58,400       70,080
 200,000     15,680      31,360       47,040       62,720       78,400       94,080
 250,000     19,680      39,360       59,040       78,720       98,400      118,080
 300,000     23,680      47,360       71,040       94,720      118,400      142,080
 350,000     27,680      55,360       83,040      110,720      138,400      166,080
 400,000     31,680      63,360       95,040      126,720      158,400      190,080
 450,000     35,680      71,360      107,040      142,720      178,400      214,080
 500,000     39,680      79,360      119,040      158,720      198,400      238,080

  The following describes the Terminal Salary and Years of Service, respectively, accrued as of December 31, 1996 for each Named Executive
Officer: Donald P. Traviss, $282,500 and 2 years of service; Donald E. Davis, $126,371 and 8 years of service; Walter W. Turner, $108,732 and 8 years of service; Lawrence F. Flaherty, $139,053 and 8 years of service; Joseph E. Boan, $123,405 and 8 years of service; and Robert K. Wagner, $402,635 and 7 years of service.

  EMPLOYMENT CONTRACTS. In February 1996, the Company entered into an agreement with Robert K. Wagner, Chairman and Director, under which in exchange for consulting services and continuing in the position as Chairman of the Board of Directors the Company agreed to pay consulting fees totaling $109,000 per year. The initial contract term of one year will automatically renew for four additional one-year periods unless either party elects to cancel the contract. Upon his assumption of the position of Acting Chief Executive Officer of the Company in June 1997, the consulting fees were increased to $359,000 per year, plus participation in the Company's incentive compensation program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Sweeney, Mr. Wilson and Mr. Prater serve on the Human Resources and Compensation Committee of the Board of Directors of the Company, which establishes compensation levels for the Company's three most highly paid executive officers.

  Mr. Wagner, Chairman and a Director of the Company, is a member of the Compensation Committee of the Board of Directors of Koppers Australia. This Committee reviews the compensation of Mr. Wilson, a Managing Director of Koppers Australia.

                            PRINCIPAL STOCKHOLDERS

  The following table presents certain information regarding the beneficial ownership of the Company's Common Stock at September 30, 1997, and on a pro forma basis after consummation of, the Cornerstone-Spectrum, Inc. share purchase and Recapitalization, respectively, by (i) each person known to the Company to beneficially own more than five percent of the outstanding shares of the Common Stock, (ii) each Director of the Company, (iii) each executive officer and (iv) all officers and Directors of the Company as a group.

                                                   ACTUAL
                             ---------------------------------------------------
                                      VOTING                  NON-VOTING
                                   COMMON STOCK            COMMON STOCK (2)
                             ------------------------- -------------------------
                                SHARES     PERCENTAGE     SHARES     PERCENTAGE
                             BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY
                              OWNED (1)      OWNED        OWNED        OWNED
BENEFICIAL OWNER             ------------ ------------ ------------ ------------
Cornerstone-Spectrum, Inc..   2,117,952       30.99%    1,815,000       50.02%
Saratoga (3)...............
Saratoga Koppers (3).......
KAP Investments, Inc. (4)..   2,250,000       32.92%
APT Holdings Corporation
(5)........................                             1,813,200       49.98%
Management Investors
(6)(7).....................   2,466,639       36.09%
Christian L. Oberbeck (3)..
Robert K. Wagner (8).......     349,487        5.11%
Clayton A. Sweeney (8).....     138,960        2.03%
Donald E. Davis (9)........      44,057           *
Walter W. Turner (10)......      41,736           *
Joseph E. Boan (11)........      74,493        1.09%
N.H. Prater (12)...........      26,569           *
Brooks C. Wilson (13)......      96,579        1.41%
All Directors and Officers
 as a group (13 persons)...     937,087       13.71%
                              ---------      ------     ---------      ------
Total Shares Outstanding
(7)........................   6,834,591      100.00%    3,628,200      100.00%

                            PRO FORMA CORNERSTONE-SPECTRUM                                 PRO FORMA
                                    SHARE PURCHASE                                     REFINANCING (14)
                  --------------------------------------------------- ---------------------------------------------------
                           VOTING                  NON-VOTING                  VOTING
                        COMMON STOCK              COMMON STOCK              COMMON STOCK             PREFERRED STOCK
                  ------------------------- ------------------------- ------------------------- -------------------------
                     SHARES     PERCENTAGE     SHARES     PERCENTAGE     SHARES     PERCENTAGE     SHARES     PERCENTAGE
                  BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY BENEFICIALLY
                     OWNED        OWNED        OWNED        OWNED        OWNED        OWNED        OWNED        OWNED
BENEFICIAL OWNER  ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Cornerstone-
Spectrum, Inc...
Saratoga (3)....   2,117,952       30.99%      464,180       20.38%                              2,145,624       100%
Saratoga Koppers
(3).............   2,117,952       30.99%      464,180       20.38%                              2,145,624       100%
KAP Investments,
Inc. (4)........   2,250,000       32.92%
APT Holdings
Corporation (5).                             1,813,200       79.62%
Management
Investors
(6)(7)..........   2,466,639       36.09%                              1,584,286      100.00%
Christian L.
Oberbeck (3)....   2,117,952       30.99%      464,180       20.38%                              2,145,624       100%
Robert K. Wagner
(8).............     349,487        5.11%                                349,487       22.06%
Clayton A.
Sweeney (8).....     138,960        2.03%                                138,960        8.77%
Donald E. Davis
(9).............      44,057           *                                  44,057        2.78%
Walter W. Turner
(10)............      41,736           *                                  41,736        2.63%
Joseph E. Boan
(11)............      74,493        1.09%                                 74,493        4.70%
N.H. Prater
(12)............      26,569           *                                  26,569        1.68%
Brooks C. Wilson
(13)............      96,579        1.41%                                 96,579        6.10%
All Directors
 and Officers as
 a group (13
 persons).......     937,087       13.71%                                937,087       59.15%
                   ---------      ------     ---------      ------     ---------      ------     ---------       ---
Total Shares
Outstanding (7).   6,834,591      100.00%    2,277,380      100.00%    1,584,286      100.00%    2,145,624       100%

--------
*  1% or less.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(2) Non-Voting Common Stock is entitled to received dividends ratably with Voting Common Stock. Non-Voting Common Stock has been issued upon the conversion of Series B Junior Convertible Preferred Stock and upon the exercise of warrants granted to certain of the Company's lenders.

(3) Saratoga is a private investment fund. Saratoga Koppers is an affiliate of Saratoga. The address for Saratoga and Saratoga Koppers is 535 Madison Avenue, New York, NY 10022. Saratoga and Saratoga Koppers have generally authorized Mr. Oberbeck, a Director of the Company, to vote the shares of the Company held by

   Saratoga and Saratoga Koppers. On a pro forma basis after giving effect to the Saratoga Investment, Saratoga directly owns 2,117,952 shares of voting Common Stock and 27,672 shares of non-voting Common Stock and Saratoga Koppers directly owns 436,508 shares of non-voting Common Stock. On a pro forma basis after giving effect to the Recapitalization, Saratoga directly owns 2,145,624 shares of preferred stock. Mr. Oberbeck disclaims beneficial ownership of the shares of Common Stock owned by Saratoga and Saratoga Koppers. Upon consummation of the Recapitalization, Saratoga will be entitled to elect a majority of the Board of Directors and to exercise a majority of the voting power of all outstanding stock of the Company.

(4) KAP Investments, Inc. is a wholly owned subsidiary of Koppers Australia. The address for KAP Investments, Inc. is 15 Blue Street, North Sydney, NSW, Australia. KAP Investments, Inc. has authorized Mr. Brooks C. Wilson, a Director of the Company, to vote the shares of the Company held by KAP Investments, Inc.

(5) APT Holdings Corporation is a wholly-owned subsidiary of Mellon Bank Corporation ("MBC"). Mellon Bank, N.A., which is also a wholly-owned subsidiary of MBC, also serves as the administrative and collateral agent for the Company's bank credit facilities. The address for APT Holdings Corporation is One Mellon Bank Centre, Room 4500, Pittsburgh, PA 15258.

(6) Pursuant to the Stockholders' Agreement, Mr. Wagner and Mr. Sweeney were appointed as Representatives of the approximately 140 Management Investors and granted irrevocable proxies to vote the shares of Common Stock owned by the Management Investors for the term of the Stockholders' Agreement. Upon consummation of the Recapitalization and the completion of the Recapitalization, new proxies will be executed by the current shareholder employees appointing Mr. Wagner and Mr. Sweeney as representatives of the Management Investors. See "Management--Stockholders' Agreement". The address for Mr. Wagner is Koppers Industries, Inc., 436 Seventh Avenue, Pittsburgh, PA 15219. The address for Mr. Sweeney is Dickie, McCamey & Chilcote, P.C., Two PPG Place, Suite 400, Pittsburgh, PA 15222.

(7) Includes vested options held by the Management Investors to acquire 549,974 shares of Common Stock which are exercisable at any time after the consummation of the Recapitalization.

(8) Mr. Wagner and Mr. Sweeney, as Representatives of the Management Investors pursuant to the Stockholders' Agreement, have the authority to vote the 2,466,639 shares held by the Management Investors and consequently may be deemed to have voting control of such shares (which include 349,487 shares directly owned by Mr. Wagner and 138,960 shares directly owned by Mr. Sweeney).

(9) Includes vested options to purchase 23,900 shares. Pursuant to the Stockholders' Agreement, Mr. Davis has granted an irrevocable proxy to the Representatives of the Management Investors to vote the shares owned by him until consummation of the Recapitalization.

(10) Includes vested options to purchase 19,850 shares. Pursuant to the Stockholders' Agreement, Mr. Turner has granted an irrevocable proxy to the Representatives of the Management Investors to vote the shares owned by him until consummation of the Recapitalization.

(11) Includes vested options to purchase 27,900 shares. Pursuant to the Stockholders' Agreement, Mr. Boan has granted an irrevocable proxy to the Representatives of the Management Investors to vote the shares owned by him until consummation of the Recapitalization.

(12) Pursuant to the Stockholders' Agreement, Mr. Prater has granted an irrevocable proxy to the Representatives of the Management Investors to vote the shares owned by him until consummation of the Recapitalization.

(13) Mr. Wilson directly owns 96,579 shares. Pursuant to the Stockholders' Agreement, Mr. Wilson has granted an irrevocable proxy to the Representatives of the Management Investors to vote the 96,579 shares owned by him until consummation of the Recapitalization.

(14) Assumes that (i) APT Holdings Corporation redeems all shares; (ii) all Non-Voting Common Stock is retired and held in Treasury; (iii) KAP Investments, Inc. shares are retired and held in Treasury;
     (iv) Management Investors redeem 882,353 shares; and (v) no shares are redeemed by Directors and Officers.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dickie, McCamey & Chilcote, P.C. of Pittsburgh, Pennsylvania, has been retained as general counsel to the Company. Clayton A. Sweeney, a shareholder and Director of the Company, is also a shareholder and Director of Dickie, McCamey & Chilcote, P.C. Mr. Sweeney is one of two Representatives of the Management Investors appointed pursuant to the Stockholders' Agreement and, as such, was granted an irrevocable proxy for the term of the Stockholders' Agreement to vote the shares of the Management Investors. See "Management-- Stockholders' Agreement."

  Pursuant to a resolution of the Board of Directors, Koppers redeemed, on April 2, 1996, 25% of the shares of Common Stock then held by Mr. Wagner at $12.33 per share.

  On March 13, 1996, Cornerstone-Spectrum, Inc. converted all of its shares of Series B Junior Convertible Preferred Stock into shares of non-voting Common Stock, $.01 par value, in accordance with Section 8(e) of the Certificate of Designation of the Series B Preferred Stock. On March 22 and March 25, 1996, Koppers redeemed 1,050,000 shares of the non-voting Common Stock at $11.67 per share, 525,000 shares each from Cornerstone-Spectrum, Inc. and APT Holdings Corporation. In October 1997, all shares of Common Stock held by Cornerstone-Spectrum, Inc. were purchased by the Offeree Stockholders and subsequently transferred to the Company, Saratoga and Saratoga Koppers. In addition, all shares of Common Stock held by APT Holdings Corporation will be redeemed as part of the Recapitalization. See "Principal and Selling Stockholders."

  In connection with the Recapitalization, the Company paid a transaction fee of $1.4 million to an affiliate of Saratoga, and a financial advisory fee of $1.4 million to the Initial Purchaser, in consideration for advisory services related to the structuring and financing of the Saratoga Investment and the Recapitalization.

  Koppers has entered into an advisory and consulting agreement with Saratoga pursuant to which the Company will pay a management fee of $150,000 per quarter to Saratoga. In addition, Saratoga will provide the Company with advisory services in connection with significant business transactions, such as acquisitions, for which the Company will pay Saratoga compensation comparable to compensation paid for such services by similarly situated companies.

                     DESCRIPTION OF NEW CREDIT FACILITIES

  Koppers has established New Credit Facilities of $275.0 million aggregate principal amount with Swiss Bank Corporation, Stamford Branch and Mellon Bank, N.A. The New Credit Facilities will be syndicated among several lenders who will be parties thereto (collectively, the "Lenders"), with SBC Warburg Dillon Read Inc. as arranger and syndication agent, Swiss Bank Corporation, Stamford Branch, as documentation agent, and Mellon Bank, N.A., as administrative agent (the "Administrative Agent") (the Administrative Agent together with the other agents, the "Agents"). The following is a summary description of the principal terms of the New Credit Facilities. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the agreements setting forth the principal terms and conditions of the New Credit Facilities, which are available upon request from Koppers.

  Structure. The New Credit Facilities consist of (a) a Term Loan A Facility in an aggregate principal amount of $70 million, (b) a Term Loan B Facility in an aggregate principal amount of $65 million and (c) a Revolving Credit Facility for up to $140 million, including (i) up to $20 million of such amount being available as a standby or trade letter of credit sub-facility;
(ii) $10 million of such amount being available as a swing-line sub-facility and (iii) up to $40 million and $20 million of such amount being exclusively reserved for use in connection with the Australian Term Letter of Credit and the Australian Revolving Letter of Credit described below, respectively.

  National Australia Bank, Limited provided an Australian dollar ("A$") denominated term loan to Koppers Australia and certain of its subsidiaries who are Subsidiary Guarantors in an aggregate principal amount equivalent to US$40 million. As credit support for such term loan, an A$ denominated letter of credit (the "Australian Term Letter of Credit") was issued under the Revolving Credit Facility to such Australian lender in the amount of A$59,303,187.55. Commonwealth Bank of Australia provided an A$ denominated revolving loan facility for the benefit of Koppers Australia and certain of its subsidiaries who are Subsidiary Guarantors with availability of up to the equivalent of US$10 million. As credit support for such Australian revolving facility, an A$ denominated letter of credit (the "Australian Revolving Letter of Credit") was issued under the Revolving Credit Facility to such Australian lender in the amount of A$14,825,796.89. To the extent that currency fluctuations cause the face amount of the Australian Term Letter of Credit or the Australian Revolving Letter of Credit to exceed on a US$ equivalent basis their respective subfacility limits, availability will be correspondingly reduced under the Revolving Credit Facility.

  Availability. Loans under the Term Loan A Facility are available in multiple draws for up to 364 days from the date on which the other transactions were consummated and all other conditions to closing were met (the "Closing Date") for use as follows: on the Closing Date, to provide a portion of the proceeds necessary to consummate the Recapitalization and to pay related fees and expenses, and after the Closing Date, to repurchase Senior Notes not tendered in the Tender Offer or to repurchase shares of the Company's common stock owned by management or the redemption of shares of Common Stock held by APT Holdings Corporation if consummated after the Closing Date. Loans under the Term Loan B Facility and the Australian term loan were drawn on the Closing Date to provide a portion of the proceeds necessary to consummate the Recapitalization and to pay related fees and expenses. The Revolving Credit Facility and the Australian revolving facility are available at any time during the six-year period following the Closing Date subject to the fulfillment of certain conditions precedent including the absence of a default under the New Credit Facilities.

  Security; Guarantee. The Company's obligations under the New Credit Facilities are guaranteed by any subsidiary which guarantees indebtedness represented by the Notes, Koppers Australia, any subsidiary of the Company which owns Capital Stock of Koppers Australia and each subsequently acquired or organized significant subsidiary of the Company, subject to certain exceptions. The New Credit Facilities and the guarantees thereof are secured by a perfected first priority lien on, and pledge of, all of the capital stock and intercompany notes of each of the direct and indirect subsidiaries of the Company on the Closing Date or thereafter created or acquired and a perfected first priority security interest in all substantial tangible and intangible assets and proceeds of the foregoing of the Company and the guarantors subject to certain permitted liens.

  Interest; Maturity. Borrowings under the Term Loan A Facility, the Revolving Credit Facility and the Australian facilities bear interest, payable quarterly, at a rate per annum equal to: (i) LIBOR (or in the case of the Australian facilities, the Bank Swap Reference Rate) plus an applicable margin or (ii) the Administrative Agent's prime rate (the "base rate") plus an applicable margin. Borrowings under the Term Loan B Facility bear interest, payable quarterly, at a rate per annum equal to LIBOR plus an applicable margin. The initial applicable margin is 1.75% per annum for LIBOR loans and Bank Swap Reference Rate loans, as the case may be, under the Term Loan A Facility and the Revolving Credit Facility (including the Australian Term Letter of Credit and the Australian Revolving Letter of Credit), 2.25% per annum for loans under the Term Loan B Facility and .75% per annum for base rate loans, which may only be made under the Term Loan A Facility and the Revolving Credit Facility (other than the Australian Term Letter of Credit and the Australian Revolving Letter of Credit). The applicable margins may increase to as high as 2.0% per annum or reduce ultimately to as low as .75% per annum in the case of LIBOR loans and Bank Swap Reference Rate loans, as the case may be, under the Term Loan A Facility and the Revolving Credit Facility (including the Australian Term Letter of Credit and the Australian Revolving Letter of Credit), increase to as high as 2.5% per annum or reduce to as low as 1.75% per annum in the case of loans under the Term Loan B Facility and increase to as high as 1.0% per annum or reduce to as low as 0.0% per annum in the case of base rate loans, in each case based upon improved credit measures. The Term Loan A Facility and the Australian term loan will mature on the date which is six years after the Closing Date, and the Term Loan B Facility will mature on the date which is seven years after the Closing Date. Amounts outstanding under the Term Loan Facilities will amortize on a semi-annual basis beginning at the end of the second full fiscal quarter after the Closing Date. Aggregate principal payments will be $11.0 million, $16.0 million and $21.0 million for the years 1998, 1999 and 2000, respectively, increasing to a maximum of $45.0 million in 2003.

  Fees. The Company will be required to pay the lenders, on a quarterly basis, a commitment fee initially equal to .375% per annum (which may be increased or reduced based upon credit measures) on the undrawn portion of the Revolving Credit Facility and a commitment fee initially equal to .375% per annum on the undrawn portion of the Term Loan A Facility. The Company is also obligated to pay: (i) a per annum letter of credit fee equal to the applicable margin for LIBOR based loans on the aggregate amount of outstanding letters of credit, including the Australian Term Letter of Credit and the Australian Revolving Letter of Credit; provided the Australian Revolving Letter of Credit fee will be based on the daily average outstanding amount of loans under the Australian revolving facility; (ii) a facing fee for the letter of credit issuing bank; and (iii) agent, arrangement and other similar fees.

  Prepayments. The Term Loan Facilities are required to be prepaid with (a) 100% of the net proceeds (including casualty insurance proceeds) of asset sales and other asset dispositions for proceeds in excess of a certain threshold to be mutually agreed (subject to customary exceptions for inventory, used or obsolete equipment, etc. and to an exclusion for a specified amount of reinvestments of such proceeds in agreed categories of assets), (b) 100% of the net proceeds of the issuance or incurrence of debt or of any sale and lease-back for proceeds in excess of a certain threshold to be mutually agreed, and (c) 50% of the net proceeds from any issuance of equity securities in any public offering or private placement or from any capital contribution (other than net proceeds received upon exercise of employee stock options, the sale of shares pursuant to the Koppers Industries, Inc. Employee Stock Purchase Plan and the Koppers Industries, Inc. Stock Redemption and Purchase Plan, or the resale of shares to Management Investors).

  Covenants. The New Credit Facilities contain a number of covenants including, among other things, limitation on liens; limitation on indebtedness and guarantees; limitation on loans and investments; limitations on dividends and stock repurchases to specified amounts; limitation on optional payments and modification of certain indebtedness; limitation on leases; limitation on fundamental changes; limitation on disposition of assets and stock and indebtedness of subsidiaries; limitations on transactions with affiliates; limitation on discontinuance or changes in business (including acquisitions); limitation on capital expenditures; limitation on filing certain consolidated tax returns; limitation on use of proceeds from loans; limitation on the amendment of certain documents; limitation on certain actions with respect to pension and benefit plans; limitation on restrictions on liens and dividend restrictions on subsidiaries. In addition, the New Credit Facilities require that the Company comply with specified ratios and tests, including minimum net worth (deficit) on and after December 31, 1997 of not less than $(40) million, subject to upward adjustment, which amount shall be increased by 50% of the Company's cumulative consolidated net income on a quarterly basis plus 100% of the proceeds from equity issuances; capital expenditures not to exceed $35 million annually plus up to 50% of the previous year's permitted capital expenditures to the extent such amounts were not expended in such previous year; ratio of total debt to consolidated EBITDA of 4.80 to 1.00 initially decreasing to 3.50 to 1.00; interest coverage ratio of 2.25 to 1.00 initially increasing to 3.00 to 1.00; consolidated debt service coverage ratio of 1.75 to 1.00 initially decreasing to 1.25 to 1.00 and consolidated current ratio at the end of any fiscal year to be not less than 1.10 to 1.00.

  Events of Default. Events of Default under the New Credit Facilities include non-payment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects; cross-default and cross-acceleration; Change in Control (as defined in the New Credit Facilities); bankruptcy and insolvency events with respect to the Company or a guarantor; material judgments; ERISA events; and actual or asserted (by the Company or a guarantor) invalidity of any loan document or security interest.

                             DESCRIPTION OF NOTES

  The New Notes, like the Old Notes, will be issued pursuant to the Indenture, dated December 1, 1997, between the Company and PNC Bank, National Association (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the New Notes are substantially identical to the Old Notes in all material respects (including interest rate and maturity), except that (i) the New Notes will not be subject to the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (ii) the Registration Rights Agreement covenants regarding registration and the related Liquidated Damages (other than those that have accrued and were not paid) with respect to Registration Defaults will have been deemed satisfied. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. Wherever particular Sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms shall be incorporated herein by reference. A copy of the form of Indenture will be made available to any prospective purchaser of the Notes upon request to the Company.

GENERAL

  The Notes mature on December 1, 2007. The Notes are limited to $175,000,000 in aggregate principal amount. Each Note bears interest at the rate per annum shown on the front cover of this Prospectus from December 1, 1997, or from the most recent date to which interest has been paid or provided for, payable semi-annually (to Holders of record at the close of business on May 15 or November 15 immediately preceding such interest payment date) on June 1 and December 1 of each year, commencing June 1, 1998.

  The Notes are issued only in fully registered form, without interest coupons, and in denominations of $1,000 of principal amount and any integral multiple thereof. No service charge will be made to a Holder for any registration of transfer, exchange or redemption of Notes, but the Company may require payment sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

RANKING

  The Notes are general unsecured obligations of the Company and rank junior to, and are subordinated in right of payment to, all existing and future Senior Debt of the Company, pari passu in right of payment with all senior subordinated Debt of the Company (except as to secured Debt) and senior in right of payment to all Subordinated Debt of the Company. In addition, the Notes are effectively subordinated to all secured obligations to the extent of the assets securing such obligations. At September 30, 1997, on a pro forma basis after giving effect to the Saratoga Investment and the Recapitalization, the Company would have had $175,000,000 Senior Debt outstanding, all of which would have been secured. All Debt incurred under the New Credit Facilities will be Senior Debt of the Company and will be secured by substantially all of the assets of the Company.

  Except as described in "Change of Control," the Indenture does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Company. If a Change of Control were to occur, there can be no assurance that the Company would have adequate funds to repurchase the Notes as required by the Indenture and/or that the lenders under the New Credit Facilities will permit such repurchase. See "--Covenants--Change of Control" and "Description of New Credit Facilities--Events of Default."

OPTIONAL REDEMPTION

  The Notes are redeemable, at the Company's option, in whole or in part, at any time on or after December 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the registry books, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning December 1, of the years indicated:

      YEAR                                                      REDEMPTION PRICE
      ----                                                      ----------------
      2002.....................................................     104.938%
      2003.....................................................     103.292%
      2004.....................................................     101.646%
      2005 and thereafter......................................     100.000%

plus accrued and unpaid interest, if any, to the date of such redemption.

  In addition, at any time prior to December 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more issuances of Common Stock (other than Redeemable Stock) at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued interest, if any, to the date of such redemption; provided that at least $100,000,000 aggregate principal amount of Notes would remain outstanding after giving effect to any such redemption.

  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in such manner as it will deem appropriate and fair; provided, however, that no Note of $1,000 in original principal amount or less will be redeemed in part.

SUBORDINATION OF THE NOTES

  The payment of the principal of and interest or liquidated damages on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt, which shall include, for all purposes described in this "Subordination of the Notes" heading, the cash collateralization in full of all outstanding letters of credit constituting Senior Debt.

  Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment (a "Defeasance Trust Payment") from the trust described under "Defeasance" (a "Defeasance Trust")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Debt shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest or liquidated damages on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of or interest or liquidated damages on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Debt of the Company is paid in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid on or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent or distribution, or provision therefor, to or for the holders of Senior Debt.

  No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment but including the establishment of a Defeasance Trust) by or on behalf of the Company of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer (as defined herein), a Change of Control Offer (as defined herein) or otherwise, will be made (including, without limitation, by way of set-off) if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Debt, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment but including the establishment of the Defeasance Trust) will be made (including, without limitation, by way of set-
off) by or on behalf of the Company of principal of or interest or liquidated damages on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, and (y) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period (to the extent the holder of Designated Senior Debt, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

  The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

  By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Debt to the extent necessary to pay the Senior Debt in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

  At the time of issuance of the Old Notes, loans outstanding under the New Credit Facilities were the only outstanding Senior Debt. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Debt to refinance existing Debt or for other corporate purposes.

GUARANTEES OF THE NOTES

  The Indenture provides that each of the Subsidiary Guarantors will unconditionally guarantee on a joint and several, senior subordinated basis all of the Company's obligations under the Notes, including its obligations to pay principal and interest with respect to the Notes. The Subsidiary Guarantors also guaranteed all obligations of the Company under the New Credit Facilities, and each Subsidiary Guarantor granted a security interest in substantially all its assets to secure the obligations under the New Credit Facilities.

  The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. Except as provided in "--Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the equity interests of the Subsidiary Guarantors.

  The Indenture provides that each of the Company's Subsidiaries formed or acquired after the date of issuance of the Notes that provides a Guarantee under the New Credit Facilities will be required to be a Subsidiary Guarantor. The Company will cause each Subsidiary required to issue a Subsidiary Guarantee after the date of issuance of the Notes to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Subsidiary Guarantor for all purposes of the Indenture.

  The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "Consolidation, Merger and Sale of Assets," all or substantially all of the assets of any Subsidiary Guarantor or all of the equity interests of any Subsidiary Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Disposition, and if (x) the Net Cash Proceeds from such Asset Disposition are used in accordance with the covenant described under "--Covenants--Limitation on Asset Disposition" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Disposition shall be used in accordance with the covenant described under "-- Covenants--Limitation on Asset Disposition" and within the time limits specified by such covenant, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the equity interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Subsidiary Guarantee obligations in respect of the Indenture and the Notes.

  The Subsidiary Guarantees are joint and several, general unsecured obligations of the Subsidiary Guarantors. The respective obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Debt of such Subsidiary Guarantor, as the case may be, to substantially the same extent as the Notes are subordinated to all existing and future Senior Debt of the Company. No separate financial statements of any of the Subsidiary Guarantors are presented herein, except for Koppers Australia, as management believes that such financial statements would not provide any additional meaningful information.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

  "Acquisition Debt" means Debt of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or such Person being merged into the Company or one of its Subsidiaries) (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an investment solely in connection with a Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries with respect to such investment (but may be deemed an Affiliate with respect to other transactions, if applicable).

  "Approved Government Financing" means below-market interest rate financing provided by or through any governmental or quasi-government subdivision, agency, office or instrumentality or pursuant to any government approved or supported loan program.

  "Asset Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person will become a Subsidiary of the Company or will be merged with the Company or any of its Subsidiaries or (ii) the acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

  "Asset Disposition" means, with respect to any Person, any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale-leaseback) by such Person or any of its Subsidiaries to any Person (other than to such Person or a Wholly-Owned Subsidiary of such Person and other than in the ordinary course of business) of (i) any assets of such Person or any of its Subsidiaries or (ii) any shares of Capital Stock of such Person's Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. For purposes of this definition, the term "Asset Disposition" will not include any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by the provision described in "Consolidation, Merger and Sale of Assets."

  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). "Net rental payments" under any lease for any period means the sum of such rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.


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

  "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act under the Indenture.

  "Business Day" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Notes, as specified on the face of the form of Note recited above, and where the Corporate Trust Office is located, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity interests whether now outstanding or issued after the date of the Indenture, including, without limitation, all Common Stock and all Preferred Stock.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) the rental obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligation" means, as applied to any Person, the rental obligation required to be capitalized on the balance sheet of such Person under any Capitalized Lease of such Person.

  "Cash Equivalents" means, at any time, (i) Debt with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (h) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's, (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), (v) market auction preferred stock rated in the highest rating by S&P and Moody's and (vi) money market mutual funds rated in the highest rating by S&P and Moody's or investing solely in investments described in clauses (i) through (v) above.

  "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Common Stock of the Company; (ii) the Company consolidates with, or merges with or into, another Person or the Company or its Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person, other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Common Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Common Stock of the surviving or transferee Person; or (iii) following the first public offering of Common Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (which, for purposes of the definition of "Change of Control," shall not include any committee thereof) of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the

Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Indenture, and includes, without limitation, all series and classes of such common stock.

  "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures incurred (whether paid in cash or accrued as liabilities and including Capitalized Lease Obligations) by the Company and its Subsidiaries during such period that, in conformity with generally accepted accounting principles, are included as capital expenditures in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries.

  "Consolidated Fixed Charges" of any Person means, for any period, the aggregate (without duplication) of (i) Consolidated Interest Expense and (ii) the interest attributable to Capitalized Leases, determined on a consolidated basis for such Person and its Consolidated Subsidiaries for such period in accordance with generally accepted accounting principles of such Person.

  "Consolidated Fixed Charge Ratio" means the ratio, on a pro forma basis, of
(i) the aggregate amount of EBITDA of any Person for the Reference Period immediately prior to the Determination Date to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period; provided that for purposes of such computation, in calculating EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Consolidated Fixed Charge Ratio and the application of the proceeds therefrom will be assumed to have occurred on the first day of the Reference Period, (2) Asset Dispositions and
Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Determination Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) will be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Determination Date and the application of the proceeds therefrom will be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which will remain in effect for the twelve month period after the Determination Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) will be used and (5) there will be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any Debt which was outstanding during and subsequent to the Reference Period but is not outstanding on the Determination Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause (4)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Determination Date. For the purposes of making the computation referred to above, Asset Dispositions and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the Company or been merged with or into the Company or any Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Determination Date will be calculated on a pro forma basis (including all of the calculations referred to in numbers (1) through (5) above) assuming such Asset Dispositions or Asset Acquisitions occurred on the first day of the Reference Period.

  "Consolidated Interest Expense" of any Person means, for any period, without duplication, the sum of the interest expense on all Debt of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation, (i) imputed interest on Capitalized Lease Obligations and Attributable Debt, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing,
(iii)
amortization of other financing fees and expenses, (iv) the interest portion of any deferred payment obligations, (v) amortization of debt discount or premium, if any, (vi) all other non-cash interest expense, (vii) capitalized interest, (viii) all interest payable with respect to discontinued operations, and (ix) all interest on any Debt of any other Person guaranteed by the referent Person or any of its Consolidated Subsidiaries.

  "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there will be excluded (i) the Net Income of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person or a Consolidated Subsidiary during such period, (ii) except to the extent includible pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; provided that clause (ii) will not be effective for any calculation of the Consolidated Fixed Charge Ratio, (iii) the Net Income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to the Company of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any gains or losses attributable to Asset Dispositions and (v) without duplication, any extraordinary gains or losses realized during such period, including any related tax effects on such Person.

  "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with generally accepted accounting principles, should be, accounted for by such Person as a consolidated subsidiary.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

  "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt will be limited to the fair market value of such asset, (vii) all Debt of others Guaranteed by such Person, (viii) obligations under Currency Agreements and Interest Rate Agreements (the "principal amount" of which shall be the amount then payable by such Person upon termination thereof due to default by such Person) and (ix) the Attributable Debt with respect to any Sale and Lease Back Transaction.

  "Designated Senior Debt" means any Debt outstanding under the New Credit Facilities.

  "Determination Date" means the date of the transaction giving rise to the need to make a calculation required by certain of the covenants included in the Indenture.

  "EBITDA" of any Person for any period means the Consolidated Net Income of such Person plus, in each case to the extent deducted in determining Consolidated Net Income for such period, (i) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income for such period, minus all non-cash items increasing Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with generally accepted accounting principles.

  "Event of Default" means any event or condition specified as such in "Event of Default" which will have continued for the period of time, if any, therein designated.

  "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United States as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Guarantor Senior Debt" means, with respect to any Subsidiary Guarantor, at any date, (a) all Obligations, if any, of such Subsidiary Guarantor under the New Credit Facilities; (b) all Obligations of such Subsidiary Guarantor under Currency Agreements and Interest Rate Agreements (including Post-Petition Interest); (c) all Obligations of such Subsidiary Guarantor under stand-by letters of credit; and (d) all other Debt of such Subsidiary Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Debt unless the instrument under which such Debt of such Subsidiary Guarantor for money borrowed is Incurred expressly provides that such Debt for money borrowed is not senior or superior in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) to the extent that it may constitute Debt, any Obligation for Federal, state, local or other taxes; (b) any Debt among or between such Subsidiary Guarantor and any Subsidiary of such Subsidiary Guarantor; (c) to the extent that it may constitute Debt, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Debt evidenced by such Subsidiary Guarantor's Subsidiary Guarantee; (e) Debt of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Debt of such Subsidiary Guarantor; (f) to the extent that it may constitute Debt, any obligation owing under leases (other than Capitalized Lease Obligations); and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor.

  "Hickson" means Koppers-Hickson Investments Pty. Limited and its wholly-owned subsidiaries.

  "Holder," "Holder of Notes," "Noteholder" or other similar terms means the registered holder of any Note.

  "Incurrence" means the incurrence, creation, assumption or in any other manner becoming liable with respect to, or becoming responsible for the payment of, any Debt. "Incur" will have a comparable meaning.

  "Independent Financial Advisor" means a nationally recognized investment banking, accounting or appraisal firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (ii) which, in the sole judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which such firm is being engaged.

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (but not including any demand deposit).

  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For the purposes of the Indenture, the Company will be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" from an Asset Disposition means cash or Cash Equivalents received (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or upon disposition of, a note or installment receivable or otherwise, but only as and when received (including any cash or Cash Equivalents received upon sale or disposition of such note or receivable), and excluding any other consideration (i) received in the form of assumption by the acquiring Person of Debt or other obligations relating to the assets disposed of in such Asset Disposition or (ii) until converted to cash or Cash Equivalents, received in any other non-cash form) therefrom, in each case, net of all legal, accounting and investment banking fees and expenses, brokerage commissions and other fees and expenses incurred, and provision for all taxes (whether or not such taxes will actually be paid or payable) as a result of such Asset Disposition without regard to the consolidated results of operation of the Company and its Subsidiaries as a consequence of such Asset Disposition, transfer or other disposition, in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes), and net of all payments made on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which is required to be repaid as a result of such Asset Disposition. Notwithstanding the foregoing, the term "Net Cash Proceeds" will not include 50% of that portion of the net after tax cash proceeds from the sale, transfer, conveyance, lease or other disposition of the Monessen Facility that is directly attributable to the tax credits available under Internal Revenue Code Section 29 (the "Monessen Section 29 Tax Credits") associated with the operations of the Monessen Facility.

  "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with generally accepted accounting principles, except that extraordinary and nonrecurring gains and losses as determined in accordance with generally accepted accounting principles will be excluded.

  "Net Worth" of any Person means as of any date the aggregate of capital, surplus and retained earnings of such Person and its Consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date in accordance with generally accepted accounting principles; provided that capital and surplus attributable to Redeemable Stock will be excluded.

  "New Credit Facilities" means the Credit Agreement by and among the Company, the guarantors listed therein, the lenders listed therein, and SBC Warburg Dillon Read Inc., Swiss Bank Corporation, and Mellon

Bank, N.A., as Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and includes (i) the Australian dollar denominated term loan and revolving credit facility described therein, (ii) any credit, securities purchase or similar agreement extending the maturity of, or restructuring all or any portion of, the Debt under the New Credit Facilities or any successor agreement and (iii) any agreement with one or more lenders or purchasers refinancing all or any portion of the Debt under the New Credit Facilities or any successor agreement, including, in the case of clauses (ii) or (iii), any increased amount of Debt thereunder but only to the extent such increased amount of Debt is permitted to be incurred under clause (viii) of the first paragraph under the "Limitation on Debt" covenant described below.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages (including liquidated damages) and other liabilities payable under the documentation governing any Debt.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate will comply with Section 314 of the Trust Indenture Act of 1939.

  "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion will comply with Section 314 of the Trust Indenture Act of 1939.

  "Permitted Debt" means Debt described in clauses (i) through (xiv) of the "Limitations on Debt" covenant described below.

  "Permitted Holders" means Saratoga Partners III, LP and its affiliates and the Management Investors, each of the spouses, children (adoptive or biological) or other lineal descendants of the Management Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder.

  "Permitted Junior Securities" means any securities of the Company, any Subsidiary Guarantor or any successor to the Company or any Subsidiary Guarantor, as the case may be, issued pursuant to a plan of reorganization or readjustment of the Company of such Subsidiary Guarantor that are (i) equity securities without covenants or rights of mandatory or optional redemption or
(ii) subordinated in right of payment to all Senior Debt or Guarantor Senior Debt, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Debt or Guarantor Senior Debt, as the case may be, (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

  "Permitted Liens" means (i) Liens securing Debt existing as of the date of issuance of the Notes (after giving effect to the use of proceeds of issuance of the Notes), and related interest, fees and obligations of the Company thereunder; (ii) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (iii) statutory Liens or landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as will be required in conformity with GAAP will have been made therefor; (iv) Liens for taxes, assessments, government charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as will be required in conformity with GAAP will have been made therefor; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (vi) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of Debt); (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (viii) any attachment or judgment Lien that does not give rise to an Event of Default; (ix) rights of banks to set off deposits against debts owed to said bank; (x) Liens on the assets of any entity existing at the time such assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (A) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (B) do not extend to any other Property of the Company or any of its Subsidiaries; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and goods sold relating to such letters of credit and the products and proceeds thereof; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets; (xiv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; provided that any Sale and Leaseback Transaction related thereto complies with provisions described in "Limitations on Sale and Leaseback Transaction"; (xv) Liens upon real or tangible personal property acquired after the date on which the Notes are issued under the Indenture; provided, however, that (x) such Lien is created solely for the purpose of securing Debt Incurred (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) to refinance any Debt previously so secured, (y) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (z) any such Lien will not extend to or cover any property or assets other than such item or property or assets and any improvements on such item; (xvi) Liens securing obligations under Interest Rate Agreements and Currency Agreements; (xvii) Liens on accounts receivable and inventory securing working capital borrowings (including interest, fees and other obligations in respect thereof) made by the Company or its Subsidiaries in accordance with the provisions described in "Limitations on Debt"; (xviii) Liens on the Assets of a Receivables Subsidiary in a Receivables Transaction; and (xix) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i), (x) and (xv): provided that any such extension, renewal or replacement will not extend to any other assets of the Company or any of its Subsidiaries other than the assets originally covered by such Lien or any improvements thereon or additions or accessions thereto.

  "Permitted Payments" means with respect to the Company or any of its Subsidiaries (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock); (ii) any dividend or other distribution or payment in respect of redemption of Capital Stock payable to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (iii) the repurchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock with additional shares of, or out of the net proceeds of a substantial contemporaneous issuance of, Capital Stock other than Redeemable Stock; (iv) the retirement of any shares of Redeemable Capital Stock by conversion into, or by exchange for, additional shares of Redeemable Capital Stock, or out of the net proceeds of the substantial contemporaneous issuance (other than to a Subsidiary of the Company) of other shares of Redeemable Capital Stock; (v) the payment of management, advisory or consulting fees to Saratoga or its affiliates in an amount not to exceed $600,000 per year; (vi) the redemption of shares of the Company's Common Stock from Management Investors as part of the Management Redemption Offer in an amount not to exceed $15,000,000; (vii) the redemption of shares of the Company's Common Stock from APT

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

Holdings Corporation in an amount not to exceed $23,000,000; (viii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition for value of any Debt which by its terms ranks subordinate in right of payment to the Notes with the net proceeds from the issuance of (a) Debt which is also subordinate (at least to the extent and in the manner as the Debt to be prepaid or defeased, redeemed, repurchased or otherwise acquired is subordinate to the Notes) in right of payment to the Notes; provided that such new subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset sale" or "change of control" covenant which is no more favorable to the holders of such Debt than the provisions contained in corresponding Sections of the Indenture and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to corresponding Sections of the Indenture) prior to the final scheduled maturity date of the Notes and the proceeds of such new subordinated Debt are utilized for such purpose within 45 days of issuance or (b) Capital Stock (other than Redeemable Stock); (ix) the repurchase of Debt subordinated to the Notes pursuant to the provisions of any "change of control" covenant set forth in the instrument governing such subordinated Debt; provided that such repurchases will only be permitted if all of the terms and conditions in such provisions have been fully complied with and such repurchases are made in accordance with the terms of the Indenture and thereof, and provided further that the Company has repurchased all Notes required to be repurchased by the Company pursuant to the terms and conditions of the Indenture described in "Change of Control" prior to the repurchase of any subordinated Debt of the Company pursuant to the provisions of any "change of control" covenant set forth in such Debt's governing instrument; (x) the purchase of Debt of the Company which is subordinated to the Notes in anticipation of satisfying sinking fund, principal installments or final maturity payments, in each case within one year of the date of such purchase; (xi) Investments not described in any other clause of this definition made after the date of the Indenture in an aggregate amount (net of return of investment) not to exceed $7,500,000, which amount may be increased by an amount equal to the lesser of (A) the excess, if any, of $15,000,000 over the aggregate amount paid on redemption of shares of Common Stock in accordance with the Management Redemption Offer within 60 days of the date of issuance of the Notes and (B) $5,000,000; provided that no Investment may be made as described in this clause (xi) unless (a) such Investment is made in a Person engaged primarily in a business that is the same as, similar or incidental to, or complementary with, a business in which the Company and its Subsidiaries are substantially engaged on the date of issuance of the Notes and (b) immediately after giving effect to such Investment, the Company would be able to incur at least $1.00 of Debt under certain sections of the Indenture; (xii) an Investment consisting of the contribution of the Monessen Facility to a partnership or other entity created for the purpose of effecting the sale of the Monessen Section 29 Tax Credits; provided that the Company shall be the general partner (or equivalent) of such entity, an affiliate of the Company shall continue to operate the Monessen Facility, such contribution shall be credited to the Company's capital account (or equivalent) of such entity at the fair market value of the Monessen Facility and the other investor's interest in such entity shall be redeemable by the Company following expiration of the Monessen Section 29 Tax Credits;
(xiii) an Investment by a Receivables Subsidiary consisting of equity interests in a trust or other Person established by such Receivables Subsidiary to effect a Receivables Transaction, and (xiv) Investments made in Cash Equivalents and Consolidated Subsidiaries.

  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Post-Petition Interest" means, with respect to any Debt of any Person, all interest accrued or accruing on such Debt after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.


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

  "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock (however designated) of such Person whether now outstanding or issued after the date of the Indenture.

  "principal," wherever used with reference to the Notes or any Note or any portion thereof, will be deemed to include "and premium, if any."

  "Receivables Subsidiary" means a Subsidiary of the Company exclusively engaged in Receivables Transactions and activities related thereto; provided, however, (i) that at no time shall the Company and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Debt or other borrowings of such Subsidiary shall be Debt (x) as to which neither the Company nor any of its other Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (y) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any of its Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (z) as to which the lenders (a) have acknowledged that they do not have recourse to the holder of the Capital Stock of the debtor or (b) have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its other Subsidiaries.

  "Receivables Transaction" means (i) the sale or other disposition to a third party of accounts receivable or an interest therein, or (ii) the sale or other disposition of accounts receivable or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such accounts receivable or interests therein); provided that in each of the foregoing, the Company or its Subsidiaries other than the Receivables Subsidiary receive in cash at least 80% of the aggregate principal amount of any accounts receivable financing in such transaction.

  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed, in whole or in part, prior to the stated maturity of the Notes, (ii) redeemable at the option of the holder thereof, upon the occurrence of any event or otherwise, at any time prior to the stated maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) or Debt.

  "Reference Period" means the four fiscal quarters for which financial information is available (or was required to be made available) preceding the date of a transaction giving rise to the need to make a financial calculation.

  "Restricted Payment" means with respect to any Person (i) the declaration or payment of any dividend or other distribution on account of any shares of such Person's Capital Stock, (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, (iii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition or retirement for value of any Debt ranked subordinate in right of payment to the Notes or (iv) any Investment. Notwithstanding the foregoing, "Restricted Payment" will not include any Permitted Payment.

  "S&P" means Standard and Poor's Corporation and its successors.

  "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property.


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

  "Senior Debt" means, at any date, (a) all Obligations of the Company under the New Credit Facilities; (b) all Obligations of the Company under Currency Agreements and Interest Rate Agreements (including Post-Petition Interest);
(c) all Obligations of the Company under stand-by letters of credit; and (d) all other Debt of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Debt, unless the instrument under which such Debt of the Company for money borrowed is Incurred expressly provides that such Debt for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Debt shall not include (a) to the extent that it may constitute Debt, any Obligation for Federal, state, local or other taxes; (b) any Debt among or between the Company and any Subsidiary of the Company, unless and for so long as such Debt has been pledged to secure Obligations under the New Credit Facilities; (c) to the extent that it may constitute Debt, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Debt evidenced by the Notes and the Subsidiary Guarantees; (e) Debt of the Company that is expressly subordinate or junior in right of payment to any other Debt of the Company; (f) to the extent that it may constitute Debt, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

  "Subordinated Debt" means any Debt of the Company which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

  "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the obtaining of materials or services.

  "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof.

  "Wholly-Owned Subsidiary" means with respect to any Person a Subsidiary all of the voting stock of which is owned directly or indirectly by such Person.

COVENANTS

 Limitations on Debt.

  Under the terms of the Indenture, the Company will not, and will not permit its Subsidiaries to, directly or indirectly Incur any Debt (including Acquisition Debt), except (i) Debt outstanding (or, in the case of certain term loans under the New Credit Facilities, committed) on the date of issuance of the Notes (after giving effect to the use of proceeds of issuance of the Notes), including the term loans under the New Credit Facilities, but not including Debt described in clauses (iii) and (iv) below; (ii) Debt evidenced by the Notes and the Subsidiary Guarantees; (iii) Debt of Koppers Australia, in an aggregate principal amount not to exceed the Australian dollar equivalent of $40,000,000 at the time such Debt is issued, in the form of term loans under the New Credit Facilities; (iv) Debt of the Company or Koppers Australia Incurred under the revolving credit facilities provided for in the New Credit Facilities, including (without duplication) any such Debt in respect of letters of credit (not including the letters of credit described in clause (v) below), in an aggregate principal amount not to exceed the sum of 80% of accounts receivable (reduced as necessary to reflect the disposition of any such accounts receivable in a Receivables Transaction) and 50% of inventory as shown on the Company's consolidated balance sheet for the immediately preceding fiscal quarter for which financial statements are available; (v) Debt in respect of letters of credit with an aggregate face amount not to exceed the Australian dollar equivalent of $60,000,000 at the time such letters of credit are issued at any one time outstanding issued to provide support for loans to Koppers Australia; (vi) Debt in respect of letters of credit issued in the ordinary course of business not to exceed $15,000,000 in aggregate amount at any one time outstanding; (vii) Debt of any Subsidiary to the Company or any Wholly-Owned Subsidiary; (viii) Debt secured by Liens described in (x) and (xv) of the definition of Permitted Liens in an aggregate amount not to exceed $5,000,000 at any one time outstanding and refinancings thereof provided that the amount of such Debt is not increased; (ix) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding or committed Debt of the Company or any of the Notes in an amount (or, if such new Debt, is issued at a price less than the principal amount thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest, fees, expenses and other obligations related thereto), provided that if the Debt to be exchanged or refinanced by its terms ranks subordinate in right of payment to the Notes, (1) the Debt exchanged for, or the proceeds of which are used to refinance, such Debt is also subordinate to the Notes (at least to the extent and in the manner that the Debt to be exchanged or refinanced is subordinate to the Notes) in right of payment to the Notes and
(2) no payments of principal of such Debt by way of sinking fund, mandatory redemption, mandatory repurchase or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof, other than an option given to a holder pursuant to an "asset sale" or "change of control" covenant which is no more favorable to the holders of such Debt than the corresponding provisions contained in the Indenture, and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the corresponding provisions contained in the Indenture) at any time prior to the final scheduled maturity date of the Notes; provided further, that (A) if any scheduled mandatory principal payment of the Debt being exchanged for or refinanced has a due date after December 1, 2007, the corresponding scheduled mandatory payment of the Debt issued in exchange for, or to refinance such Debt, will not have a due date on or prior to December 1, 2007, and (B) in no event may Debt of the Company or a Subsidiary of the Company be refinanced by means of Debt of any other Subsidiary of the Company pursuant to the covenant described in this clause; (x) Debt under Currency Agreements and Interest Rate Agreements; (xi) Debt of Hickson outstanding from time to time in an aggregate principal amount not to exceed the Australian dollar-equivalent of $10,000,000 at the time such Debt is issued, to the extent such Debt could be incurred pursuant to the following paragraph; (xii) Asset Dispositions in the form of Receivables Transactions; (xiii) Guarantees of Debt under the New Credit Facilities otherwise permitted under the Indenture; and (xiv) to the extent not otherwise provided for in clauses (i) through (xiii) above, Debt of the Company in an aggregate outstanding principal amount not to exceed $5,000,000 at any one time outstanding.

  Notwithstanding the provisions set forth in the preceding paragraph, the Company and the Subsidiary Guarantors may Incur Debt, including Acquisition Debt, if on the Determination Date and after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Consolidated Fixed Charge Ratio for the Reference Period immediately preceding the Determination Date is greater than 2.0 to 1.

 Limitation on Guarantees of Debt by Subsidiaries.

  The Indenture provides that in the event that any Subsidiary, directly or indirectly, Guarantees any Debt of the Company under the New Credit Facilities (the "Other Debt"), the Company will cause such Subsidiary to concurrently Guarantee the Company's Obligations under the Indenture and the Notes to the same extent that such Subsidiary Guaranteed the Company's Obligations under the Other Debt (including waiver of subrogation, if any); provided, however, that if such Other Debt is (i) Senior Debt, such Subsidiary Guarantee will be subordinated in right of payment to all Guarantor Senior Debt (which will include such Guarantee of such Other Debt) pursuant to the subordination provisions of the Indenture (which subordination will be substantially identical to the subordination provisions of the Indenture applicable to the Notes), (ii) Debt which is not Senior Debt or Subordinated Debt, such Subsidiary Guarantee will be pari passu in right of payment with the Guarantee of the Other Debt, or (iii) Subordinated Debt, such Subsidiary Guarantee will be senior in right of payment to the Guarantee of the Other Debt (which Guarantee of such Subordinated Debt will provide that such Guarantee is subordinated to the Subsidiary Guarantee to the same extent and in the same manner as the Notes are subordinated to Senior Debt); provided, further, however, that each Subsidiary issuing a Subsidiary Guarantee will be automatically and unconditionally released and discharged from its obligations under such Subsidiary Guarantee upon the release or discharge of the Guarantee of the Other Debt that resulted in the Company's obligations under the Notes and the Indenture being so Guaranteed. The Company will cause each Subsidiary required to issue a Subsidiary Guarantee after the date of issuance of the Notes to make certain deliveries, and such deliveries will have the effects, described above under "Guarantees of the Notes."

 Limitation on Layering.

  The Company shall not, directly or indirectly, Incur any Debt that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Debt of the Company.

  The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, directly or indirectly, Incur any Debt that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Debt of such Subsidiary Guarantor.

 Limitations on Restricted Payments.

  Under the terms of the Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless (a) at the time of such Restricted Payment or after giving effect thereto, no Event of Default, and no event that through the passage of time or the giving of notice, or both, would become an Event of Default, will have occurred and be continuing, (b) after giving effect thereto, the Company could Incur at least $1.00 of Debt pursuant to the provisions described in the second paragraph under "Limitations on Debt" and (c) after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries after the date of issuance of the Notes will not exceed the sum (without duplication) of: (i) 50% of Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with January 1, 1998, and ending with the first full fiscal quarter ended immediately prior to the date of such calculation; provided that if Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such loss; plus (ii) 50% of that portion of the net after tax cash proceeds from the sale, transfer, carryover, lease or other disposition of the Monessen Facility that is directly attributable to the Monessen Section 29 Tax Credits; plus (iii) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Redeemable Stock) after the date of issuance of the Notes (including Capital Stock (other than Redeemable Stock) issued upon conversion of, or in exchange for, securities other than its Capital Stock), and warrants and other rights to purchase (not including any such warrants or rights to purchase which are redeemable at the option of the holder thereof) its Capital Stock (other than Redeemable Stock); plus (iv) $5,000,000. Notwithstanding the foregoing, the Company may make payment of a dividend or other distribution on account of its shares of Capital Stock within 90 days of the declaration thereof if such declaration was permitted under the provisions described in this paragraph.

 Limitations on Asset Disposition.

  Under the terms of the Indenture, except for any Asset Disposition permitted to be made as described in "Consolidation, Merger and Sale of Assets," if the aggregate fair market value of all Asset Dispositions (as determined in good faith by the Board of Directors as of the time of each Asset Disposition) during any consecutive twelve-month period will exceed $5,000,000 the Company will not make, and will not permit any of its Subsidiaries to make, any Asset Disposition unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of (as determined in good faith by the Board of Directors if the Asset Disposition involves shares or assets having a fair market value of more than $10,000,000); (ii) not less than 80% of the consideration received by the Company (or such Subsidiary, as the case may be) is in the form of cash (other than in the case of a full or partial disposition of the Monessen Facility for the purpose of effecting the sale of all or a portion of the Monessen Section 29 Tax Credits), provided that any note or other obligation received by the Company (or such Subsidiary, as the case may be) that is immediately converted into cash will be deemed to be cash for purposes of clause (ii); and (iii) the Net Cash Proceeds from such Asset Dispositions are applied, (A) within twelve months of the date of the receipt of the Net Cash Proceeds, (1) to the reinvestment in the business or businesses of the Company or any of its Subsidiaries; provided, that this clause (1) shall not be applicable in the case of Net Cash Proceeds from any Asset Disposition in the form of a Receivables Transaction or (2) to the extent such Net Cash Proceeds are not actually applied, or cannot be applied, in accordance with clause (1), or, if after being so applied there remain Net Cash Proceeds, to repay Senior Debt or Guarantor Senior Debt (other than the Notes and Debt owed by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or another Subsidiary) (including interest thereon and fees, expenses and other obligations related thereto) and in connection with any such payment, any related loan commitment, standby facility or the like will be reduced in an amount equal to the principal amount so repaid, and (B) to the extent that such Net Cash Proceeds are not actually applied in accordance with clause (A), or, if after being so applied there remain Net Cash Proceeds, to make an Offer to purchase the Notes as described in the following paragraph. Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Disposition are prohibited or delayed by applicable non-United States law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied as described in this clause (other than to repay Debt of the Subsidiary making such Asset Disposition as contemplated by clause (A)) at the time provided above but may be retained by the applicable Subsidiary for so long, but only so long as the applicable local law will not permit repatriation to the United States and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner described in this section; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any such Asset Disposition would have a material adverse tax cost consequence, the Net Cash Proceeds so affected may be retained by the applicable Subsidiary for so long as such material adverse tax cost event would continue.

  In the event Net Cash Proceeds are required to be applied to the purchase of Notes as described in clause (iii) of the preceding paragraph, the Company will be required to purchase Notes tendered pursuant to a tender offer by the Company for the Notes (the "Offer") at a purchase price of 100% of the principal amount of the Notes plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) described in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Cash Proceeds allotted to the purchase of the Notes, the Company may utilize such Net Cash Proceeds for any purpose otherwise permitted under the Indenture. The Company will not be required to make an Offer for Notes as described in this section if the Net Cash Proceeds available therefor are less than $5,000,000 (which lesser amounts not applied to an offer will be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an Offer is required with respect to the Net Cash Proceeds from any subsequent Asset Disposition).

  Within 30 days after the date on which Net Cash Proceeds that are required to be applied to an Offer exceed $5,000,000, the Company will be obligated to deliver to the Trustee and the Trustee will send by first-class mail to each Holder a written notice stating that: (1) such Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in multiples of $1,000 principal amount, at the applicable purchase price; (2) any Note not tendered or accepted for payment will continue to accrue interest; (3) any Note accepted for payment pursuant to the Offer will cease to accrue interest after the purchase date; and (4) Holders will be entitled to withdraw their election in the manner described in the following paragraph. The notice will also specify a purchase date not less than 30 days nor more than 60 days after the date of such notice and will contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision.

  Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least one Business Day prior to the Purchase Date. Holders will be entitled to withdraw this election if the Trustee or paying agent (if any) receives not later than the close of business on the Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, will be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

  In the event the Company is unable to purchase Notes from Holders in an Offer because such purchase is prohibited by any provision of applicable law, the Company need not make an Offer. The Company will then be obligated to use such Net Cash Proceeds as described in clause (iii) of the first paragraph of this section.

  Whenever Net Cash Proceeds are received by the Company, and prior to the allocation of such Net Cash Proceeds as described in this section, such Net Cash Proceeds will be set aside by the Company in a separate account pending allocation.

 Limitations on Dividends and Other Payment Restrictions Affecting
Subsidiaries.

  Under the terms of the Indenture, the Company will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make payments in respect of any Debt owed to the Company or any of the Company's Subsidiaries; (c) make loans or advances to the Company or any of the Company's Subsidiaries; or (d) transfer any of its property to the Company or any of the Company's Subsidiaries other than (i) encumbrances and restrictions included (1) in the Indenture or (2) in any agreement in effect on the date of the Indenture (including, without limitation, the New Credit Facility) or (3) in any partial or total initial or successive refinancing, refunding or replacement of any agreement referred to in clause
(2), provided that any encumbrances or restrictions in any such refinancing, refunding, replacement, amendment, modification or supplement are not materially less favorable to the Company than those in such agreement in effect on the date of the Indenture; (ii) customary provisions contained in agreements with respect to Liens applicable to the assets subject to such Liens; (iii) encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company, provided that such encumbrances or restrictions were not incurred in anticipation of such Person becoming a Subsidiary of the Company or (iv) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction. Nothing described in this section will prevent the Company from Incurring or suffering to exist any Lien which is permitted as described in "Limitations on Liens."

 Limitations on Issuance of Subsidiary Preferred Stock.

  Under the terms of the Indenture, the Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary unless the Subsidiary would be permitted to Incur Debt as described in "Limitations on Debt" in an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

 Limitations on Liens.

  The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Debt unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Subsidiary which is a Subsidiary Guarantor, to secure such Subsidiary Guarantor's Subsidiary Guarantee and all other amounts due under the Indenture, equally and ratably with such Debt (or, in the event that such Debt is subordinated in right of payment to the Notes or such Subsidiary Guarantee, prior to such Debt) with a Lien on the same properties and assets securing such Debt for so long as such Debt is secured by such Lien, except for (i) Liens securing any Senior Debt or any Guarantor Senior Debt, (ii) Liens securing Debt of a Subsidiary which is not required to be a Subsidiary Guarantor and (iii) Permitted Liens.

 Limitations on Sale and Leaseback Transactions.

  The Company will not and will not permit any Subsidiary to enter into any Sale and Leaseback Transaction with respect to any assets (whether now owned or hereafter acquired) unless (i) the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such assets (other than in the case of a Sale and Leaseback Transaction entered into in connection with an Approved Government Financing) and (ii) the Company could incur the Attributable Debt in respect of such Sale and Leaseback Transaction in compliance with the covenant described under "Limitation on Debt."

 Transactions with Affiliates.

  Neither the Company nor any of its Subsidiaries will directly or indirectly enter into any transaction (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate of the Company or direct or indirect holder of 5% or more of any class of Capital Stock of the Company or any such Affiliate (other than a Wholly-Owned Subsidiary of the Company) except for transactions made in good faith the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder or Affiliate; provided that any such transaction will be conclusively deemed to be on terms which are fair and reasonable to the Company or any of its Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with Persons who are not such a holder or Affiliate if such transaction is approved by a majority of the Company's disinterested directors and; provided further that with respect to any transaction or series of related transactions the aggregate amount of which is in excess of $10,000,000, in addition to approval of its board of directors, the Company will obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to the Company or its Subsidiary, as the case may be, from a financial point of view. The covenant described in this paragraph will not apply to (a) the payment of reasonable and customary regular fees to directors of the Company, (b) any Permitted Payment and any Restricted Payment not otherwise prohibited by the Indenture or (c) transactions between a Receivables Subsidiary and any Person as part of a Receivables Transaction, but only to the extent such transactions are solely in connection with the Receivables Transaction.

 Change of Control.

  Upon a Change of Control, each Holder of the Notes will have the right to require that the Company repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the terms contemplated in the following paragraph (the "Change of Control Offer").

  Within 30 days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount the plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Purchase Price"); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which will be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (4) that any Note not tendered will continue to accrue interest; (5) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Repurchase Date, (6) that holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the Repurchase Date; (7) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (8) that holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

  On the Repurchase Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an officers' certificate stating the Notes or portions thereof tendered to the Company. The Trustee will promptly mail to the holders of Note so accepted payment in an amount equal to the purchase price, and prompt authenticate and mail to such holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

  The Indenture will require that if the New Credit Facilities are in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 20 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the New Credit Facilities or offer to repay in full all obligations under or in respect of the New Credit Facilities and repay the obligations under or in respect of the New Credit Facilities of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facilities to permit the repurchase of the Notes as described above. The
Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (c) under "Events of Default" below if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the New Credit Facilities or obtain requisite consents under the New Credit Facilities. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 30 days after notice, constitutes an Event of Default.

  The Indenture will require that (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Debt that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a change of control, the Company will not consummate any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as the Company will have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Debt that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

  In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to repurchase Notes, if such repurchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

 Reports.

  Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish to the holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition, the Company will make such information available to prospective purchasers of the Notes who request it in writing.

EVENTS OF DEFAULT

  In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) will have occurred and be continuing: (a) default in the payment of any installment of interest upon any of the Notes as and when the same will become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of all or any part of the principal on any of the Notes as and when the same will become due and payable either at maturity, upon any redemption, upon mandatory repurchase, by declaration or otherwise; or (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in the Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Company remedy the same, will have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; (d) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; (e) the Company or any of its Subsidiaries will commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Subsidiaries or for any substantial part of its property, or make any general assignment for the benefit of creditors; (f) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of the Indenture or will hereafter have outstanding at least $10,000,000 aggregate principal amount of Debt, will have occurred and be continuing and such Debt will have been accelerated so that the same will be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration will not be rescinded or annulled within 30 days after such acceleration, provided that if such event of default under such indenture or instrument will be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof will be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Noteholders; (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10,000,000 in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) will be rendered against the Company or any Subsidiary and will not be discharged, and there will be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, will not be in effect; (h) the Company and/or one or more of its Subsidiaries fails to make (A) at the final (but not any interim) fixed maturity of any issue of Debt a principal payment of $10,000,000 or more or
(B) at the final (but not any interim) fixed maturity of more than one issue of such Debt principal payments aggregating $10,000,000 or more and, in the case of clause (A), such defaulted payment will not have been made, waived or extended within 30 days of the payment default and, in the case of clause (B), all such defaulted payments will not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (B) to exceed $10,000,000; (i) the nonpayment of any two or more items of Debt that would constitute at the time of such nonpayments, but for the individual amounts of such Debt, an Event of Default under clause (f) or clause (h) above, or both, and which items of Debt aggregate $10,000,000 or more; (j) any Subsidiary Guarantee shall for any reason cease to be in full force and effect; then, and in each and every such case, unless the principal of all of the Notes will have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding under the Indenture, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all the Notes and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable; provided that, if an Event of Default specified in clause (d) or (e) above occurs with respect to the Company, all unpaid principal of and accrued interest on the Notes then outstanding will become and be immediately due and payable, without any declaration, presentment, demand, protest, notice or other act on the part of the Trustee or any Holder. Such acceleration may be annulled and past defaults (other than the non-payment of the principal of the Notes which will have become due otherwise than by acceleration) may be waived by the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, upon the conditions provided in the Indenture. For information as to the waiver of defaults, see "Modification and Waiver."

  The Indenture will require that the Company furnish to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year a brief certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The terms of Indenture and the Notes will not prevent any consolidation of the Company with, or merger of the Company into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor or successors will be a party or parties, nor will it prevent any sale, lease or conveyance of all or substantially all of the property of the Company as an entirety or substantially as an entirety to any Person; provided that: (a) the Company will be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company are transferred will be a solvent corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and will expressly assume in writing all the obligations of the Company under the Notes, (b) immediately before and immediately after giving effect to such transaction no Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default will have occurred and be continuing,

(c) the Net Worth of the Company or the surviving entity, as the case may be, on a pro forma basis after giving effect to such transaction is not less than the Net Worth of the Company immediately prior to such transaction, and (d) immediately after giving effect to such transaction on a pro forma basis, the Company or the surviving entity would be able to incur at least $1.00 of Debt pursuant to the provisions described in the second paragraph under "Limitations on Debt." However, the foregoing will not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by the resolution thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

 Defeasance and Discharge of Indenture.

  Under the terms of the Indenture, the Company will be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 123rd day after the irrevocable deposit referred to in subparagraph (A) below, and the provisions of the Indenture, as it relates to such outstanding Notes, will no longer be in effect (except as to: (a) rights of registration of transfer and exchange, and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (c) the rights of Holders to receive payments of principal thereof and interest thereon, (d) the rights, obligations and immunities of the Trustee under the Indenture and (e) the rights of the Noteholders as beneficiaries with respect to the property so deposited with the Trustee payable to all or any of them) if (A) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of the Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Noteholders, (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the outstanding Notes at the maturity date or the redemption date (provided, that in the case of redemption, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for giving such Notice) of such principal or installment of interest, on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Notes; provided, that the Trustee or paying agent will have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; (B) such deposit will not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act, as amended; (C) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (D) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, will have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date; (E) the Company has delivered to the Trustee (i) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option described in this paragraph and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or
(y) an Opinion of Counsel to the same effect as the ruling described in clause
(x), and (ii) an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (y) the creation of the defeasance trust will not violate the Investment Company Act of 1940; (F) the Company has paid or caused to be paid all sums then payable by the Company under the Indenture and under the Notes; and (G) the Company has delivered to the Trustee an

Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

 Defeasance of Certain Obligations.

  The Company may omit to comply with the terms, provisions or conditions described in "Covenants" and clauses (c) and (d) in "Consolidation, Merger and Sale of Assets" if (a) with reference to the provision described herein, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of the Indenture) and conveyed all right, title and interest for the benefit of the Noteholders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Noteholders, (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the outstanding Notes on the maturity date or the redemption date (provided, that in the case of redemption, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for giving such Notice) of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Notes; provided, that the Trustee or paying agent will have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; (b) such deposit will not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act, as amended; (c) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit; (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that
(i) the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option described herein and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, (ii) Holders of the Notes will have a valid and perfected first priority security interest in the trust funds and (iii) the creation of the defeasance trust will not violate the Investment Company Act of 1940; (f) the Company has paid or caused to be paid all sums then payable by the Company under the Indenture and under the Notes; and (g) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein described have been complied with.

MODIFICATION AND WAIVER

  Modifications, waivers and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that no such modification, waiver or amendment will (a) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter the provisions with respect to redemption or mandatory repurchase thereof (other than those relating to a Change of Control), or impair or affect the right of any Noteholder to institute suit for the payment thereof without the consent of the holder of each Note so affected, or (b) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture or (c) modify the subordination provisions of the Indenture in a manner adverse to the Noteholders, without the consent of the holders of all Notes then outstanding; and provided, further, that no such modification, waiver or amendment will make any change in the provisions described above under the caption "Change of Control" or in the obligations of the Company to make a Change of Control Offer or the definitions related thereto that could adversely affect the rights of any holder of the Notes without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding Notes.

CONCERNING THE TRUSTEE

  The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction. A Holder may not pursue any remedy with respect to the Indenture unless such holder previously will have given to the Trustee written notice of default and of the continuance thereof, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding will have made written request upon the Trustee to institute such action or proceedings in its own name as trustee under the Indenture and will have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity will have failed to institute any such action or proceedings and no direction inconsistent with such written request will have been given to the Trustee.

DELIVERY AND FORM OF SECURITIES

 Book-Entry, Delivery and Form

  Except as set forth herein, the New Notes will initially be issued in the form of one or more registered notes in global form (the "New Global Note" and together with the global notes representing the Old Notes, the "Global Note"). The New Global Note will be deposited on the Exchange Date with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). The Depositary will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Transfer Restrictions."

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

  Payments in respect of the principal of and interest and liquidated damages on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, interest and liquidated damages). The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described herein under the caption "Transfer Restrictions." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and the Depositary identifies as being the beneficial owner of the related Notes.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

  The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, interest and liquidated damages) be made in same-day funds. The Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by the Depositary to be settled in same-day funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  The Company and the Initial Purchaser entered into a Registration Rights Agreement dated as of December 1, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission an Exchange Offer Registration Statement with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer, pursuant to the Exchange Offer, to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 days of the commencement of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note or New Note until (i) the date on which such Note or New Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note or New Note is distributed to the public pursuant to Rule 144 under the Act.

  The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issue Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its best efforts to issue on or prior to 45 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission (the "Exchange Offer Effective Date") New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file within 45 days, or cause to become effective within 90 days, the Exchange Offer Registration Statement or (b) the Company is obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not filed within 45 days, or declared effective within 90 days, of the date on which the Company became so obligated or (c) the Company fails to consummate the Exchange Offer within 45 days of the Exchange Offer Effective Date or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase an additional $.05 per week per $1,000 principal amount constituting Transfer Restricted Securities for each subsequent 90-day period until the applicable Registration Default has been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes constituting Transfer Restricted

Securities. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to the Holders of certificated securities by mailing a check to such Holders' registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of the Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Senior Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on February 23, 1998; provided, however, that if the Company, in its sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $175,000,000 aggregate principal amount of Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about January 23, 1998, to all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth below under "--Certain Conditions to the Exchange Offer."

  The Company expressly reserves the right, at any time and from time to time, to extend the period of time during which the Exchange Offer is open, and thereby to delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders of the Old Notes as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be in denominations of $1,000 or any integral multiple thereof.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

  Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit either (i) a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to PNC Bank, National Association (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent," or (ii) if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an Agent's Message (defined herein) to the Exchange Agent in lieu of the Letter of Transmittal, in either case on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal or an Agent's Message, as the case may be, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted to the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgement from the tendering Participant (defined herein) that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such Participant.

  THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Any beneficial owner of Old Notes whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of such Old Notes in such beneficial owner's name or obtain a properly completely bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal Rights"), as the case may be, must be guaranteed (see"--Guaranteed Delivery Procedures") unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of those Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guaranties must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes not properly tendered or the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation by the Company of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering Old Notes for exchange, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to engage or participate in a distribution of the New Notes. If any holder or any such other person is an "affiliate", as defined under Rule 405 of the Securities Act, of the Company or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretation of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTE

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the holder of such Old Note will receive as set forth below under "Description of the New Notes--Book-Entry; Delivery and Form" a New Note having a principal amount equal to that of the surrendered Old Note. Registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 1, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Accordingly, holders whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date for which the record date occurs on or after consummation of the Exchange Offer. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu thereof. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must in any case, be transmitted to and received by the Exchange Agent at the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the

Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal, with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes, and may terminate or amend the Exchange Offer, if, at any time before the acceptance of such New Notes for exchange, any of the following events shall occur:

    (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

    (ii) the Exchange Offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the Commission or in effect with respect to the Registration Statement of which this Prospectus is a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

  The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

  PNC Bank, National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                PNC Bank, National Association, Exchange Agent

                                   By Mail:

                        PNC Bank, National Association
                         One Oliver Plaza, 27th Floor
                      Pittsburgh, Pennsylvania 15222-2602
                           Attention: Fred J. Deramo

                         By Hand or Overnight Courier:

                        PNC Bank, National Association
                         One Oliver Plaza, 27th Floor
                      Pittsburgh, Pennsylvania 15222-2602
                           Attention: Fred J. Deramo

                                 By Facsimile:

                        PNC Bank, National Association
                           Attention: Fred J. Deramo
                              Fax: (412) 762-8226

                             Confirm by Telephone:
                                (412) 762-3666

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or other soliciting acceptances of the Exchange Offer.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act. The Company does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by a holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder, other than a broker-dealer, has no arrangement or understanding with any person to engage or participate in a distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter request by the Company and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

              FEDERAL INCOME TAX CONSEQUENCES OF OWNING NEW NOTES

U.S. HOLDERS

  Payments of Interest. The Old Notes were not issued with original issue discount. As a result, payments of interest on a New Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

  Market Discount. A Note will be considered to bear "market discount" if the U.S. Holder's tax basis for the Note is less than the principal amount of the Note by more than a de minimis amount.

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such New Note at the time of such payment or disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a New Note with market discount until the maturity of the New Note or certain earlier dispositions. A. U.S. Holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Persons considering making this election should consult their tax advisors.

  Premium. If a U.S. Holder's initial tax basis in any Note is greater than the principal amount of the Note, the Note will be considered to have "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the New Note and may offset interest otherwise required to be included in respect of the New Note during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a New Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note generally will equal such U.S. Holder's initial investment in the Note increased by any accrued market discount that the U.S. Holder has included in income and decreased by the amount of any amortizable bond premium taken with respect to such Note. Such gain or loss generally will taxed at preferential tax rates if the Note has been held for more than eighteen months.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a New Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company or a controlled foreign corporation related to the Company. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the New Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a New Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

  Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a New Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The New Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the New Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING; INFORMATION REPORTING

  Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the New Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the New Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a New Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 22, 1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Additional copies of this Prospectus, the Letter of Transmittal and other related documents may be obtained upon request to the Exchange Agent at (412) 762-3666. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of any one special counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes participating in the Exchange Offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in connection with the New Notes will be passed upon on behalf of the Company by Dickie, McCamey & Chilcote, P.C., Pittsburgh, Pennsylvania. Clayton A. Sweeney is both a shareholder and Director in the firm and a Director of the Company.

                                    EXPERTS

  The Consolidated Financial Statements and schedule of the Company at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and the Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement. The consolidated financial statements of Koppers Australia at June 30, 1996 and 1997 and for the years then ended appearing in the Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing in the Registration Statement. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed the Registration Statement with the Commission under the Securities Act, with respect to the Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Notes offered hereby, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each case reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference.

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Commission maintains a site on the Internet that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Koppers Industries, Inc.
 Consolidated Financial Statements for the Years Ended December 31, 1994,
  1995 and 1996
  Report of Independent Auditors...........................................  F-2
  Consolidated Statement of Operations for the Years Ended December 31,
   1994, 1995 and 1996.....................................................  F-3
  Consolidated Balance Sheet at December 31, 1995 and 1996.................  F-4
  Consolidated Statement of Cash Flows for the Years Ended December 31,
   1994, 1995 and 1996.....................................................  F-6
  Consolidated Statement of Stockholders' Equity for the Years Ended
   December 31, 1994, 1995 and 1996........................................  F-7
  Notes to Consolidated Financial Statements...............................  F-8
 Condensed Consolidated Financial Statements (Unaudited) for the Nine
  Months Ended September 30, 1996 and 1997
  Condensed Consolidated Statement of Operations (Unaudited) for the Nine
   Months Ended September 30, 1996 and 1997................................ F-24
  Condensed Consolidated Balance Sheet (Unaudited) at September 30, 1997
   and December 31, 1996................................................... F-25
  Condensed Consolidated Statement of Cash Flows (Unaudited) for the Nine
   Months Ended September 30, 1996 and 1997................................ F-27
  Notes to Condensed Consolidated Financial Statements (Unaudited)......... F-28
Koppers Australia Pty. Limited
 Consolidated Financial Statements for the Years Ended June 30, 1996 and
  1997 Report of Independent Auditors...................................... F-30
  Consolidated Profit and Loss Account for the Years Ended June 30, 1996
   and 1997................................................................ F-31
  Consolidated Balance Sheet at June 30, 1996 and 1997..................... F-32
  Consolidated Statement of Cash Flows for the Years Ended June 30, 1996
   and 1997................................................................ F-33
  Profit and Loss Account for the Years Ended June 30, 1996 and 1997....... F-34
  Balance Sheet at June 30, 1996 and 1997.................................. F-35
  Statement of Cash Flows for the Years Ended June 30, 1996 and 1997....... F-36
  Notes to and Forming Part of the Financial Statements.................... F-37
 Condensed Consolidated Financial Statements (Unaudited) for the Three
  Months Ended September 30, 1996 and 1997
  Condensed Consolidated Profit and Loss Account (Unaudited) for the Three
   Months Ended September 30, 1996 and 1997................................ F-56
  Condensed Consolidated Balance Sheet (Unaudited) at September 30, 1997... F-57
  Condensed Consolidated Statement of Cash Flows (Unaudited) for the Three
   Months Ended September 30, 1996 and 1997................................ F-58
  Notes to Condensed Consolidated Financial Statements (Unaudited)......... F-59

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Koppers Industries, Inc.

  We have audited the accompanying consolidated balance sheet of Koppers Industries, Inc. at December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Koppers Industries, Inc. at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 18, 1997

                            KOPPERS INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     YEARS ENDED DECEMBER 31,
                                                    ---------------------------
                                                      1994      1995     1996
 Net sales......................................... $476,448  $525,730 $588,544
 Operating expenses:
   Cost of sales...................................  407,533   440,746  496,062
   Depreciation and amortization...................   16,680    17,532   21,793
   Selling, general and administrative.............   24,068    27,604   27,545
   Restructuring charges...........................    2,458        --   15,513
                                                    --------  -------- --------
     Total operating expenses......................  450,739   485,882  560,913
                                                    --------  -------- --------
 Operating profit..................................   25,709    39,848   27,631
 Equity in earnings of affiliates..................    5,314     9,239    9,587
 Other income......................................      531       376       --
 Litigation charges................................       --        --   12,623
                                                    --------  -------- --------
 Income before interest expense and provision for
 income taxes......................................   31,554    49,463   24,595
 Interest expense..................................   13,620    15,060   16,636
                                                    --------  -------- --------
 Income before income tax provision (benefit)......   17,934    34,403    7,959
 Income tax provision (benefit)....................    5,017     9,963   (6,139)
                                                    --------  -------- --------
 Income before extraordinary item..................   12,917    24,440   14,098
 Extraordinary loss on early extinguishment of
 debt, net of income taxes.........................   (1,815)       --       --
                                                    --------  -------- --------
 Net income........................................   11,102    24,440   14,098
 Payment-in-kind dividends on preferred stock......      944        --       --
                                                    --------  -------- --------
 Net income applicable to common stock............. $ 10,158  $ 24,440 $ 14,098
                                                    ========  ======== ========
 Earnings (loss) per share of common stock:
   Earnings before extraordinary item.............. $   1.13  $   2.36 $   1.47
   Extraordinary item..............................    (0.17)       --       --
                                                    --------  -------- --------
 Earnings per share of common stock................ $   0.96  $   2.36 $   1.47
                                                    ========  ======== ========


                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                             DECEMBER 31,
                                                          --------------------
                                                            1995       1996
                         ASSETS
Current assets:
  Cash................................................... $   1,618  $   1,526
  Accounts receivable less allowance for doubtful
     accounts of $342 in 1995 and $164 in 1996...........    57,583     72,229
  Inventories:
    Raw materials........................................    38,584     33,635
    Work in process......................................     2,419      3,168
    Finished goods.......................................    44,363     44,090
    LIFO reserve.........................................    (8,191)    (7,971)
                                                          ---------  ---------
      Total inventories..................................    77,175     72,922
  Deferred tax benefit...................................     5,896     10,927
  Other..................................................     1,732      2,662
                                                          ---------  ---------
      Total current assets...............................   144,004    160,266
Investments:
  Koppers Australia Pty. Limited.........................    30,223     37,561
  Tarconord..............................................    15,149     13,673
  Koppers Sherman-Abetong................................     3,669      4,139
                                                          ---------  ---------
      Total investments..................................    49,041     55,373
Fixed assets:
  Land...................................................     5,523      5,673
  Buildings..............................................     9,736     10,173
  Machinery and equipment................................   233,652    280,842
                                                          ---------  ---------
                                                            248,911    296,688
    Less: accumulated depreciation.......................  (102,388)  (123,468)
                                                          ---------  ---------
      Net fixed assets...................................   146,523    173,220
Other assets.............................................     9,387     22,321
                                                          ---------  ---------
      Total assets....................................... $ 348,955  $ 411,180
                                                          =========  =========

                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                            ------------------
                                                              1995      1996
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................... $ 33,237  $ 37,255
  Payroll and compensation costs...........................    8,956    11,300
  Accrued liabilities......................................   12,716    26,874
  Current portion of term loan.............................    9,000     7,149
                                                            --------  --------
    Total current liabilities..............................   63,909    82,578
Long-term debt:
  Revolving credit.........................................   29,000    43,000
  Term loan................................................   26,000    49,735
  Senior Notes.............................................  110,000   110,000
                                                            --------  --------
    Total long-term debt...................................  165,000   202,735
Deferred income tax........................................   12,788     6,904
Product warranty and insurance reserves....................   14,492    17,379
Accrued postretirement benefits obligation.................   12,275    15,675
Other......................................................    2,261     7,846
                                                            --------  --------
    Total liabilities......................................  270,725   333,117
Commitments and contingencies--See Note 11
Series B Junior Convertible Preferred Stock; 2,600 shares
 designated and issued; liquidation value of $100 per
 share.....................................................      260        --
Common stock subject to redemption.........................   23,715    23,957
Voting Common Stock, $.01 par value:
 10,000,000 shares authorized, 6,707,952 total shares
 issued in 1995
 and 1996..................................................       67        67
Non-Voting Common Stock, $.01 par value:
 10,000,000 shares authorized, 2,338,200 total shares
 issued in 1995
 and 3,628,200 in 1996.....................................       23        36
Capital in excess of par value.............................   12,964    11,675
Retained earnings..........................................   45,828    45,813
Cumulative translation adjustment..........................     (384)    2,181
Treasury stock, at cost, 1,433,961 shares in 1995 and
 1,531,511 shares
 in 1996...................................................   (4,243)   (5,666)
                                                            --------  --------
    Total liabilities and stockholders' equity............. $348,955  $411,180
                                                            ========  ========

                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 YEARS ENDED DECEMBER 31,
                                               -------------------------------
                                                 1994       1995       1996
Cash provided by operating activities:
  Net income.................................. $  11,102  $  24,440  $  14,098
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization.............    16,884     17,532     21,793
    Deferred income taxes.....................       349      3,835    (10,915)
    Equity income of affiliated companies, net
     of dividends received....................    (3,902)    (6,568)    (3,767)
  Extraordinary loss on early extinguishment
   of debt....................................     1,815         --         --
  Restructuring reserves......................     2,046     (2,046)    14,990
  Increase in reserves........................       677        955      5,086
  (Increase) decrease in working capital:
    Accounts receivable.......................     3,165     (5,774)    (4,626)
    Inventories...............................       841     (9,724)     9,281
    Accounts payable..........................    (2,323)    11,474     (5,433)
    Payroll and compensation costs............     1,999      1,120       (710)
    Accrued liabilities.......................     4,924        766      5,985
    Other.....................................     1,672       (734)    (1,038)
                                               ---------  ---------  ---------
      Net cash provided by operating
       activities.............................    39,249     35,276     44,744
                                               ---------  ---------  ---------
Cash used in investing activities:
  Acquisitions and related capital
   expenditures...............................        --    (34,948)   (39,517)
  Capital expenditures........................   (16,326)   (15,193)   (21,717)
  Other.......................................       310       (202)       320
                                               ---------  ---------  ---------
    Net cash used in investing activities.....   (16,016)   (50,343)   (60,914)
                                               ---------  ---------  ---------
Cash used in financing activities:
  Borrowings of revolving credit..............   110,000    150,000    160,500
  Repayments of revolving credit..............  (126,000)  (155,000)  (146,500)
  Repayment of long term debt.................   (51,750)    (5,000)   (14,046)
  Proceeds from long term debt................        --     25,000     35,930
  Proceeds from issuance of Senior Notes......   110,000         --         --
  Retirement of preferred stock...............   (53,452)        --         --
  Payments of deferred financing costs........    (5,425)        --     (1,217)
  Purchases of voting common stock............    (3,820)    (1,637)    (3,247)
  Purchases of non-voting common stock........        --         --    (12,250)
  Proceeds from exercise of warrants..........        --      2,667         --
  Dividends on common stock...................        --     (2,320)    (3,092)
                                               ---------  ---------  ---------
Net cash provided by (used in) financing
 activities...................................   (20,447)    13,710     16,078
                                               ---------  ---------  ---------
Net increase (decrease) in cash...............     2,786     (1,357)       (92)
Cash at beginning of year.....................       189      2,975      1,618
                                               ---------  ---------  ---------
Cash at end of year........................... $   2,975  $   1,618  $   1,526
                                               =========  =========  =========
Supplemental disclosure of cash flow
 information:
  Cash paid during the year for:
    Interest.................................. $   9,551  $  15,135  $  15,843
    Income taxes..............................     3,692      7,399      2,315

                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                           SERIES B
                            JUNIOR      COMMON
                          CONVERTIBLE   STOCK             VOTING NON-VOTING CAPITAL IN           CUMULATIVE
                           PREFERRED  SUBJECT TO  STOCK   COMMON   COMMON   EXCESS OF  RETAINED  TRANSLATION TREASURY
                             STOCK    REDEMPTION WARRANTS STOCK    STOCK    PAR VALUE  EARNINGS  ADJUSTMENT   STOCK
                          -------------------------------------------------------------------------------------------
Balance at December 31,
 1993...................     $ 260     $   800     $873    $67      $--      $ 8,789   $ 33,308    $(4,805)  $(1,368)
Net income to common
 stock for 1994.........        --          --       --     --       --           --     10,158         --        --
Foreign currency
 translation............        --          --       --     --       --           --         --      4,182        --
Net change in common
 stock subject
 to redemption..........        --      14,650       --     --       --       (1,767)   (12,883)        --        --
Redemption of preferred
 stock..................        --          --       --     --       --           --      3,756         --        --
Options exercised, stock
 purchased and retired,
 12,768 shares..........        --          --       --     --       --           --       (342)        --        --
Treasury stock
 purchases, 65,796
 shares.................        --          --       --     --       --           --         --         --    (2,084)
Redemption of voting
 common stock...........        --          --       --     --       --         (147)    (1,247)        --        --
                             -----     -------     ----    ---      ---      -------   --------    -------   -------
Balance at December 31,
 1994...................       260      15,450      873     67       --        6,875     32,750       (623)   (3,452)
Net income to common
 stock for 1995.........        --          --       --     --       --           --     24,440         --        --
Foreign currency
 translation............        --          --       --     --       --           --         --        239        --
Net change in common
 stock subject to
 redemption.............        --       8,265       --     --       --           --     (8,265)        --        --
Options exercised, stock
 purchased and retired,
 15,583 shares..........        --          --       --     --       --           --       (435)        --        --
Treasury stock
 purchases, 53,671
 shares.................        --          --       --     --       --           --         --         --    (1,707)
Treasury stock sales,
 27,451 shares..........        --          --       --     --       --           --         --         --       916
Warrants exercised,
 2,799,950 shares.......        --          --     (873)    --       23        6,158         --         --        --
Common stock repurchased
 and retired, 61,650
 shares.................        --          --       --     --       --          (69)      (342)        --        --
Dividends on common
 stock, net of equity
 interest...............        --          --       --     --       --           --     (2,320)        --        --
                             -----     -------     ----    ---      ---      -------   --------    -------   -------
Balance at December 31,
 1995...................       260      23,715       --     67       23       12,964     45,828       (384)   (4,243)
Net income to common
 stock for 1996.........        --          --       --     --       --           --     14,098         --        --
Foreign currency
 translation............        --          --       --     --       --           --         --      2,565        --
Net change in common
 stock subject
 to redemption..........        --         242       --     --       --           --       (242)        --        --
Options exercised, stock
 purchased and retired,
 54,062 shares..........        --          --       --     --       --           --       (485)        --        --
Treasury stock
 purchases, 292,433
 shares.................        --          --       --     --       --          420         --         --    (3,835)
Treasury stock sales,
 194,883 shares.........        --          --       --     --       --           --         --         --     2,412
Conversion of Series B
 Preferred Stock........        --          --       --     --       23          237         --         --        --
Non-voting common stock
 repurchased and
 retired, 1,050,000
 shares.................      (260)         --       --     --      (10)      (1,946)   (10,294)        --        --
Dividends on common
 stock, net of equity
 interest...............        --          --       --     --       --           --     (3,092)        --        --
                             -----     -------     ----    ---      ---      -------   --------    -------   -------
Balance at December 31,
 1996...................     $  --     $23,957     $ --    $67      $36      $11,675   $ 45,813    $ 2,181   $(5,666)
                             =====     =======     ====    ===      ===      =======   ========    =======   =======

                            See accompanying notes.

                           KOPPERS INDUSTRIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Koppers Industries, Inc. (the "Company") is an integrated producer of carbon compounds and treated wood products for use in a variety of industrial applications. The Company's Carbon Materials & Chemicals division is a supplier of carbon pitch, which is used primarily by the aluminum industry as a binder in the manufacture of anodes. Carbon Materials & Chemicals also produces several by-products, including creosote, a chemical preservative used to pressure treat wood for the railroad and utility markets; phthalic anhydride, used in the production of plasticizers and polyester resins; and roofing pitch, or bitumen, used in the manufacture of built-up roofing systems. The Company's Railroad & Utility Products division treats railroad crossties, utility poles and pilings with preservatives for various uses. The Company's Coke Products division produces foundry and furnace coke for sale to steel mill blast furnaces and foundries, and coke by-products, including coal tars, gases, oils and chemicals for sale to other industrial operations.

 Basis of Financial Statements

  The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated.

  The Company's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Accordingly, the Company's share of the earnings of these companies is included in consolidated net income.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Inventories

  Carbon Materials & Chemicals and Railroad & Utility Products inventories are valued at the lower of cost, utilizing the last-in, first-out ("LIFO") basis, or market. Market represents replacement cost for raw materials and net realizable value for work in process and finished goods. Carbon Materials & Chemicals and Railroad & Utility Products inventories constituted approximately 90% of total first-in, first-out ("FIFO") inventory value at December 31, 1996.

 Revenue Recognition

  The Company recognizes revenue from product sales at the time of shipment.

 Investments

  Following is a combined financial summary of the equity investments of the Company for their respective years ended 1994, 1995 and 1996. The fiscal year end for Koppers Australia Pty. Limited is June 30 and, accordingly, the equity numbers reflected in the table will not equal the amounts shown in the financial statements.

                           KOPPERS INDUSTRIES, INC.

                                                        1994     1995     1996
                                                            (IN THOUSANDS)
Net sales............................................ $166,652 $203,639 $266,439
Operating profit.....................................   16,980   28,303   32,126
Net income...........................................   11,901   19,154   21,530
Equity in earnings...................................    5,951    9,577   10,765
Current assets.......................................   68,679   88,776   94,058
Total assets.........................................  152,519  171,550  201,310
Current liabilities..................................   27,721   41,437   55,077
Non-current liabilities..............................   30,451   23,951   33,405
Net assets...........................................   94,347  106,162  112,828

  The following describes activity related to the Company's significant equity investments for the years ended December 31:

KOPPERS AUSTRALIA PTY. LIMITED ("KOPPERS AUSTRALIA")

  The Company holds a 50% investment in Koppers Australia, a carbon materials, wood treating and wood preservation operation.

                                                EQUITY INCOME DIVIDENDS RECEIVED
1994...........................................  $3,614,000       $  360,000
1995...........................................   4,998,000          712,000
1996...........................................   6,540,000        2,769,000

TARCONORD A/S ("TARCONORD")

  The Company owns a 50% equity interest in Tarconord, a carbon materials operation headquartered in Denmark, with operations in Denmark and the United Kingdom.

                                                EQUITY INCOME DIVIDENDS RECEIVED
1994...........................................  $  738,000       $  562,000
1995...........................................   3,139,000          731,000
1996...........................................   1,577,000        2,430,000

KOPPERS/SHERMAN--ABETONG ("KSA")

  The Company holds a 50% investment in KSA, a concrete crosstie operation located in Ohio.

                                                EQUITY INCOME DIVIDENDS RECEIVED
1994...........................................  $  962,000       $  500,000
1995...........................................   1,102,000        1,500,000
1996...........................................   1,470,000        1,000,000

  The Company is guarantor on KSA debt in the amount of $1.9 million at December 31, 1996.

 Depreciation and Amortization

  Buildings, machinery, and equipment are recorded at purchased cost and depreciated over their estimated useful lives (5 to 20 years) using the straight-line method.

  Effective July 1, 1994 the Company extended the estimated useful lives of certain fixed assets to conform to the Company's actual experience with fixed asset lives. This change resulted in a reduction to depreciation expense for 1994 of approximately $1.35 million.

                           KOPPERS INDUSTRIES, INC.

 Accrued Insurance

  The Company is self-insured for property, casualty and workers' compensation insurance up to various stop loss coverages. Losses are accrued based upon the Company's estimates of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry and based on Company experience.

 Research and Development

  Research and development costs, which are included in selling, general and administrative expenses, amounted to $0.9 million for both 1994 and 1995, and $1.0 million for 1996.

 Reclassification

  Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassification had no effect on net income.

 Impact of Recently Issued Accounting Standards

  In March 1995 the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in the first quarter of 1996 and the effect of adoption was not material.

2.RESTRUCTURING CHARGES


  The restructuring charges of $15.5 million for 1996 include $6.5 million for the closing of a tar distillation facility in Houston, Texas; $0.9 million related to the closing of a refractory materials facility in Carrollton, Ohio; $5.4 million related to the idling of part of the coke operations at the Company's Woodward, Alabama coke facility; and $2.6 million for severance charges unrelated to the closing of these facilities; and $0.1 million for other.

  The total restructuring charges consist of the following cash and non-cash charges (in millions):

Non-cash
   Write-downs of equipment................................................ $4.1
Cash
   Dismantling and tank cleaning........................................... $3.6
   Severance............................................................... $3.3
   Other................................................................... $4.5

  At December 31, 1996 approximately $0.5 million of the total cash charges had been expended with the remainder to be expended in 1997.

                           KOPPERS INDUSTRIES, INC.

  Results for 1994 included a $2.5 million expense related to a voluntary severance plan initiated by the Company as part of a general corporate restructuring. The total charge reflected salaries and benefits for 55 participating employees.

3.ACQUISITIONS

  In March 1995, the Company acquired a wood treating plant and certain assets located in Somerville, Texas for $9.8 million. In April 1995, the Company acquired a coke plant and certain assets located in Monessen, Pennsylvania for $5 million. The Somerville plant began production in April 1995, and the Monessen plant began production in November 1995. Both were accounted for as purchases, and results of operations have been included since the dates of acquisition. The pro forma effect of these acquisitions on the 1994 and 1995 results of the Company is not material.

  On April 1, 1996, the Company purchased a tar distillation plant and certain assets located in Clairton, Pennsylvania for a cash purchase price of approximately $40 million and the assumption of approximately $8 million of liabilities, primarily for employee benefits, tank cleaning and dismantling of idle equipment. The acquisition was accounted for as a purchase and, accordingly, operating results of this business subsequent to the date of acquisition are included in the Company's consolidated financial statements. The excess purchase price over fair value of the net tangible assets acquired was approximately $12 million and has been recorded as goodwill which is being amortized on a straight-line basis over 25 years.

  The following table represents the pro forma results of the Company as if the Clairton acquisition had taken place on January 1, 1995:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                          ----------------------
                                                             1995        1996
                                                                (MILLIONS
                                                          EXCEPT SHARE FIGURES)
Revenues (as reported)...................................      $525.7     $588.5
Revenues (pro forma).....................................       590.1      604.7
Net income (as reported).................................        24.4       14.1
Net income (pro forma)...................................        27.5       14.7
Earnings per share (as reported).........................        2.36       1.47
Earnings per share (pro forma)...........................       $2.65      $1.52
Average shares outstanding...............................  10,376,658  9,619,713

4.DEBT

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1995     1996
                                                                (IN THOUSANDS)
Revolving credit.............................................. $ 29,000 $ 43,000
Term loans....................................................   35,000   56,884
Senior Notes..................................................  110,000  110,000
                                                               -------- --------
                                                               $174,000 $209,884
                                                               ======== ========

  In March 1996 the Company's existing credit agreement with Mellon Bank, N.A., as agent, along with a syndicate of other lenders, was amended (the "Amended and Restated Credit Agreement") to increase the revolving credit facility (the "Revolving Credit Facility") to $100 million from $75 million, which includes letters of credit subject to an aggregate sublimit of $15 million. Proceeds from this facility were used to repay the remaining $10 million term loan which had originated in February 1994. A new term loan was also established in the amount of $35 million for the purchase of the tar distillation plant and certain other assets from Aristech Chemical Corporation (the "Clairton Term Loan"), with repayments of $17.5 million due for both 2000 and 2001.

                           KOPPERS INDUSTRIES, INC.

  The Revolving Credit Facility provides for revolving credit loans up to $100 million, based upon a percentage of accounts receivable and inventory, until March 18, 2001. Commitment fees ranging from 0.2% to 0.375% per annum on the unborrowed amounts are required. The notes provide for interest at variable rates. At December 31, 1996, the effective interest rate on the Revolving Credit Facility was 6.9%, and the average rates during the years ended December 31, 1995 and 1996 were 8.5% and 6.9%, respectively.

  In March 1995 the Company entered into a standby term loan agreement (as amended in March 1996, the "Amended Somerville/Monessen Loan Agreement") to finance the acquisitions and improvements of the Monessen coke plant and the Somerville wood treating plant. The agreement provided for a $14 million term loan for the Monessen plant and an $11 million term loan for the Somerville plant. The balance on the loan requires repayments of $7 million in 1997, $9 million in 1998, and $5 million in 1999.

  The term loans under the Amended Somerville/Monessen Loan Agreement provide for interest at variable rates. At December 31, 1996 the effective rate on the term loans was 6.3%. The average rates on the term loans for the years ended December 31, 1995 and 1996 were 9.3% and 6.8%, respectively.

  Substantially all of the Company's current assets (including accounts receivable and inventories), as well as the fixed assets of Carbon Materials & Chemicals, are pledged as collateral for the credit facilities established under the Amended and Restated Credit Agreement, the Amended
Somerville/Monessen Loan Agreement and the Clairton Term Loan (collectively, the "Bank Credit Facilities").

  The Bank Credit Facilities contain certain covenants which limit capital expenditures by the Company and restrict its ability to incur additional indebtedness, create liens on its assets, enter into leases, and make investments or acquisitions. In addition, such covenants give rise to events of default upon the failure by the Company to meet certain financial ratios. While in the past the Company has been able to obtain waivers from these covenants to complete acquisitions and consents to exclude certain items from the calculation of such ratios in order to avoid such events of default, there can be no assurance that such waivers or consents will be obtained in the future and therefore these restrictive covenants may limit the ability of the Company to expand through acquisitions and may give rise to events of default on the Bank Credit Facilities and adversely affect the Company's liquidity.

  On February 10, 1994 the Company issued $110 million of 8.5% Senior Notes maturing in 2004, with semiannual interest payments to the Note holders due every February 1 and August 1.

  At December 31, 1996 the aggregate debt maturities for the next five years are as follows:

1997................................................................ $ 7,148,620
1998................................................................   9,151,618
1999................................................................   5,154,678
2000................................................................  17,592,441
2001................................................................  60,500,000

  The prepayment of debt on February 10, 1994 resulted in an extraordinary loss of $1.8 million on a net-of-tax basis, comprised of write-offs of $1.9 million of original issue discount and $1.5 million of deferred financing costs, net of a reduction of $1.6 million in put warrant liability. Deferred financing costs associated with the refinancing totaled $5.3 million and are being amortized over the life of the related debt.

  Deferred financing costs (net of accumulated amortization of $0.8 million at December 31, 1994, $1.6 million at December 31, 1995 and $2.4 million at December 31, 1996) were $4.8 million, $4.3 million and $4.4 million, at December 31, 1994, 1995 and 1996, respectively, and are included in other assets.

  At December 31, 1996, the Company had $8.5 million of standby letters of credit outstanding, with terms ranging from one to two years.

                           KOPPERS INDUSTRIES, INC.

5.STOCK ACTIVITY

  In March 1996, Cornerstone-Spectrum, Inc. exercised its option to convert all of the Series B Convertible Preferred Stock into 2,340,000 shares of non-voting common stock of the Company. Subsequent to the exercise, the Company purchased and retired 1,050,000 shares of non-voting common stock of the Company in equal amounts from Cornerstone-Spectrum, Inc. and APT Holdings Corporation, a wholly owned subsidiary of Mellon Bank Corporation, the parent of Mellon Bank, N.A. The effect of the purchase on stockholders' equity was to decrease retained earnings and capital in excess of par value by $1.9 million and $10.3 million, respectively.

  Warrants held by lenders to purchase 2,399,850 shares of non-voting common stock in connection with previous debt financings of the Company were exercised during 1995 for $1.11 each. The Company repurchased and retired 61,650 of these shares for $0.4 million. The effect of the exercise of the remaining 2,338,200 warrants resulted in a reduction to put warrant liability of $2.6 million and a reduction in equity warrants of $0.9 million. Total stockholders' equity was increased by $5.2 million as a result of the exercise of warrants. There were no warrants outstanding at December 31, 1996.

  All outstanding Series A preferred shares were redeemed in the amount of $53.5 million in February 1994 by the Company, using a portion of the proceeds from the Refinancing. In 1994 prior to the redemption the Company accrued additional Series A dividends of $0.9 million.

  In prior years the Company recorded payments to a subsidiary Koppers Australia KAP Investments, Inc. ("KAP") as the Series A Exchangeable Preferred Stock held by KAP as paid-in-kind dividends. A portion of these payments represented an additional investment by the Company in KAP, as opposed to a dividend which would have been eliminated under equity accounting. Accordingly, in connection with the redemption of the Series A Exchangeable Preferred Stock in February 1994, the investment in KAP was increased by $3.75 million, with a related increase to retained earnings. The effect on earnings available to common stock and earnings per common share over the period from 1988 through the redemption date in 1994 is not material in any individual year.

  Treasury stock includes 1,125,000 shares held by KAP to reflect the Company's 50% equity interest therein.

6.COMMON STOCK SUBJECT TO REDEMPTION

  The Company has a Stockholders' Agreement (the "Stockholders' Agreement") in place which requires the Company, subject to cash payment limitations under the terms of existing debt covenants, to redeem certain shares of common stock owned by members of management upon a "termination event" relative to a management employee. A termination event is defined as retirement, death, disability, termination or resignation. At December 31, 1995 and 1996 the maximum redemptions which would have been required under the Stockholders' Agreement were $23.7 million and $24.0 million, respectively. The value of shares subject to redemption under the terms of the Stockholders' Agreement is segregated from other common stock on the face of the balance sheet. There were approximately 2.0 million and 1.7 million shares of voting common stock at December 31, 1995 and 1996, respectively, subject to the provisions of this Stockholders' Agreement. The Stockholders' Agreement expires on December 28, 1998, or upon an initial public offering (IPO) of common stock in which more than 35% of the post-IPO voting common stock is sold, whichever is earlier.

  The aggregate redemption amounts under the Agreement for the next three years based on termination events which have already occurred are as follows:

1997............................................................... $1.9 million
1998............................................................... $0.8 million
1999............................................................... $0.2 million

                           KOPPERS INDUSTRIES, INC.

7.BENEFIT PLANS

 Pension

  The Company has established benefit plans for its salaried employees and is the sponsor of single employer defined benefit plans for the hourly employees. Benefits under the plans are based upon employees' compensation and years of service.

  The funded status of the pension plans is as follows:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1995     1996
                                                               (IN THOUSANDS)
Actuarial present value of benefit obligation:
  Vested benefits............................................. $42,025  $46,080
  Non-vested benefits.........................................   2,949    4,416
                                                               -------  -------
  Accumulated benefit obligation..............................  44,974   50,496
  Effect of future wage increases.............................   4,548    4,903
                                                               -------  -------
  Projected benefit obligation................................  49,522   55,399
Plan assets at fair value.....................................  46,306   52,297
                                                               -------  -------
Plan assets less than projected benefit obligation............  (3,216)  (3,102)
Unrecognized prior service costs..............................     324      453
Unrecognized net loss.........................................   4,695    2,758
                                                               -------  -------
Prepaid pension costs (net of liabilities provided)........... $ 1,803  $   109
                                                               =======  =======

  The components of pension expense are as follows:

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                      1994      1995      1996
                                                         (IN THOUSANDS)
Service cost--benefits earned during the year..... $  2,273  $  2,176  $  3,121
Interest cost on projected benefit obligation.....    2,951     3,252     4,037
(Gain) loss on plan assets........................    1,347    (9,969)   (5,433)
Other.............................................   (4,658)    6,861       868
                                                   --------  --------  --------
                                                    $ 1,913   $ 2,320   $ 2,593
                                                   ========  ========  ========

  In determining the projected benefit obligation for funded status purposes, discount rates of 7.25% and 7.5% were used for December 31, 1995 and 1996, respectively. In 1995 and 1996, the assumed increase in future compensation was 4% for salaried employees and 3.5% for hourly employees. The long-term rate of return on plan assets is assumed to be 9% annually. Plan assets consist of common stock, fixed income securities and short-term investments. The Company funds the plans currently based on ERISA requirements. The change in the discount rate in 1996 decreased the accumulated benefit obligation by approximately $1.4 million. The net increase in the accumulated benefit obligation reflects the additional liabilities assumed by the Company as the result of acquisitions.

 Postretirement Benefits

  The Company sponsors a defined postretirement benefit plan to provide medical and life insurance benefits to employees who retire after attaining the required years of service with the Company, including their spouses. Medical benefits are provided through a comprehensive indemnity plan and community-rated health maintenance organizations.

                           KOPPERS INDUSTRIES, INC.

  Currently, the Company pays a portion of the cost of such plans, but reserves the right to modify cost-sharing provisions in the future. Life insurance benefits are based primarily on the employee's compensation and are also partially paid for by retiree contributions, which vary based upon coverage chosen by the retiree.

  In determining the accumulated postretirement benefit obligation at December 31, 1995 and 1996, the Company used discount rates of 7.25% and 7.5%, respectively. Inflation factors for the different types of medical costs were assumed to range from 8.0% to 10.6% for 1997 and to decrease gradually to 6.7% per year within 11 years.

  The following summarizes the Company's accrued obligation:

                                                               DECEMBER 31,
                                                              ----------------
                                                               1995     1996
                                                              (IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Active employees........................................... $ 9,920  $12,318
  Retired employees..........................................   1,571    1,841
                                                              -------  -------
    Total....................................................  11,491   14,159
Plan assets..................................................      --       --
                                                              -------  -------
Accumulated postretirement benefit obligation in excess of
 plan assets.................................................  11,491   14,159
Unrecognized prior service cost..............................   2,979    2,853
Unrecognized net gain........................................  (2,063)  (1,286)
                                                              -------  -------
Accrued postretirement benefit obligation.................... $12,407  $15,726
                                                              =======  =======

  Net periodic postretirement benefit cost includes the following components:

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1994      1995      1996
                                                         (IN THOUSANDS)
Service cost...................................... $    410  $    345  $    474
Interest cost.....................................      747       739       798
Net amortization and deferrals....................     (192)     (368)     (313)
                                                   --------  --------  --------
Net periodic postretirement benefit cost.......... $    965  $    716  $    959
                                                   ========  ========  ========

  An increase of 1% in the assumed medical cost inflation rate as of the beginning of the projection period would increase the accumulated postretirement benefit obligation by 9.2% and would increase the net postretirement benefit cost by 12.6%.

 Incentive Plan

  The Company has established a Management Incentive Plan based on established target award levels for each participant if certain Company performance and individual goals are met. The charge to operating expense for this plan was $2.2 million in 1994, $4.1 million in 1995, and $2.9 million in 1996. For incentive related to 1995 and 1996 results, participating employees may elect to receive up to 50% of their incentive compensation in voting common stock of the Company.

 Employee Savings Plan

  The Company has established an Employee Savings Plan for all eligible salaried employees that conforms to Section 401(k) of the Internal Revenue Code. Under the plan, participating employees can elect to contribute

                           KOPPERS INDUSTRIES, INC.

up to 16% of their salaries with a regular Company matching contribution equivalent to 100% of the first 1% plus 50% of the next 2% of tax-saver contributions.

  The Company's regular contributions amounted to $0.4 million in 1994 and $0.6 million in both 1995 and 1996. The Company may also make a supplemental contribution at the end of each Plan Year subject to Board approval. Supplemental contributions of $0.2 million, $1.1 million and $0.5 million were made in 1994, 1995 and 1996, respectively. Effective in January 1995, all regular and supplemental matching contributions have been made in voting common stock of the Company held in Treasury.

8.INCOME TAXES

  Components of the Company's provision (benefit) for income taxes are as follows:

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                       1994     1995     1996
                                                         (IN THOUSANDS)
Current
  Federal..........................................  $3,707   $5,133 $   3,904
  State and foreign................................     961      995       872
                                                    -------  ------- ---------
    Total current tax provision....................   4,668    6,128     4,776
Deferred
  Federal..........................................     632    3,592    (9,965)
  State............................................    (283)     243      (950)
                                                    -------  ------- ---------
    Total deferred tax provision (benefit).........     349    3,835   (10,915)
                                                    -------  ------- ---------
Total provision (benefit) for income taxes.........  $5,017   $9,963 $  (6,139)
                                                    =======  ======= =========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets (including deferred items reflected as extraordinary loss) are as follows:

                                                                DECEMBER 31,
                                                               ---------------
                                                                1995    1996
                                                               (IN THOUSANDS)
Deferred tax liabilities:
  Tax over book depreciation.................................. $23,751 $25,184
  Other.......................................................   1,780   2,354
                                                               ------- -------
    Total deferred tax liabilities............................  25,531  27,538
Deferred tax assets:
  Alternative minimum tax credits.............................   1,288   5,022
  OPEB obligation.............................................   4,892   6,237
  Reserves, including insurance and product warranty..........   6,999  14,584
  Book/tax inventory accounting...............................   2,133   1,963
  Accrued vacation pay........................................   1,254   1,292
  Other.......................................................   2,073   2,463
                                                               ------- -------
    Total deferred tax assets.................................  18,639  31,561
                                                               ------- -------
    Net deferred tax liabilities (assets)..................... $ 6,892 $(4,023)
                                                               ======= =======

                           KOPPERS INDUSTRIES, INC.

  The provision (benefit) for income taxes is reconciled with the federal statutory rate as follows:

                                                             1994  1995  1996
Federal..................................................... 35.0% 35.0%  35.0%
State, net of federal tax benefit...........................  3.2   2.1   (3.7)
Equity earnings of foreign affiliates....................... (8.5) (8.3) (35.7)
Foreign taxes...............................................  0.6   0.4   10.0
Section 29 credit...........................................   --    --  (87.9)
Other....................................................... (2.3) (0.2)   5.2
                                                             ----  ----  -----
                                                             28.0% 29.0% (77.1)%
                                                             ====  ====  =====

  The Company has not provided any U.S. tax on undistributed earnings of foreign subsidiaries or joint ventures that are reinvested indefinitely. At December 31, 1996 consolidated retained earnings of the Company included approximately $27 million of undistributed earnings from these investments.

  The Company began earning non-conventional fuels credits on coke production at its Monessen facility during 1996. Credits earned during the period were approximately $7 million.

  The Company has an alternative minimum tax credit carryforward of approximately $5 million. The credit has no expiration date.

9.EARNINGS PER SHARE

  Earnings per share have been computed on the basis of the average number of common shares outstanding. Earnings per share assume that all granted warrants and options were exercised with proceeds used to repurchase shares of common stock at average market value. Shares held by KAP have been reduced to reflect the Company's 50% ownership interest therein.

  For purposes of determining earnings per share, all Series B Junior Convertible Preferred Stock is assumed to have been converted into non-voting Common Stock.

  Weighted-average Common Stock considered to be outstanding:

                                                    YEARS ENDED DECEMBER 31,
                                                 -------------------------------
                                                    1994       1995      1996
Voting Common Stock.............................  5,545,230  5,351,907 5,290,151
Non-voting Common Stock (includes conversion
 of Series B Convertible Preferred Stock).......  2,340,000  4,678,200 3,867,749
Common Stock Equivalents........................  2,685,741    346,551   461,813
                                                 ---------- ---------- ---------
                                                 10,570,971 10,376,658 9,619,713
                                                 ========== ========== =========

  Common shares outstanding have been computed assuming the exercise of warrants and management stock options, using the treasury stock method.

10.STOCK OPTIONS

  The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense for stock option grants.

                           KOPPERS INDUSTRIES, INC.

  The pro forma effect on net income and earnings per share for 1995 and 1996 of the fair value method required by Statement No. 123, "Accounting for Stock-Based Compensation" is immaterial. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996: risk-free interest rate of 6%; dividend yield of 2.7%; volatility factor of .18; and an expected life of the option of 10 years.

  As of December 31, 1996, the Company's Board of Directors has awarded options to purchase a total of 802,800 shares of Voting Common Stock to certain key executives, at various exercise prices. All options granted have 10 year terms and vest and become fully exercisable at the end of three years of continued employment.

  A summary of the Company's stock option activity, and related information for the years ended December 31, follows:

                                   1994                   1995                   1996
                          ---------------------- ---------------------- ----------------------
                                    WEIGHTED-              WEIGHTED-              WEIGHTED-
                          OPTIONS    AVERAGE     OPTIONS    AVERAGE     OPTIONS    AVERAGE
                           (000)  EXERCISE PRICE  (000)  EXERCISE PRICE  (000)  EXERCISE PRICE
Outstanding at beginning
 of year................    678        $ 3          639       $ 3         705        $ 4
Granted.................     --         --          113        11          --         --
Exercised...............    (38)         2          (47)        1         (54)         2
Forfeited...............     (1)         4           --        --          (1)        11
Outstanding at end
 of year................    639        $ 3          705       $ 4         650        $ 4
Exercisable at end
 of year................    545        $ 3          607       $ 3         590        $ 4
Weighted-average fair
 value of options
 granted during the
 year...................     --                   $2.84                    --

  Exercise prices for options outstanding as of December 31, 1996 ranged from $1.11 to $10.56, and the weighted-average remaining contractual life of those options was 5.1 years.

11. COMMITMENTS AND CONTINGENCIES

 Environmental Indemnity and Guarantee

  The facilities of the Company are subject to a number of federal, state and local laws and regulations governing, among other things, the treatment, storage and disposal of wastes, the discharge of effluent into waterways, the emission of substances into the air and various health and safety matters. These laws and regulations are subject to frequent amendment. The Company expects to incur substantial costs for ongoing compliance with such laws and regulations. In addition, it is possible that the Company may face third-party claims for cleanup or for injuries resulting from contamination. Under the terms of the asset purchase agreement among the management investors, Beazer, Inc. and Koppers Australia at the formation of the Company in 1988 (the "Asset Purchase Agreement") Beazer East, Inc. ("Beazer East") assumed the liability for and indemnified the Company against cleanup liabilities for past contamination occurring prior to the purchase date at properties acquired from Beazer East, as well as third-party claims arising from such past contamination (the "Indemnity"). Beazer Limited unconditionally guaranteed Beazer East's performance of the indemnity pursuant to a guarantee (the "Guarantee"). However, if such indemnification was not available for any reason, including the inability of Beazer East and/or Beazer Limited to make such indemnification payments, the Company may not have sufficient resources to meet such liabilities.

                           KOPPERS INDUSTRIES, INC.

  Beazer East has adhered to the terms of the indemnity agreement and is actively fulfilling its obligations to conduct investigative and remedial programs at the properties which the Company acquired from Beazer East in accordance with the requirements of regulatory authorities. The Indemnity is not applicable to sites acquired since the formation of the Company, for which separate indemnifications have been negotiated where appropriate. At the properties which the Company acquired subsequent to the acquisition of the Beazer East properties, all remedial actions are being performed in accordance with applicable regulations and all indemnification obligations are being honored.

  Beazer East and Beazer Limited are indirect subsidiaries of Hanson PLC. The largest and smallest group in which the results of these companies are consolidated is that headed by Hanson PLC. Beazer East is an operating company which had revenues of approximately $600 million for each of the last three fiscal years ended September 28, 1996 and had total assets of $1.7 billion as of September 28, 1996. The Beazer East unaudited consolidated balance sheet at September 28, 1996 reflects negative net worth of $64 million (including an intercompany liability of $1.4 billion). This negative net worth is in large measure the result of the adoption of SFAS 121 which resulted in pre-tax charges for asset write downs of $4.4 billion during fiscal year 1996. Furthermore, Beazer East had a negative cash flow from operations in the fiscal year ended September 28, 1996 and required funding from other Hanson subsidiaries to meet its obligations. According to the Directors' Report and draft accounts for the year ended September 30, 1996 Beazer Limited is a holding company. While the balance sheet at September 30, 1996 expects to show a negative shareholder funds balance of (Pounds)10.4bn, the accounts are prepared under the going concern concept because a fellow subsidiary undertaking provides financial support to enable Beazer Limited to meets its liabilities as they fall due. The Company has been informed that Beazer East and Beazer Limited will remain wholly-owned indirect subsidiaries of Hanson PLC. Management believes that Beazer East and Beazer Limited will continue to fulfill their obligations as they have for the last 8 years.

  In the event that Beazer East and Beazer Limited do not continue to fulfill their commitment under the Indemnity and the Guarantee, the Company may be required to pay costs covered by the Indemnity. The Company has been informed by Beazer East that for the last three years amounts paid by Beazer East under the Indemnity have averaged approximately $13 million per year. The requirement to pay such costs without reimbursement would have a material adverse effect on the business, financial condition and results of operations of the Company. Furthermore, if the Company were required to record a contingent liability in respect of matters covered by the Indemnity on its balance sheet the result could be that the Company would have significant negative net worth.

  In addition, Beazer East is presently defending certain toxic tort actions arising from the pre-Closing operation of assets which the Company acquired from Beazer East. These tort actions were not assumed by the Company under the Asset Purchase Agreement and, in any event, are within the scope of the Indemnity.

 Other Environmental Matters

  The Jefferson County Department of Health ("Jefferson County") issued a notice of violation in March 1996 in connection with various alleged violations of Jefferson County's air pollution control regulations for emissions from coke oven batteries at the Company's Woodward, Alabama coke facility (the "Woodward Facility") during the period May 26, 1992 through March 1, 1996. The Company and Jefferson County are currently negotiating a settlement agreement, pursuant to which the Company might be required to install monitoring and control equipment and institute operational changes. The present draft of the settlement agreement also proposes that the Company pay a civil penalty in the amount of $300,000, although the Company has not agreed to such amount. In addition, the Company has decided that it will permanently shut down Batteries No. 4A and No. 4B and idle one-half of Battery No. 5 at the Woodward Facility, resulting in a loss of

                           KOPPERS INDUSTRIES, INC.

approximately one-third of the production capacity. Recently, the United States Environmental Protection Agency ("EPA") sent a notice of violation to the Company covering the same issues that are being addressed in the settlement agreement negotiations. There can be no assurance that the resolution of this matter, including additional actions or penalties that might be required by the EPA, if any, will not have a material adverse effect on the business, financial condition and results of operations of the Company.

  The Company recently discovered that certain benzene abatement equipment at the Company's Woodward Facility has not been operational for several months. Following a preliminary investigation the Company also discovered that certain reports and records contained incomplete and inaccurate information and that certain reports and certifications were not filed when required. The Company has notified Jefferson County, the State of Alabama and the EPA of the environmental irregularities. Counsel and independent investigators have been retained to conduct a complete and thorough investigation. While the Company believes that the costs to repair such equipment will not exceed $300,000, the Company could be subject to significant liability in connection with these matters, including fines and civil and criminal penalties and the risk of third party litigation and there can be no assurances that the resolution of these matters will not have a material adverse effect on the business, financial condition and results of operations of the Company.

  The Pennsylvania Department of Environmental Protection ("PADEP") recently issued a notice of violation alleging that the boilers at the Monessen Facility are emitting greater quantities of nitrogen oxides than allowed under a plan approved by PADEP. The Company is currently installing additional equipment, modifying existing equipment and investigating additional methods to improve boiler performance. If these measures are not successful, the Company may have to install post-combustion control equipment. Resolution of the matter could have a negative effect on the business, financial condition and results of operations of the Company.

 Litigation Settlements

  The Company settled litigation with CSX Transportation, Inc. ("CSX") related to a Complaint served by CSX on May 24, 1996 which alleged that the Company failed to fulfill environmental obligations under two contracts executed by CSX and the Company's predecessor in 1988 and performed by the Company. The Complaint also sought reimbursement of any damages incurred in connection with a 1992 lawsuit filed by Beazer East against CSX in which Beazer East sought contribution for environmental cleanup at certain facilities including some presently owned by the Company. The settlement agreement requires the Company to pay certain amounts in each of the next five years. The Company has recorded a $2.5 million charge to pretax earnings in the fourth quarter of 1996 as a result of the agreement.

  On October 4, 1996 the Company settled litigation with Owens-Corning Fiberglas Corporation ("OCF") which involved matters which occurred before the Company came into existence. The case went to trial in early 1996 and, in April 1996 resulted in a jury verdict against the Company for $10.3 million plus legal fees and claims for pre-trial and post-trial interest. The Company entered into a confidential settlement with OCF under which the Company paid $12.7 million, in settlement of all claims. The charge to earnings for 1996 for the settlement and related legal fees was $10.2 million, as $3 million had been provided for previously.

 Rents

  Rent expense for 1994, 1995 and 1996 was $10.3 million, $11.1 million and $13.5 million, respectively. Commitments during the next five years under operating leases approximate $14 million per year.

                           KOPPERS INDUSTRIES, INC.

12. OPERATIONS BY BUSINESS SEGMENT

  The Company's operations are carried out in three business segments. Financial information about each business segment is provided in the following table:

                                   BUSINESS SEGMENTS
                             ------------------------------
                               CARBON    RAILROAD
                              MATERIALS  & UTILITY   COKE
                             & CHEMICALS PRODUCTS  PRODUCTS  CORPORATE   TOTAL
                             ----------- --------- --------  ---------  --------
                                              (IN THOUSANDS)
YEAR ENDED DECEMBER 31,
1994:
Net sales...................  $164,489   $239,596  $ 72,363  $     --   $476,448
Operating profit............    17,019     16,203     2,627   (10,140)    25,709
Identifiable assets.........    90,578    105,594    45,501    52,520    294,193
Depreciation and
amortization................     6,739      4,989     4,111       841     16,680
Capital expenditures........     8,729      4,998     2,599        --     16,326
YEAR ENDED DECEMBER 31,
1995:
Net sales...................  $197,434   $248,212  $ 80,084  $     --   $525,730
Operating profit............    27,358     22,621        33   (10,164)    39,848
Identifiable assets.........    98,334    121,162    70,824    58,635    348,955
Depreciation and
amortization................     6,694      5,832     4,132       874     17,532
Capital expenditures........     7,623     16,229    26,289        --     50,141
YEAR ENDED DECEMBER 31,
1996:
Net sales...................  $239,298   $239,913  $109,333  $     --   $588,544
Operating profit............    24,705     16,685    (3,516)  (10,243)    27,631
Identifiable assets.........   150,377    111,804    69,521    79,478    411,180
Depreciation and
amortization................     8,654      6,362     5,726     1,051     21,793
Capital expenditures........    48,504      5,209     7,237       284     61,234

  Intersegment sales of $12.8 million, $12.1 million and $13.9 million have been eliminated in 1994, 1995 and 1996, respectively, from the schedule of segment information.

  Sales to LTV Steel Company, Inc. by the Coke Products business amounted to 10.8% of the Company's total net sales for 1996.

13. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  The following is a summary of the quarterly results of operations for the years ended December 31, 1995 and 1996:

                          1ST QUARTER    2ND QUARTER   3RD QUARTER   4TH QUARTER
                         -------------  ------------- ------------- -------------
                          1995   1996    1995   1996   1995   1996   1995   1996
                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales............... $122.2 $126.7  $135.6 $156.9 $140.9 $159.9 $127.0 $145.0
Operating profit........ $  9.7 $  4.2  $ 13.6 $ 13.9 $ 11.0 $  3.2 $  5.8 $  6.3
Net income (loss)....... $  5.1 $ (7.7) $  8.7 $ 10.7 $  6.4 $  2.5 $  4.2 $  8.6
Earnings (loss) per
 share of
 common stock........... $ 0.50 $(0.78) $ 0.84 $ 1.14 $ 0.62 $ 0.27 $ 0.40 $ 0.91

                           KOPPERS INDUSTRIES, INC.

14. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

  The Company's payment obligations under the 9 7/8% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes") are fully and unconditionally guaranteed on a joint and several basis by Koppers Industries International Trade Corporation, Koppers Australia Pty. Ltd., Koppers Industries of Delaware, Inc. and Koppers Industries B.W., Inc. (collectively, the "Guarantor Subsidiaries"). The Senior Subordinated Notes have not been guaranteed by KHC Assurance, Inc., Tarconord A/S, and KSA Limited Partnership (collectively, the "Non-Guarantor Subsidiaries"). In accordance with previous positions established by the Securities and Exchange Commission, the following summarized financial information illustrates separately the composition of the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. Separate complete financial statements of the respective Guarantor Subsidiaries, other than Koppers Australia Pty. Ltd., are not presented because management has determined that they would not provide additional material information that would be useful in assessing the financial composition of the guarantors and non-guarantors. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                  SUMMARIZED CONDENSED FINANCIAL INFORMATION
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                     GUARANTOR   NON-GUARANTOR
                           PARENT   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          --------  ------------ ------------- ------------ ------------
Current assets..........  $169,177    $19,636       $33,947      $(62,494)    $160,266
Non-current assets......   224,800     22,263        34,052       (30,201)     250,914
Current liabilities.....   122,108      7,718        15,246       (62,494)      82,578
Non-current liabilities.   237,272          5        13,262            --      250,539
Net sales...............   587,861     12,893         3,171       (15,381)     588,544
Gross profit (after
 depreciation &
 restructuring).........    44,997     10,681           163          (665)      55,176
Net income (loss) before
 extraordinary item.....    (1,694)    14,229         2,120          (557)      14,098
Net income (loss).......    (1,694)    14,229         2,120          (557)      14,098

                  SUMMARIZED CONDENSED FINANCIAL INFORMATION
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                    GUARANTOR   NON-GUARANTOR
                           PARENT  SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          -------- ------------ ------------- ------------ ------------
Current assets..........  $147,356   $ 4,552       $10,605      $(18,509)    $144,004
Non-current assets......   183,072    15,764        35,044       (28,929)     204,951
Current liabilities.....    76,240     3,001         3,177       (18,509)      63,909
Non-current liabilities.   202,185         5         4,626            --      206,816
Net sales...............   525,206       523         1,955        (1,954)     525,730
Gross (new) profit
 (after depreciation &
 restructuring).........    67,930    (1,393)          915            --       67,452
Net income (loss) before
 extraordinary item.....    14,878     5,503         4,410          (351)      24,440
Net income (loss).......    14,878     5,503         4,410          (351)      24,440

                            KOPPERS INDUSTRIES, INC.

                   SUMMARIZED CONDENSED FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                    GUARANTOR   NON-GUARANTOR
                           PARENT  SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          -------- ------------ ------------- ------------ ------------
Net sales...............  $475,981   $   487       $1,907       $(1,927)     $476,448
Gross profit (after
 depreciation &
 restructuring).........    50,685    (1,213)         305            --        49,777
Net income (loss) before
 extraordinary item.....     7,561     4,265        1,637          (546)       12,917
Net income (loss).......     5,746     4,265        1,637          (546)       11,102

                            KOPPERS INDUSTRIES, INC.

           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            ------------------
                                                              1996      1997
Net sales.................................................. $443,510  $452,260
Operating expenses:
  Costs of sales...........................................  374,491   380,825
  Depreciation and amortization............................   16,298    17,908
  Selling, research, general and administrative............   21,379    21,559
  Restructuring charges....................................   10,071        --
                                                            --------  --------
    Total operating expenses...............................  422,239   420,292
                                                            --------  --------
Operating profit...........................................   21,271    31,968
Equity in earnings of affiliates...........................    6,427     4,696
Other expense..............................................  (10,123)   (1,414)
                                                            --------  --------
Income before interest expense and income tax (benefit)
provision .................................................   17,575    35,250
Interest expense...........................................   12,462    12,387
                                                            --------  --------
Income before income tax (benefit) provision ..............    5,113    22,863
Income tax (benefit) provision ............................     (414)      704
                                                            --------  --------
Net income................................................. $  5,527  $ 22,159
                                                            --------  --------
Earnings per share of common stock......................... $   0.57  $   2.40
                                                            ========  ========


                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                          *        (UNAUDITED)
                        ASSETS
Current assets:
  Cash..............................................  $   1,526     $     491
  Accounts receivable less allowance for doubtful
   accounts of $359 in 1996 and $148 in 1997........     72,229        75,471
  Inventories:
    Raw materials...................................     33,635        32,510
    Work in process.................................      3,168         2,673
    Finished goods..................................     44,090        42,036
    LIFO reserve....................................     (7,971)      (10,111)
                                                      ---------     ---------
      Total inventories.............................     72,922        67,108
  Other.............................................     13,589        12,833
                                                      ---------     ---------
      Total current assets..........................    160,266       155,903
Investments.........................................     55,373        49,624
Fixed assets:.......................................    296,688       308,174
  Less: accumulated depreciation....................   (123,468)     (139,767)
                                                      ---------     ---------
    Net fixed assets................................    173,220       168,407
Other assets:.......................................     22,321        21,989
                                                      ---------     ---------
    Total assets....................................  $ 411,180     $ 395,923
                                                      =========     =========

--------
* Summarized from the audited fiscal year 1996 balance sheet.


                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS EXCEPT SHARES DATA)

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                          *        (UNAUDITED)
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................   $ 37,255    $    35,809
  Accrued liabilities...............................     38,174         31,507
  Current portion of term loans.....................      7,149          8,242
                                                       --------    -----------
    Total current liabilities.......................     82,578         75,558
Long-term debt:
  Revolving credit..................................     43,000         26,000
  Term loans........................................     49,735         45,530
  Senior Notes......................................    110,000        110,000
                                                       --------    -----------
    Total long-term debt............................    202,735        181,530
Other long-term reserves............................     47,804         47,355
                                                       --------    -----------
    Total liabilities...............................    333,117        304,443
Common stock subject to redemption..................     23,957         22,940
Voting Common Stock, $.01 par value:
  10,000,000 shares authorized, 6,707,952 shares
   issued...........................................         67             67
Non-Voting Common Stock, $.01 par value:
  10,000,000 shares authorized, 3,628,200 total
   shares issued....................................         36             36
Capital in excess of par value......................     11,675         11,675
Retained earnings...................................     45,813         66,230
Cumulative translation adjustment...................      2,181         (3,589)
Treasury stock, at cost, 1,531,511 shares in 1996
and 1,548,335 shares in 1997........................     (5,666)        (5,879)
                                                       --------    -----------
    Total liabilities and stockholders' equity......   $411,180    $   395,923
                                                       ========    ===========

--------
* Summarized from audited fiscal year 1996 balance sheet.


                            See accompanying notes.

                            KOPPERS INDUSTRIES, INC.

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1996       1997
Cash provided by operating activities..................... $  31,688  $  35,563
Cash used in investing activities:
  Acquisitions and related capital expenditures...........   (39,331)        --
  Capital expenditures....................................   (16,134)   (12,999)
  Other...................................................       312        623
                                                           ---------  ---------
    Net cash used in investing activities.................   (55,153)   (12,376)
Cash provided by (used in) financing activities:
  Borrowings from revolving credit........................   124,750    101,500
  Repayments of revolving credit..........................  (109,250)  (118,500)
  Repayment of long-term debt.............................   (12,030)    (3,111)
  Proceeds from long-term debt............................    35,950         --
  Payment of deferred financing costs.....................    (1,081)      (486)
  Purchase of voting common stock.........................    (1,811)    (1,381)
  Purchase of non-voting common stock.....................   (12,250)        --
  Dividends on common stock...............................    (2,336)    (2,244)
                                                           ---------  ---------
    Net cash provided by (used in) financing activities...    21,942    (24,222)
                                                           ---------  ---------
Net decrease in cash......................................    (1,523)    (1,035)
Cash at beginning of period...............................     1,618      1,526
                                                           ---------  ---------
Cash at end of period..................................... $      95  $     491
                                                           =========  =========


                            See accompanying notes.

                           KOPPERS INDUSTRIES, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) The Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") which is contained in this Prospectus contains additional information on the results of operations and the financial position of the Company. Those comments should be read in conjunction with these notes. The Company's audited financial statements for the years ended December 31, 1994, 1995, and 1996 include additional information about the Company, its operations, and its financial position, and should be read in conjunction with this quarterly financial information.

(2) The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year.

(3) In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

(4) On October 15, 1997 certain members of the group of management investors of the Company (the "Management Investors"), along with KAP Investments, Inc., ("KAP") a wholly-owned subsidiary of Koppers Australia Pty. Limited, the Company's 50% joint venture in Australia ("Koppers Australia") purchased 2,117,952 shares of voting Common Stock and 1,815,000 shares of non-voting common stock from Cornerstone-Spectrum, Inc. ("Cornerstone") for $52.5 million. The purchase of shares was an exercise of a right of first refusal granted to existing shareholders in the Company's stockholders' agreement which was part of the formation of the Company in 1988 (the "Stockholders' Agreement"). As a result of the sale of shares by Cornerstone, and in accordance with the terms of the Stockholder' Agreement, the Cornerstone director, Brian C. Beazer, tendered his resignation from the Board of Directors of the Company. The Management Investors and Koppers Australia intend to use the shares to repay certain loans obtained to finance the transaction.

(5) On October 8, 1997 the Company announced that it had entered into a definitive agreement with the Broken Hill Proprietary Company Limited located in Melbourne, Australia ("Broken Hill") to acquire its 50% interest in Koppers Australia, which will result in Koppers Australia being a wholly-owned subsidiary of the Company. The purchase, with an estimated purchase price of $65 million, is expected to be completed in the fourth quarter of 1997.

(6) The Company has issued a cash tender offer and consent solicitation relating to all of the Company's $110 million 8 1/2% Senior Notes due 2004 (the "Notes"). The tender offer is part of the Company's overall plan of recapitalization (the "Recapitalization"). At the expiration of the tender offer the remaining steps of the Recapitalization will be completed, including: (i) the acquisition by the Company of the 50% of Koppers Australia not owned by it; (ii) the repayment in full of the Company's existing bank credit facilities; and (iii) the redemption by the Company of a portion of the shares of Common Stock held by certain existing investors, including a portion of such shares held by the Management Investors. Financing for the Recapitalization will be provided by a new senior credit facility and by a contemporaneous offering of senior subordinated notes of the Company pursuant to Rule 144A.

(7) The Company's payment obligations under the 9 7/8% Senior Subordinated Notes Due 2007 (Senior Subordinated Notes) are fully and unconditionally guaranteed on a joint and several basis by Koppers Industries International Trade Corporation, Koppers Australia Pty. Ltd., Koppers Industries of Delaware, Inc. and Koppers Industries B.W., Inc. (collectively, the "Guarantor Subsidiaries"). The Senior Subordinated Notes have not been guaranteed by KHC Assurance, Inc., Tarconord A/S, and KSA Limited Partnership (collectively, the "Non-Guarantor Subsidiaries"). In accordance with previous positions established by the Securities and Exchange Commission, the following summarized financial information illustrates separately the composition of the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. Separate complete financial statements of the respective Guarantor Subsidiaries, other than Koppers

                           KOPPERS INDUSTRIES, INC.

   Australia Pty. Ltd., are not presented because management has determined that they would not provide additional material information that would be useful in assessing the financial composition of the guarantors and non-guarantors. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                   SUMMARIZED CONDENSED FINANCIAL INFORMATION
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                           (IN THOUSANDS) (UNAUDITED)

                                       GUARANTOR   NON-GUARANTOR
                              PARENT  SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                             -------- ------------ ------------- ------------ ------------
   Current assets..........  $164,373   $30,576       $36,377      $(75,423)    $155,903
   Non-current assets......   219,659    18,344        31,931       (29,914)     240,020
   Current liabilities.....   129,608     6,640        14,733       (75,423)      75,558
   Non-current liabilities.   215,248         6        13,631            --      228,885
   Net sales...............   452,051     9,793         5,348       (14,932)     452,260
   Gross profit (after
    depreciation)..........    44,784     9,548            42          (847)      53,527
   Net income (loss) before
    extraordinary item.....     7,397    12,457         2,738          (433)      22,159
   Net income (loss).......     7,397    12,457         2,738          (433)      22,159

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of KOPPERS AUSTRALIA PTY. LIMITED

  We audited the accompanying consolidated balance sheets of Koppers Australia Pty. Limited as of June 30, 1996 and June 30, 1997, and the related consolidated statements of profit and loss and cash flows for the two years ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Koppers Australia Pty. Limited at June 30, 1996 and 1997 and the consolidated results of their operations and their cash flows for the years ended June 30, 1996 and 1997 in conformity with generally accepted accounting principles in the United States.

  As discussed in Note 1 to the financial statements, in fiscal 1997, the Company changed its method of accounting for investments in associates.

                                          /s/ Ernst & Young

Sydney, Australia
August 25, 1997

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                       YEARS ENDED 30 JUNE 1996 AND 1997

                                                                1996    1997
                                                         NOTES A$'000  A$'000
OPERATING REVENUE.......................................    2  173,783 171,460
                                                               ======= =======
OPERATING PROFIT BEFORE ABNORMAL ITEMS AND INCOME TAX...    2   29,194  29,977
ABNORMAL ITEMS BEFORE INCOME TAX........................    3       --  (1,663)
                                                               ------- -------
OPERATING PROFIT BEFORE INCOME TAX......................    2   29,194  28,314
INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT.............    4   10,397   9,376
                                                               ------- -------
OPERATING PROFIT AFTER INCOME TAX.......................        18,797  18,938
OUTSIDE EQUITY INTERESTS IN OPERATING PROFIT AFTER
 INCOME TAX.............................................   24    2,750   1,877
                                                               ------- -------
OPERATING PROFIT AFTER INCOME TAX
  Attributable to members of Koppers Australia Pty.
   Limited..............................................    5   16,047  17,061
RETAINED PROFITS
  At the beginning of the financial year................        64,995  72,042
  Adjustments Resulting from Adoption of New Accounting
   Standard.............................................            --   8,970
                                                               ------- -------
TOTAL AVAILABLE FOR APPROPRIATION.......................        81,042  98,073
DIVIDENDS PAID..........................................    5    9,000   6,501
                                                               ------- -------
RETAINED PROFITS
  At the end of the financial year......................        72,042  91,572
                                                               ======= =======


The Profit and Loss Account should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                           CONSOLIDATED BALANCE SHEET

                            AT 30 JUNE 1996 AND 1997

                                                                  1996    1997
                                                           NOTES A$'000  A$'000
CURRENT ASSETS
  Cash....................................................         1,805   6,379
  Receivables.............................................    7   23,566  25,737
  Inventories.............................................    8   33,809  37,494
  Other...................................................    9    1,680     989
                                                                 ------- -------
    TOTAL CURRENT ASSETS..................................        60,860  70,599
                                                                 ------- -------
NON-CURRENT ASSETS
  Receivables.............................................   10    6,355   6,355
  Inventories.............................................   11    1,765   1,765
  Investments.............................................   12    5,349  20,623
  Property, plant and equipment...........................   13   67,210  65,009
  Intangibles.............................................   14    1,332   1,229
  Other...................................................   15    1,717   2,876
                                                                 ------- -------
    TOTAL NON-CURRENT ASSETS..............................        83,728  97,857
                                                                 ------- -------
    TOTAL ASSETS..........................................       144,588 168,456
                                                                 ------- -------
CURRENT LIABILITIES
  Accounts payable........................................   16   12,041  12,178
  Borrowings..............................................   17    1,573   3,526
  Provisions..............................................   18   15,332  13,536
                                                                 ------- -------
    TOTAL CURRENT LIABILITIES.............................        28,946  29,240
                                                                 ------- -------
NON-CURRENT LIABILITIES
  Accounts payable........................................   19       --      22
  Borrowings..............................................   20   11,302  11,500
  Provisions..............................................   21    5,079   5,767
                                                                 ------- -------
    TOTAL NON-CURRENT LIABILITIES.........................        16,381  17,289
                                                                 ------- -------
    TOTAL LIABILITIES.....................................        45,327  46,529
                                                                 ------- -------
NET ASSETS................................................        99,261 121,927
                                                                 ======= =======
SHAREHOLDERS' EQUITY
  Share capital...........................................   22   14,559  14,559
  Reserves................................................   23    4,487   7,005
  Retained profits........................................        72,042  91,572
                                                                 ------- -------
  Total parent entity interest in equity..................        91,088 113,136
  Outside equity interest
    Issued capital........................................         2,940   2,940
    Reserves..............................................           230     467
    Retained profits......................................         5,003   5,384
                                                                 ------- -------
  Total outside equity interest...........................   24    8,173   8,791
                                                                 ------- -------
    TOTAL SHAREHOLDERS' EQUITY............................        99,261 121,927
                                                                 ======= =======

  The Balance Sheet should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                       YEARS ENDED 30 JUNE 1996 AND 1997

                                                              1996      1997
                                                      NOTES  A$'000    A$'000
CASH FLOWS FROM OPERATING ACTIVITIES
  Receipts from customers............................        172,722   162,998
  Payments to suppliers and employees................       (131,431) (129,110)
  Interest received..................................            305       428
  Interest and other costs of finance paid...........         (1,941)   (1,185)
  Income tax paid....................................         (9,704)  (17,012)
                                                            --------  --------
NET CASH FLOWS FROM OPERATING ACTIVITIES.............   25    29,951    16,119
                                                            --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of shares in controlled entity............         (7,046)       --
  Acquisition of property, plant and equipment.......         (7,961)   (9,165)
  Proceeds from sale of property, plant and
   equipment.........................................            531       715
  Dividends received.................................            986       981
  Cash paid for investment in partnership............         (2,073)       --
                                                            --------  --------
NET CASH FLOWS FROM INVESTING ACTIVITIES.............        (15,563)   (7,469)
                                                            --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid.....................................         (9,000)   (6,501)
  Dividends paid to outside equity interests.........         (2,790)   (1,496)
  Borrowing repayments...............................         (2,025)       --
  Proceeds from borrowings...........................             --     2,989
                                                            --------  --------
NET CASH FLOWS FROM FINANCING ACTIVITIES.............        (13,815)   (5,008)
                                                            --------  --------
NET INCREASE/(DECREASE) IN CASH HELD.................            573     3,642
  Add opening cash brought forward...................          3,626     3,950
  Effects of exchange rate changes on foreign
   currencies
   at beginning of the financial year................           (249)      143
                                                            --------  --------
CLOSING CASH CARRIED FORWARD.........................   25     3,950     7,735
                                                            ========  ========


The Statement of Cash Flows should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                            PROFIT AND LOSS ACCOUNT

                       YEARS ENDED 30 JUNE 1996 AND 1997

                                                                   1996    1997
                                                            NOTES A$'000  A$'000
OPERATING REVENUE..........................................    2  13,695   8,876
                                                                  ======  ======
OPERATING PROFIT...........................................    2  11,168   6,938
INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT................    4     (95)    175
                                                                  ------  ------
OPERATING PROFIT AFTER INCOME TAX..........................       11,263   6,763
RETAINED PROFITS
  At the beginning of the financial year...................       11,707  13,970
                                                                  ------  ------
TOTAL AVAILABLE FOR APPROPRIATION..........................       22,970  20,733
DIVIDENDS PAID.............................................    6   9,000   6,501
                                                                  ------  ------
RETAINED PROFITS
  At the end of the financial year.........................       13,970  14,232
                                                                  ======  ======



The Profit and Loss Account should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                                 BALANCE SHEET

                            AT 30 JUNE 1996 AND 1997

                                                                    1996   1997
                                                             NOTES A$'000 A$'000
CURRENT ASSETS
  Cash......................................................           10     --
  Receivables...............................................    7     248    956
  Other.....................................................    9       3     46
                                                                   ------ ------
    TOTAL CURRENT ASSETS....................................          261  1,002
                                                                   ------ ------
NON-CURRENT ASSETS
  Investments...............................................   12  45,692 45,692
  Property, plant and equipment.............................   13     114    120
  Other.....................................................   15     217    306
                                                                   ------ ------
    TOTAL NON-CURRENT ASSETS................................       46,023 46,118
                                                                   ------ ------
    TOTAL ASSETS............................................       46,284 47,120
                                                                   ------ ------
CURRENT LIABILITIES
  Accounts payable..........................................   16     160    285
  Borrowings................................................   17   2,286  1,369
  Provisions................................................   18     477    487
                                                                   ------ ------
    TOTAL CURRENT LIABILITIES...............................        2,923  2,141
                                                                   ------ ------
NON-CURRENT LIABILITIES
  Borrowings................................................   20      --  1,500
  Provisions................................................   21     474    330
                                                                   ------ ------
    TOTAL NON-CURRENT LIABILITIES...........................          474  1,830
                                                                   ------ ------
    TOTAL LIABILITIES.......................................        3,397  3,971
                                                                   ------ ------
NET ASSETS..................................................       42,887 43,149
                                                                   ====== ======
SHAREHOLDERS' EQUITY
  Share capital.............................................   22  14,559 14,559
  Reserves..................................................   23  14,358 14,358
  Retained profits..........................................       13,970 14,232
                                                                   ------ ------
    TOTAL SHAREHOLDERS' EQUITY..............................       42,887 43,149
                                                                   ====== ======

  The Balance Sheet should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                            STATEMENT OF CASH FLOWS

                       YEARS ENDED 30 JUNE 1996 AND 1997

                                                                  1996    1997
                                                           NOTES A$'000  A$'000
CASH FLOW FROM OPERATING ACTIVITIES
  Interest received.......................................            8     154
  Receipts from customers.................................        2,630   2,126
  Dividends received......................................       11,710   6,542
  Payments to suppliers and employees.....................       (1,816) (1,749)
  Income tax paid.........................................         (260)   (164)
  Interest and other costs of finance paid................          (42)   (245)
                                                                 ------  ------
NET CASH FLOWS FROM OPERATING ACTIVITIES..................   25  12,230   6,664
                                                                 ------  ------
CASH FLOW FROM INVESTING ACTIVITIES
  Proceeds from sale of property, plant and equipment.....           --      54
  Acquisition of property, plant and equipment............          (14)    (92)
  Purchase of shares......................................       (7,046)     --
                                                                 ------  ------
NET CASH FLOWS USED IN INVESTING ACTIVITIES...............       (7,060)    (38)
                                                                 ------  ------
CASH FLOW FROM FINANCING ACTIVITIES
  Borrowings--other.......................................           --   1,500
  Borrowings--related parties.............................        2,900  (1,704)
  Dividends paid..........................................       (9,000) (6,501)
                                                                 ------  ------
NET CASH FLOWS USED IN FINANCING ACTIVITIES...............       (6,100) (6,705)
                                                                 ------  ------
NET INCREASE/(DECREASE) IN CASH HELD......................         (930)    (79)
  Add opening cash brought forward........................          940      10
                                                                 ------  ------
CLOSING CASH CARRIED FORWARD..............................   25      10     (69)
                                                                 ======  ======



The Statement of Cash Flows should be read in conjunction with the accompanying notes.

                        KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                             30 JUNE 1996 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a) Basis of accounting

  The financial statements are general purpose financial statements which have been made out in accordance with the requirements of the Corporations Law which include disclosures required by Schedule 5 and applicable Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

  The accounting policies adopted are consistent with those of the previous year except as outlined below.

  In accordance with ASC Class Order 97/0798, the directors have elected to adopt the provisions of Proposed Revised Accounting Standard AASB1016 Accounting for Investments in Associates. The effect is that investments in associates are brought to account using the equity method of accounting under which the carrying amount of the investment is increased or decreased to recognise the investor's share of the post-acquisition profits or losses and other changes in net assets of the associate. The investor's share of the post-acquisition profits or losses of the associate is included in the consolidated profit or loss account of the investor.

  Investments in associates were previously brought to account at cost. (Refer
Note 12)

 b) Foreign currencies

  Translation of foreign currency transactions

  Transactions in foreign currencies of entities within the economic entity are converted to local currency at the rate of exchange ruling at the date of the transaction.

  Amounts payable to and by the entities within the economic entity that are outstanding at the balance date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial year.

  Except for certain specific hedges and hedges of foreign currency operations, all resulting exchange differences arising on settlement or restatement are brought to account in determining the profit or loss for the financial year, and transaction costs, premiums and discounts on forward currency contracts are deferred and amortized over the life of the contract.

  Specific hedges

  Where a purchase or sale is specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of purchase or sale and costs, premiums and discounts relative to the hedging transaction are included with the purchase or sale. Exchange gains and losses arising on the hedge transaction after that date are taken to the profit and loss account.

  Hedges of foreign operations

  Exchange gains and losses on transactions hedging investments in foreign operations are taken to the foreign currency translation reserve on consolidation.

  Translation of accounts of overseas operations

  All overseas operations are deemed self-sustaining as each is financially and operationally independent of Koppers Australia Pty. Limited. The accounts of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign currency translation reserve.

 c) Cash

  For the purposes of the statement of cash flows, cash includes cash on hand and in banks, and money market investments readily convertible to cash within two working days, net of outstanding bank overdrafts.

                        KOPPERS AUSTRALIA PTY. LIMITED

 d) Inventories

  Inventories are valued at the lower of cost and net realisable value.

  Costs incurred in bringing each product to its present location and condition are accounted for as follows:

  *  Raw materials--purchase cost on a first-in-first-out basis; and

  * Finished goods and work-in-progress--cost of direct material and labour and a proportion of manufacturing overheads based on operating capacity.

 e) Recoverable amount

  Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present value.

 f) Property, plant and equipment

  Cost and valuation

  Items of property, plant and equipment comprising a class of non-current assets are revalued at the same date on a consistent basis. Assets under construction are brought to account at cost.

  Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount.

  Depreciation

  Depreciation is provided on a straight line basis on all property, plant and equipment, other than freehold land.

  Major depreciation periods are:

       Plant and equipment         --  5 to 15 years
       Buildings on freehold land  --  20 years
       Leasehold improvements      --  the lease term or the estimated
                                       useful life of the improvement,
                                       whichever is shorter.

 g) Intangibles

  Goodwill

  Goodwill is amortised by the straight line method over the period during which benefits are expected to be received. This is taken as being 20 years.

 h) Other non-current assets

  Expenditure carried forward

  Significant items of carry forward expenditure having a benefit or relationship to more than one period are written off over the periods to which such expenditure relates.

                        KOPPERS AUSTRALIA PTY. LIMITED

 i) Employee entitlements

  A number of companies in the economic entity offer an employee incentive scheme to full time permanent employees. Benefits based on growth in earnings, are payable after a qualifying period of six years service and three years membership in the plan. Provision for these employee entitlements, based on the estimated amount payable to employees is charged to the profits annually.

  A trust has been established which offers benefits based on growth in earnings to full time permanent staff. Benefits are payable after three years membership in the plan. Provision for these employee entitlements, based on the estimated amount payable to employees, is charged to the profits annually.

  Employee-contributory superannuation funds exist to provide benefits for the economic entity's employees and their dependents on retirement, disability or death. The contributions made to these funds by entities within the economic entity are charged against profits.

  In respect of the economic entity's defined benefits superannuation plans, any contributions made to the superannuation funds by entities within the economic entity are charged against profits when due.

2. OPERATING REVENUE & OPERATING PROFIT

                                                                   KOPPERS
                                                                  AUSTRALIA
                                               CONSOLIDATED     PTY. LIMITED
                                              ----------------  --------------
                                               1996     1997     1996    1997
                                              A$'000   A$'000   A$'000  A$'000
Included in the operating profit are the
 following items of operating revenue:
Sales revenue................................ 171,343  164,864      --     --
Equity income from associate company.........      --    4,505      --     --
Other revenue................................     618      324   1,989  2,126
Dividends--
  Associated companies.......................     986       --  11,696  6,542
Partnership income...........................      --      624      --     --
Interest--
  Related bodies corporate...................      --       --       2    106
  Other persons/Corporations.................     305      428       8     48
                                              -------  -------  ------  -----
                                              173,252  170,745  13,695  8,822
Proceeds on sale of non-current assets.......     531      715      --     54
                                              -------  -------  ------  -----
Operating revenue............................ 173,783  171,460  13,695  8,876
                                              =======  =======  ======  =====
The operating profit before income tax is
 arrived at after charging/(crediting) the
 following items:
Amortisation of goodwill.....................     144      146      --     --
Amortisation and depreciation of property,
 plant and equipment.........................  10,500   10,689      44     40
Diminution in value of inventories...........     345       57      --     --
Bad and doubtful debts--Trade debtors
   Other persons/bodies corporate............     189      315      --     --
Interest expense--
  Related parties............................      --       --       1    110
  Other persons/Corporations.................   1,500    1,180      41    135
Finance charges--
   Lease liability...........................       2        5      --     --
Rental--operating lease......................     439      554      --    113
Profit/Loss on sale of non-current assets....      46      (38)     --     (8)
Net foreign currency (gains)/losses..........     (76)    (707)     (8)   (89)
Provisions for employee entitlements.........   3,786    3,325     559    235
Superannuation contributions.................   1,010    1,184      29     35
Loss on write-off of investment..............      50       --      50     --

                         KOPPERS AUSTRALIA PTY. LIMITED

3. ABNORMAL ITEMS

                                                                     KOPPERS
                                                                    AUSTRALIA
                                                    CONSOLIDATED  PTY. LIMITED
                                                    ------------- -------------
                                                     1996   1997   1996   1997
                                                    A$'000 A$'000 A$'000 A$'000
Included in the operating profit are the following
 abnormal items:
Items charged
  Unscheduled dry-docking for ballast tank repair
   (Applicable income tax $716)...................      -- 1,990     --      --
Items credited
  Pole provision write-back (Applicable income tax
   $118)..........................................      --   327     --      --
                                                    ------ -----  -----  ------
                                                        -- 1,663     --      --
                                                    ====== =====  =====  ======

4. INCOME TAX

The prima facie tax,* using tax rates applicable
 in the country of operation, on operating
 profit differs from the income tax provided in
 the accounts as follows:
Prima facie tax on operating profit.............  10,322  9,817   4,020   2,505
Tax effect of permanent differences--
  Rebatable dividends...........................      --     --  (4,210) (2,344)
  Other items (net).............................      28   (727)    102      (2)
Future income tax benefit not brought to
 account........................................      76     14      --      --
Under/(over) provision of previous year.........     (26)   272      (7)     16
Prior year losses recouped......................      (3)    --      --      --
                                                  ------  -----  ------  ------
Income tax attributable to operating profit.....  10,397  9,376     (95)    175
                                                  ======  =====  ======  ======
Future income tax benefit arising from tax
 losses of a controlled entity not brought to
 account at balance date as realisation of the
 benefit is not regarded as virtually certain.
                                                     189    176      --      --
                                                  ======  =====  ======  ======
This future income tax benefit will only be
 obtained if:
  a) future assessable income is derived of a
     nature and of an amount sufficient to
     enable the benefit to be realised;
  b) the conditions for deductibility imposed by
     tax legislation continue to be complied
     with; and
  c) no changes in tax legislation adversely
     affect the economic entity in realising the
     benefit.

--------
* The prima facie tax has been arrived at using tax rates applicable in the country of operation.

                         KOPPERS AUSTRALIA PTY. LIMITED

5. CONTRIBUTIONS TO PROFIT

                                                                     KOPPERS
                                                                    AUSTRALIA
                                                  CONSOLIDATED    PTY. LIMITED
                                                  --------------  -------------
                                                   1996    1997    1996   1997
                                                  A$'000  A$'000  A$'000 A$'000
  Profit contribution from companies within the
   economic entity..............................  16,047  12,556     --     --
  Equity income from associate company--Koppers
   Industries, Inc..............................      --   4,505     --     --
                                                  ------  ------  -----  -----
                                                  16,047  17,061     --     --
                                                  ======  ======  =====  =====

6. DIVIDENDS PAID OR PROVIDED

Dividends paid during the year
  Franked dividends.............................   9,000   6,501  9,000  6,501
  Unfranked dividends...........................      --      --     --     --
                                                  ------  ------  -----  -----
                                                   9,000   6,501  9,000  6,501
                                                  ======  ======  =====  =====

7. RECEIVABLES (CURRENT)

Trade debtors...................................  21,306  24,715     --     --
Provision for doubtful debts receivable.........    (386)   (591)    --     --
                                                  ------  ------  -----  -----
                                                  20,920  24,124     --     --
Short-term deposits.............................   2,543   1,581     --     --
Other...........................................      75      31     10     --
Amounts other than trade debts receivable
  Controlled entity.............................      --      --    237    955
  Associated entities...........................      28       1      1      1
                                                  ------  ------  -----  -----
                                                  23,566  25,737    248    956
                                                  ======  ======  =====  =====
(a) Aggregate amounts receivable from related
 parties
  Wholly-owned group............................      --      --    237    307
  Other related parties.........................      28       1      1    649
                                                  ------  ------  -----  -----
                                                      28       1    238    956
                                                  ======  ======  =====  =====
(b) Movement in provision for doubtful debts
  Balance at beginning of year..................             386            --
  Exchange movement.............................             (16)           --
  Bad debts previously provided for written-off
   during the year..............................             (94)           --
  Bad and doubtful debts provided for during the
   year.........................................             315            --
                                                          ------         -----
Balance at end of year..........................             591            --
                                                          ======         =====
Comparatives not included as this disclosure was
 not required prior to June 1997
(c) Australian dollar equivalent of amounts
   receivable in foreign currencies not
   effectively hedged:
   --United States dollars......................     917   4,001     --     --
   --United Kingdom pounds......................     299     115     --     --
   --Singapore dollars..........................     103      75     --     --
                                                  ------  ------  -----  -----
                                                   1,319   4,191     --     --
                                                  ======  ======  =====  =====

                        KOPPERS AUSTRALIA PTY. LIMITED

8. INVENTORIES (CURRENT)

                                                                     KOPPERS
                                                                    AUSTRALIA
                                                  CONSOLIDATED    PTY. LIMITED
                                                  --------------  -------------
                                                   1996    1997    1996   1997
                                                  A$'000  A$'000  A$'000 A$'000
Raw materials and stores.........................  8,111  11,555      --     --
Work in progress.................................     51     360      --     --
Finished goods................................... 26,523  26,131      --     --
Provision for diminution in value................   (876)   (552)     --     --
                                                  ------  ------  ------ ------
Total inventories at lower of cost and net
 realisable value................................ 33,809  37,494      --     --
                                                  ======  ======  ====== ======

9. OTHER CURRENT ASSETS

Prepayments......................................  1,560     706       3     39
Other............................................    120     283      --      7
                                                  ------  ------  ------ ------
                                                   1,680     989       3     46
                                                  ======  ======  ====== ======

10. RECEIVABLES (NON-CURRENT)

Loans and advances
  Other..........................................  6,355   6,355      --     --
                                                  ------  ------  ------ ------
                                                   6,355   6,355      --     --
                                                  ======  ======  ====== ======

11. INVENTORIES (NON-CURRENT)

Finished goods...................................  1,765   1,765      --     --
                                                  ------  ------  ------ ------
Total inventories at lower of cost and net
 realisable value................................  1,765   1,765      --     --
                                                  ======  ======  ====== ======

12. INVESTMENTS (NON-CURRENT)

Investments at cost compromise:
Unlisted controlled entities.....................     --      --  45,692 45,692
Unlisted associated entities.....................  5,349   2,843      --     --
Equity accounted investments.....................     --  17,780      --     --
                                                  ------  ------  ------ ------
                                                   5,349  20,623  45,692 45,692
                                                  ======  ======  ====== ======

  Included in investments at cost is an investment of A$3 in respect of 60% of the issued capital of Koppers SEUT Pty. Limited. As this company acts solely as the trustee for the Koppers Senior Executive Unit Trust, it is not controlled by Koppers Australia Pty. Limited and has not been consolidated.

                        KOPPERS AUSTRALIA PTY. LIMITED

  Investment in unlisted controlled entities comprises:

                                                 BENEFICIAL           INVESTMENT
                                COUNTRY OF     PERCENTAGE HELD     KOPPERS AUSTRALIA
NAME                           INCORPORATION BY ECONOMIC ENTITY      PTY. LIMITED
----                           ------------- ------------------    -----------------
                                               1996       1997       1996     1997
                                                 %          %       A$'000   A$'000
Koppers Investments
 (Aust.) Pty Ltd........  (ii) Australia           100        100     6,355    6,355
Koppers-Hickson Invest-
 ments Pty. Limited.....       Australia            51         51     3,060    3,060
Koppers Power Poles
 (Australia) Pty. Limit-
 ed.....................  (ii) Australia           100        100       955      955
Continental Carbon Aus-
 tralia Pty. Limited....  (ii) Australia           100        100     8,572    8,572
KAP Investments Inc.....       U.S.A.              100        100    10,846   10,846
Koppers Timber Preserva-
 tion Pty. Ltd..........  (ii) Australia           100        100     6,899    6,899
Koppers Coal Tar Prod-
 ucts Pty. Ltd..........  (ii) Australia           100        100     9,005    9,005
Koppers Shipping Pty.
 Ltd....................  (ii) Australia           100        100        --       --
Koppers-Hickson Timber
 Protection Pty.
 Limited................       Australia            51         51        --       --
Koppers-Hickson (PNG)
 Pty Limited............   (i) P.N.G.               51         51        --       --
Koppers-Hickson Timber
 Protection (NZ) Limit-
 ed.....................   (i) New Zealand          51         51        --       --
Koppers-Hickson Timber
 Protection (Fiji) Lim-
 ited...................   (i) Fiji                 51         51        --       --
Koppers-Hickson Timber
 Protection (Malaysia)
 SDN BHD................   (i) Malaysia             51         51        --       --
Koppers-Hickson Timber
 Protection (S) Pte Ltd.   (i) Singapore            51         51        --       --
Koppers-Hickson Interna-
 tional Pty Ltd.........   (i) Australia            51         51        --       --
Koppers-Hickson (SA)
 (Pty) Ltd..............   (i) South Africa         51         51        --       --
                                                                   -------- --------
                                                                     45,692   45,692
                                                                   ======== ========

Overseas controlled entities carry on business in the country of incorporation.

(i) Controlled entities which are audited by other member firms of Ernst & Young International.

(ii) Pursuant to Class Order 95/1530, relief has been granted to this controlled entity of Koppers Australia Pty. Limited from the Corporations Law requirements for preparation, audit and publication of accounts.

   As a condition of the Class Order, Koppers Australia Pty. Limited and the controlled entities subject to the Class Order, have entered into a deed of indemnity on 18 May 1995. Continental Carbon Australia Pty Ltd was joined to this deed of cross guarantee by a deed of assumption executed on 20 May 1996. The effect of the deed is that Koppers Australia Pty. Limited has guaranteed to pay any deficiency in the event of winding up of the controlled entity. The controlled entities have also given a similar guarantee in the event that Koppers Australia Pty. Limited is wound up. The aggregate assets and liabilities of the companies subject to the deed, and the aggregate result of these companies are as follows:

                                                                  1996    1997
                                                                 A$'000  A$'000
  Total assets.................................................. 100,945 123,488
  Total liabilities.............................................  33,867  33,858
                                                                 ------- -------
  Net assets....................................................  67,078  89,630
                                                                 ======= =======
  Profit after income tax.......................................  15,145   8,986
                                                                 ======= =======

                        KOPPERS AUSTRALIA PTY. LIMITED

  Investment in unlisted associated entities comprises:

                                   ECONOMIC ENTITY      % HELD BY      DIVIDEND
                                      INTEREST       ECONOMIC ENTITY    REVENUE
                                   ----------------  --------------- -------------
                                    1996     1997     1996    1997    1996   1997
                                   A$'000   A$'000      %       %    A$'000 A$'000
  (i)Koppers-Coastchem............   2,170    2,843     25.5    25.5  N/A    N/A
  (ii)Koppers Industries, Inc.*...   3,179       --     22.4      --  986     --
                                   -------  -------
                                     5,349    2,843
                                   =======  =======

---------------------
  * The investment in Koppers Industries, Inc. was previously brought to account at cost, but is now brought to account using the equity method of accounting. This represents a change in accounting policy as outlined in note 1. (Accordingly comparatives have not been included in the following disclosures).

  Koppers-Coastchem

  The interest in the partnership is carried at cost, plus the economic entity's share of the partnership's result for the year. The economic entity's share in the partnership's result is included in the economic entity's profit.

                        KOPPERS AUSTRALIA PTY. LIMITED

                                                                       1997
                                                                      A$'000
Equity accounted investments comprise:
Carrying value of investment in Koppers Industries, Inc.
  Balance at the beginning of the financial year--at cost............  3,179
  Equity cross-holding adjustment....................................   (356)
  Initial application of equity accounting...........................
    --retained profits...............................................  8,970
    --reserves.......................................................  2,095
  Share of operating profit after tax................................  4,505
  Dividends received.................................................   (981)
  Share of movement in reserves......................................   (641)
  Foreign exchange variation.........................................  1,009
                                                                      ------
Balance at the end of the financial year............................. 17,780
                                                                      ======
Represented by:
  Investment at cost.................................................  2,966
  Share of retained profits.......................................... 13,360
  Share of reserves..................................................  1,454
                                                                      ------
                                                                      17,780
                                                                      ======
Koppers Australia Pty. Limited retained profits attributable to
 Koppers Industries, Inc.:
  Balance at the beginning of the financial year.....................  8,970
  Share of operating profit and extraordinary items after income tax expense...........................................................  3,035
  Share of income tax expense........................................  1,470
  Dividends received from Koppers Industries, Inc....................   (981)
  Foreign exchange variation.........................................    866
                                                                      ------
Balance at the end of the financial year............................. 13,360
                                                                      ======
Koppers Australia Pty. Limited reserves attributable to Koppers
 Industries, Inc.:
  Balance at the beginning of the financial year.....................  2,095
  Share of movements during the financial year.......................   (719)
Foreign exchange variation...........................................     78
                                                                      ------
Balance at the end of the financial year.............................  1,454
                                                                      ======

  The balance date of Koppers Industries, Inc. is 31 December

                                                   30 JUNE 1997 31 DECEMBER 1996
                                                   ------------ ----------------
      Ownership interest..........................    22.65%         22.65%
      Voting power................................    35.65%         35.71%

  The issued capital of Koppers Industries, Inc. includes redeemable shares issued to management investors. In addition, options to acquire shares have also been issued to the management of Koppers Industries, Inc. Accordingly, the percentages shown above may be subject to variations in the future through redemptions of shares or exercise of options. The maximum dilution through exercise of options as at 30 June 1997 is less than 2%.

  Koppers Industries, Inc. holds 100.0% of the issued capital of Koppers Australia Pty. Limited.

  Principal activities of Koppers Industries, Inc. are:

    . Producer of Tar Products
      carbon pitch; creosote; phthalic anhydride (PAA); roofing pitch/bitumen

                        KOPPERS AUSTRALIA PTY. LIMITED

    . Producer of Wood Products
      treats railroad crossties, poles and pilings for various uses

    . Producer of Coke Products
      foundry & furnace coke and marketable by-products including coal tars, gases, oils and chemicals

  No adjustment has been made to reflect the dissimilar accounting policy adopted by the associate company in relation to valuation of inventory. In particular the last-in-first-out method of inventory valuation has been adopted by Koppers Industries, Inc.

  Koppers Australia Pty. Limited paid dividends to Koppers Industries, Inc. during the year totalling A$3,250,294 (1996 A$4,499,900) during the year.

13. PROPERTY, PLANT AND EQUIPMENT

                                                         KOPPERS AUSTRALIA
                                        CONSOLIDATED       PTY. LIMITED
                                       ----------------  --------------------
                                        1996     1997      1996        1997
                                       A$'000   A$'000    A$'000      A$'000
Freehold land:
At cost...............................     334    1,239         --          --
At directors' valuation 1 July 1983...   1,247    1,245         --          --
                                       -------  -------   --------    --------
                                         1,581    2,484         --          --
                                       -------  -------   --------    --------
Buildings on freehold land:
At cost...............................   5,819    6,047         --          --
Provision for depreciation............  (1,145)  (1,194)        --          --
                                       -------  -------   --------    --------
                                         4,674    4,853         --          --
                                       -------  -------   --------    --------
At directors' valuation 1 July 1983...   2,671    2,671         --          --
Provision for depreciation............  (1,703)  (1,853)        --          --
                                       -------  -------   --------    --------
                                           968      818         --          --
                                       -------  -------   --------    --------
Leasehold improvements:
At cost...............................   2,337    2,568         --          --
Provision for amortisation............    (564)    (966)        --          --
                                       -------  -------   --------    --------
                                         1,773    1,602         --          --
                                       -------  -------   --------    --------
Total land and buildings..............   8,996    9,757         --          --
                                       -------  -------   --------    --------
Plant and equipment:
At cost...............................  89,931   95,125        188         175
At directors' valuation 1 July 1983...  14,779   14,779         --          --
Provision for depreciation............ (48,299) (56,302)       (74)        (55)
                                       -------  -------   --------    --------
                                        55,871   53,602        114         120
                                       -------  -------   --------    --------
Assets under construction.............   2,343    1,650         --          --
                                       -------  -------   --------    --------
Total property, plant and equipment...  67,210   65,009        114         120
                                       =======  =======   ========    ========

 Valuations

  All valuations are estimates of the amounts for which the assets could be exchanged between a knowledgeable willing buyer and a knowledgeable willing seller in an arm's length transaction at the valuation date. The economic entity does not have a set policy for regular revaluation of freehold land and buildings.

                         KOPPERS AUSTRALIA PTY. LIMITED

14. INTANGIBLES

                                                           KOPPERS AUSTRALIA
                                           CONSOLIDATED      PTY.  LIMITED
                                           --------------  -------------------
                                            1996    1997     1996       1997
                                           A$'000  A$'000   A$'000     A$'000
Goodwill..................................  2,265   2,175        --         --
Provision for amortisation................   (933)   (946)       --         --
                                           ------  ------  --------   --------
                                            1,332   1,229        --         --
                                           ======  ======  ========   ========

15. OTHER NON-CURRENT ASSETS

Future income tax benefits................  1,717   2,876       217        306
                                           ------  ------  --------   --------

16. ACCOUNTS PAYABLE (CURRENT)

Trade creditors...........................  6,432   7,833        22         84
Lease liabilities.........................     --      46        --         --
Amounts other than trade debts payable:
  Accrued expenses........................  4,715   3,611       138        201
  Other...................................    894     688        --         --
                                           ------  ------  --------   --------
                                           12,041  12,178       160        285
                                           ======  ======  ========   ========
Australian dollar equivalents of amounts
 payable in foreign currencies not
 effectively hedged:
  --United States dollars.................    697     385        --         --
  --United Kingdom pounds.................    249      95        --         --
  --Singapore dollars.....................      1       1        --         --
  --New Zealand dollars...................     11     124        --         --
  --Australian dollars....................    108      17        --         --
                                           ------  ------  --------   --------
                                            1,066     622        --         --
                                           ======  ======  ========   ========

17. BORROWINGS (CURRENT)

Bills of exchange.........................    175      --        --         --
Bank loans................................  1,000   3,300        --         --
Bank overdrafts...........................    398     225        --         69
Related parties
Controlled entity.........................     --      --     2,286      1,300
Other related parties.....................     --       1        --         --
                                           ------  ------  --------   --------
                                            1,573   3,526     2,286      1,369
                                           ======  ======  ========   ========

18. PROVISIONS (CURRENT)

Taxation..................................  8,535   4,124       (99)        32
Employee entitlements.....................  5,066   5,380       576        455
Other.....................................  1,731   4,032        --         --
                                           ------  ------  --------   --------
                                           15,332  13,536       477        487
                                           ======  ======  ========   ========

                         KOPPERS AUSTRALIA PTY. LIMITED

19. ACCOUNTS PAYABLE (NON-CURRENT)

                                                              KOPPERS AUSTRALIA
                                              CONSOLIDATED      PTY.  LIMITED
                                              --------------  -----------------
                                               1996    1997     1996     1997
                                              A$'000  A$'000   A$'000   A$'000
Lease liability..............................     --      22        --       --

20. BORROWINGS (NON-CURRENT)

Bills of Exchange and Bank Loans............. 11,300  11,500        --    1,500
Other........................................      2      --        --       --
                                              ------  ------  -------- --------
                                              11,302  11,500        --    1,500
                                              ======  ======  ======== ========

Refer to Note 28 for details of security held over borrowings.

21. PROVISIONS (NON-CURRENT)

Employee entitlements........................  2,624   3,125       474      330
Deferred income tax liability................  2,455   2,642        --       --
                                              ------  ------  -------- --------
                                               5,079   5,767       474      330
                                              ======  ======  ======== ========

22. SHARE CAPITAL

Issued and fully paid up capital
  6,187,500 "A' class shares of A$1 each.....  6,188   6,188     6,188    6,188
  6,187,500 "B' class shares of A$1 each.....  6,188   6,188     6,188    6,188
  2,183,824 "C' class shares of A$1 each.....  2,183   2,183     2,183    2,183
                                              ------  ------  -------- --------
                                              14,559  14,559    14,559   14,559
                                              ======  ======  ======== ========

23. RESERVES

Reserves comprise:
  Share premium account......................  2,330   2,330     2,330    2,330
  Asset revaluation..........................  1,625   1,625    12,028   12,028
  Foreign currency translation...............    532   1,974        --       --
  Other reserves of associate................     --   1,454        --       --
  Equity cross-holding reserve...............     --    (378)       --       --
                                              ------  ------  -------- --------
    Total reserves...........................  4,487   7,005    14,358   14,358
                                              ======  ======  ======== ========
Movement in reserves
  Foreign currency translation
   Balance at beginning of year..............  1,934     532        --       --
   Transfer to outside equity interests......   (597)     --        --       --
   Gain/(loss) on translation of overseas
    controlled entities......................   (805)  1,442        --       --
                                              ------  ------  -------- --------
   Balance at end of year....................    532   1,974        --       --
                                              ======  ======  ======== ========
Equity cross-holding reserve
  Adjustment for initial application of eq-
   uity accounting...........................     --    (356)       --       --
  Movement during the year...................     --     (22)       --       --
                                              ------  ------  -------- --------
  Balance at end of year.....................     --    (378)       --       --
                                              ======  ======  ======== ========

                         KOPPERS AUSTRALIA PTY. LIMITED

24. OUTSIDE EQUITY INTEREST

                                                           KOPPERS AUSTRALIA
                                           CONSOLIDATED      PTY.  LIMITED
                                           --------------  ------------------
                                            1996    1997     1996      1997
                                           A$'000  A$'000   A$'000    A$'000
Reconciliation of outside equity interest
 in controlled entities:
  --Opening balance....................... 15,518   8,173         --       --
  --Add: outside equity interest in trans-
       lation reserve not
       previously brought to account......    597      --         --       --
  --Add: share of operating profit........  2,750   1,877         --       --
  --Less: dividends paid.................. (2,790) (1,496)        --       --
  --Less: purchase of outside equity in-
   terest in subsidiary................... (7,535)     --         --       --
  --Add: share of movement in reserves....   (367)    237         --       --
                                           ------  ------  --------- --------
  --Closing balance.......................  8,173   8,791         --       --
                                           ======  ======  ========= ========

25. STATEMENT OF CASH FLOWS

a) Reconciliation of cash
  Cash balance comprises:
    --cash on hand........................  1,805   6,379         10       --
    --short-term deposits.................  2,543   1,581         --       --
    --bank overdraft......................   (398)   (225)        --      (69)
                                           ------  ------  --------- --------
  Closing cash balance....................  3,950   7,735         10      (69)
                                           ======  ======  ========= ========
b) Reconciliation of the operating profit
 after tax to the net cash flows from
 operations
  Operating profit after tax.............. 18,797  18,938     11,263    6,763
  Dividends received (investing)..........   (986)     --         --       --
  Depreciation and amortisation
    --property, plant and equipment....... 10,500  10,689         44       40
    --intangibles.........................    144     146         --       --
Diminution in value of inventories........    345      57         --       --
Loss on write-off of investments..........     50      --         50       --
Provision for employee entitlements.......  3,786   3,116        559     (265)
(Profit)/loss on sale of non-current as-
 sets.....................................     46     (38)        --       (8)
Equity income of associate company........     --  (4,505)        --       --
Partnership income........................     --    (624)        --       --
Changes in assets and liabilities
  Trade receivables.......................    247  (3,204)        --       --
  Inventory...............................   (896) (3,742)        --       --
  Prepayments.............................   (915)    854         --      (36)
  Other Current Assets....................    808     (92)       723        3
  Other Non-Current Assets................   (691)   (559)        --       --

                         KOPPERS AUSTRALIA PTY. LIMITED

                                                           KOPPERS AUSTRALIA
                                           CONSOLIDATED      PTY.  LIMITED
                                           --------------  -------------------
                                            1996    1997     1996       1997
                                           A$'000  A$'000   A$'000     A$'000
  Trade Creditors........................  (1,657)    738        (45)      125
  Other Current Liabilities..............   1,498  (1,267)         3        --
  Other Non-Current Liabilities..........  (2,067)     20         --        --
  Tax Provision..........................   1,820  (4,411)      (314)      131
  Deferred income tax liability..........    (162)    187         --        --
  Future income tax benefit..............    (965) (1,159)       (53)      (89)
  Exchange rate changes on opening cash..     249    (143)        --        --
                                           ------  ------  ---------  --------
Net cash flow from operating activities..  29,951  16,119     12,230     6,664
                                           ======  ======  =========  ========
c) Bank overdraft facility

  Refer to note 28 for details of group bank facility

26. EXPENDITURE COMMITMENTS

Capital expenditure commitments
Estimated capital expenditure contracted
 for at balance date but not provided for
  --payable not later than one year......      --     516         --        --
                                           ======  ======  =========  ========
Lease expenditure commitments
Operating leases (non-cancelable):
  --Not later than one year..............     836     707        427       321
  --Later than one year and not later
   than two years........................     729     434        321        --
  --Later than two years and not later
   than five years.......................   1,017     642         --        --
  --Later than five years................     212   2,481         --        --
                                           ------  ------  ---------  --------
Aggregate lease expenditure contracted
 for at balance date but not provided
 for.....................................   2,794   4,264        748       321
                                           ======  ======  =========  ========
Finance leases:
  --Not later than one year..............      --      46         --        --
  --Later than one year and not later
   than two years........................      --      22         --        --
  --Later than two years and not later
   than five years.......................      --      --         --        --
  --Later than five years................      --      --         --        --
                                           ------  ------  ---------  --------
  Total minimum lease payments...........      --      68         --        --
  Future finance charges.................      --      --         --        --
                                           ------  ------  ---------  --------
  Lease liability........................      --      68         --        --
                                           ======  ======  =========  ========
  Current liability......................      --      46         --        --
  Non-current liability..................      --      22         --        --
                                           ------  ------  ---------  --------
                                               --      68         --        --
                                           ======  ======  =========  ========

                        KOPPERS AUSTRALIA PTY. LIMITED

27. EMPLOYEE ENTITLEMENTS AND SUPERANNUATION COMMITMENTS

EMPLOYEE ENTITLEMENTS

                                                            KOPPERS AUSTRALIA
                                              CONSOLIDATED    PTY.  LIMITED
                                              ------------- -------------------
                                               1996   1997    1996       1997
                                              A$'000 A$'000  A$'000     A$'000
The aggregate employee entitlement liability
 is comprised of:
  Accrued wages, salaries and oncosts.......     52    155         --        --
  Provisions (current)......................  5,066  5,380        576       455
  Provisions (non-current)..................  2,624  3,125        474       330
                                              -----  -----  ---------   -------
                                              7,742  8,660      1,050       785
                                              =====  =====  =========   =======

 Superannuation Commitments

  All employees are entitled to varying levels of benefits on retirement, disability or death. The superannuation plan provides defined benefits based on years of service and final average salary. Employees contribute to the plans at various percentages of their wages and salaries. Up until the year ended 30 June 1994, the economic entity did not contribute to the plan. Commencing this year, the economic entity has contributed to the plan amounts advised by the plan manager. These contributions are not of a systematic and long-term nature as the plan has sufficient funds to satisfy all benefits vested under the plan as at 30 June 1997.

  Details of the superannuation fund as extracted from the fund's most recent annual report (31 August 1996) are as follows:

                                                                          A$'000
Accrued benefits......................................................... 13,371
Net market value of plan assets.......................................... 14,116
                                                                          ------
Surplus of net market value of plan assets over accrued benefits.........    745
                                                                          ======
Vested benefits

  Actuarial assessment of the plan was made in February 1995 by Watson Wyatt Worldwide.

28. CONTINGENT LIABILITIES

                                                             KOPPERS AUSTRALIA
                                               CONSOLIDATED    PTY.  LIMITED
                                               ------------- ------------------
                                                1996   1997    1996      1997
                                               A$'000 A$'000  A$'000    A$'000
Bank guarantees covering security deposits,
 contract performance and autopay............. 1,618  2,071     1,618     2,071
                                               =====  =====  ========  ========

  Koppers Australia Pty. Limited and related companies, namely Koppers Power Poles (Australia) Pty. Limited, Koppers Coal Tar Products Pty. Ltd., Continental Carbon Australia Pty. Limited, Koppers Timber Preservation Pty. Ltd. and Koppers Investments (Aust.) Pty. Limited have collectively unrestricted access to borrowing facilities to a maximum of A$47,850,000.

  The amount of credit unused at 30 June 1997 totaled A$36,350,000.

  The securities held by the bank over the above facilities comprise:

  1. Guarantee (unlimited) by Koppers Power Poles (Australia) Pty. Limited, Koppers Investments (Aust.) Pty. Limited, Koppers Timber Preservation Pty. Ltd., Koppers Coal Tar Products Pty. Ltd., Koppers Australia Pty. Limited and Continental Carbon Australia Pty. Limited.

                        KOPPERS AUSTRALIA PTY. LIMITED

  2. Letter of Comfort by BHP and Koppers Industries, Inc.

  3. Negative Pledge dated 2 July 1990.

  In addition, a fully interlocking guarantee has been provided by the above-mentioned related companies, to provide security over the borrowing facilities of the company and its related companies. Under the terms of an ASC Class Order these above mentioned companies have guaranteed any deficiency of funds if any of the companies is wound up. No such deficiency exists. Refer to note 12.

29. AUDITORS' REMUNERATION

                                                         KOPPERS AUSTRALIA
                                           CONSOLIDATED    PTY.  LIMITED
                                           ------------- -------------------
                                            1996   1997    1996       1997
                                           A$'000 A$'000  A$'000     A$'000
Amounts received or due and receivable by
 the auditors, of Koppers Australia Pty.
 Limited for:
  -- an audit or review of the financial
    statements of the entity and any other
    entity in the economic entity.........  227    224          36         36
  -- other services in relation to the en-
    tity and any other entity in the eco-
    nomic entity..........................   63     54          10         46
Amounts received or due and receivable by
 auditors other than the
 auditors of Koppers Australia Pty. Lim-
 ited for:
  -- an audit or review of the financial
    statements of
    subsidiary entities...................   17     37          --         --
                                            ---    ---    --------   --------
                                            307    315          46         82
                                            ===    ===    ========   ========

30. SUBSEQUENT EVENTS

  There has been no significant event since balance date which requires disclosure or adjustment in the financial statements of the entity.

31. RELATED PARTY DISCLOSURES

  The directors of Koppers Australia Pty. Limited during the financial year were:

    D.P. Traviss (Resigned 24 June 1997);
    E.S. Bryon;
    M.J. Burns;
    D.R. Zimmerman;
    B.K. Jensen;
    P.J. Laver;
    R.K. Wagner;
    C.R. Newell;
    A.K. Purnell (Resigned 22 May 1997);
    B.C. Wilson

  The following related party transactions occurred during the financial year:

  Transactions with other related parties

    i) Dividends received of A$980,769. (1996: A$986,193)

                        KOPPERS AUSTRALIA PTY. LIMITED

  Transactions with the Directors of Koppers Australia Pty. Limited and the economic entity:

  Since 1992 Koppers Australia Pty. Limited has issued units in a management incentive scheme to various executives of the group. Unit holders are entitled, but not obliged, to exchange all or some of their units for cash after holding units for a qualifying period of three years. The executives are obliged to exchange all units for cash on their resignation, retirement or dismissal from employment.

  The growth in value of these units, and the resulting benefit to the executives, is determined by reference to the profitability after tax of the Koppers Australia group. Benefits from this scheme are funded by companies within the Koppers Australia group. Three directors of Koppers Australia Pty. Limited have been issued units in this scheme in accordance with the plan rules. As at 30 June 1997, the combined value of the units issued to the above directors is A$358,270 (1996: A$291,840).

  There have been no other transaction concerning shares between entities in the reporting entity and directors of the reporting entity or their director-related entities.

  All financial benefits provided by Koppers Australia Pty. Limited or its controlled entities to related parties were provided at arms' length terms.

  Koppers Australia Pty. Limited is the ultimate Australian holding company.

32. SEGMENT INFORMATION

  The economic entity operates predominantly in four industries--timber preservation, chemicals, carbon black and coal tar products, and in four geographical areas--Australia, P.N.G., New Zealand and Fiji and South East Asia. The manufacturing operations comprise the refinement and distribution of coal tar products, the manufacture of wood preservation chemicals, the preservation of timber products and carbon black.

                         KOPPERS AUSTRALIA PTY. LIMITED
       NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS--(CONTINUED)
                                  30 JUNE 1997


                             TIMBER                       CARBON       COAL TAR
                          PRESERVATION     CHEMICALS       BLACK       PRODUCTS        OTHER          ELIMINATIONS
                   NOTES     A$'000         A$'000        A$'000        A$'000         A$'000            A$'000
                          1997    1996    1997   1996   1997   1996   1997   1996   1997     1996     1997     1996
(a) Industry
  Segments
OPERATING
REVENUE
Sales to
 customers
 outside the
 economic
 entity.........          28,831  34,424 42,621 40,046 33,220 35,638 62,142 62,656   4,646    1,019       --       --
Intersegment
 Sales..........      2      131     169  3,182  3,295     15     --  2,505 14,265   9,798   14,800  (15,631) (32,529)
                         ------- ------- ------ ------ ------ ------ ------ ------ -------  -------  -------  -------
                          28,962  34,593 45,803 43,341 33,235 35,638 64,647 76,921  14,444   15,819  (15,631) (32,529)
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======
Consolidated
 Operating
 Profit/(Loss)..      2    1,297   1,743  6,228  6,054  4,575  5,783  8,947 15,240  12,448   13,296   (5,181) (12,922)
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======
Segment Assets..          29,016  27,378 28,622 26,281 22,154 20,970 73,640 68,437  91,158   74,146  (77,184) (72,624)
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======


                    CONSOLIDATION
                       A$'000
                    1997    1996
(a) Industry
  Segments
OPERATING
REVENUE
Sales to
 customers
 outside the
 economic
 entity.........   171,460 173,783
Intersegment
 Sales..........        --      --
                   ------- -------
                   171,460 173,783
                   ======= =======
Consolidated
 Operating
 Profit/(Loss)..    28,314  29,194
                   ======= =======
Segment Assets..   167,406 144,588
                   ======= =======

(b) Geographical
  Segments
                                                       NEW ZEALAND,
                                                          FIJI &      SOUTH EAST
                            AUSTRALIA       P.N.G.      STH AFRICA       ASIA       ELIMINATIONS      CONSOLIDATION
                             A$'000         A$'000        A$'000        A$'000         A$'000            A$'000
OPERATING REVENUE         1997    1996    1997   1996   1997   1996   1997   1996   1997     1996     1997     1996
Sales to
 customers
 outside the
 economic
 entity.........         140,460 145,947    513    676 19,522 19,891 10,965  7,269      --       --  171,460  173,783
Intersegment
 Sales..........          15,455  32,242     --     --    176    287     --     -- (15,631) (32,529)      --       --
                         ------- ------- ------ ------ ------ ------ ------ ------ -------  -------  -------  -------
                      2  155,915 178,189    513    676 19,698 20,178 10,965  7,269 (15,631) (32,529) 171,460  173,783
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======
Consolidated
 Operating
 Profit.........      2   28,540  37,659     92      9  3,440  3,760  1,443    688  (5,181) (12,922)  28,334   29,194
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======
Segment Assets..         225,757 200,627    622    575 13,478 13,272  4,426  2,738 (77,184) (72,624) 167,099  144,588
                         ======= ======= ====== ====== ====== ====== ====== ====== =======  =======  =======  =======
(b) Geographical
  Segments

                         KOPPERS AUSTRALIA PTY. LIMITED

33. REMUNERATION OF DIRECTORS

                                                            KOPPERS AUSTRALIA
                                              CONSOLIDATED    PTY.  LIMITED
                                              ------------- -------------------
                                               1996   1997    1996      1997
                                              A$'000 A$'000  A$'000    A$'000
Income paid or payable, or otherwise made
 available, in respect of the financial
 year, to all directors of each entity in
 the economic entity, directly or
 indirectly, by the entities of which they
 are directors or any related party.........  1,836  1,919
                                              =====  =====
Income paid or payable, or otherwise made
 available, in respect of the financial
 year, to all directors of Koppers Australia
 Pty. Limited, directly or indirectly, from
 the entity or any related party............                     836      1,028
                                                             =======  =========
The number of directors of Koppers Australia
 Pty. Limited whose remuneration (including
 superannuation contributions) falls within
 the following bands:
$0      --$  9,999..........................                       8          8
$190,000--$199,999..........................                       1         --
$220,000--$229,999..........................                      --          1
$250,000--$259,999..........................                       1         --
$270,000--$279,999..........................                      --          1
$350,000--$359,999..........................                      --         --
$380,000--$389,999..........................                       1         --
$530,000--$539,999..........................                      --          1
                                                             -------  ---------
                                                                  11         11
                                                             =======  =========

  In the opinion of the directors, remuneration paid to directors is considered reasonable.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                 CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT

                      (IN THOUSANDS OF AUSTRALIAN DOLLARS)

                 THREE MONTHS ENDED 30 SEPTEMBER 1996 AND 1997

                                                                  1996    1997
                                                                   (UNAUDITED)
SALES........................................................... $43,627 $43,692
GROSS PROFIT....................................................  13,762  12,906
SELLING, GENERAL & ADMINISTRATIVE...............................   3,606   3,633
DEPRECIATION....................................................   2,829   2,955
                                                                 ------- -------
EARNINGS BEFORE INTEREST & TAXES................................   7,327   6,318
INTEREST EXPENSE................................................     235     202
EQUITY INCOME...................................................     276   3,631
INCOME TAX......................................................   2,523   2,298
                                                                 ------- -------
NET INCOME BEFORE MINORITY INTEREST                                4,845   7,449
MINORITY INTEREST...............................................     511     455
                                                                 ------- -------
NET INCOME...................................................... $ 4,334 $ 6,994
                                                                 ======= =======



                            See accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                      CONDENSED CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS OF AUSTRALIAN DOLLARS)

                              AT 30 SEPTEMBER 1997

                                                                        1997
                                                                     (UNAUDITED)
Cash................................................................  $  8,564
Receivables.........................................................    32,242
Inventory...........................................................    41,945
Other Current Assets................................................       715
Net Fixed Assets....................................................    63,276
Investments.........................................................    25,046
Goodwill............................................................     1,262
                                                                      --------
    TOTAL ASSETS....................................................  $173,050
                                                                      ========
Creditors...........................................................    12,855
Short Term Loans....................................................     2,047
Other Current Liabilities...........................................    11,447
Long Term Loans.....................................................    12,800
Other Non-Current Liabilities.......................................     3,947
                                                                      --------
    TOTAL LIABILITIES...............................................  $ 43,096
                                                                      ========
Share Capital.......................................................    14,559
Reserves............................................................     7,877
Profit & Loss Appropriation.........................................    98,567
Minority Interest...................................................     8,951
                                                                      --------
    TOTAL SHAREHOLDERS' EQUITY......................................  $129,954
                                                                      ========



                            See accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED

                               (ACN 000 566 629)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                      (IN THOUSANDS OF AUSTRALIAN DOLLARS)

                 THREE MONTHS ENDED 30 SEPTEMBER 1996 AND 1997

                                                                1996     1997
                                                                 (UNAUDITED)
CASH FROM OPERATIONS.......................................... $ 8,523  $ 8,877
INCREASE IN WORKING CAPITAL...................................   1,429      365
CAPITAL EXPENDITURES..........................................  (2,201) (2,061)
CASH TAXES....................................................  (1,469) (1,854)
DIVIDENDS RECEIVED............................................     243      261
                                                               -------  -------
CASH SURPLUS.................................................. $ 6,525   $5,588
                                                               =======  =======



                            See accompanying notes.

                        KOPPERS AUSTRALIA PTY. LIMITED

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

(1) The audited financial statements of Koppers Australia Pty. Limited ("Koppers Australia") for the Fiscal years ended June 30, 1996 and 1997 include additional information about Koppers Australia, its operations, and its financial position, and should be read in conjunction with these unaudited interim financial statements.

(2) The results for the interim periods are not necessarily indicative of the results to be expected for the full year.

(3) In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

(4) The financial statements have been prepared using accounting policies consistent with those used for the year ended June 30, 1997.

No dealer, salesperson or other individual has been authorized to give any in-formation or to make any representations not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities to which it relates, any offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

Prospectus Summary.........................................................   4
Risk Factors...............................................................  16
Company History............................................................  24
Transactions...............................................................  24
Use of Proceeds............................................................  26
Capitalization.............................................................  27
Selected Historical Consolidated Financial Information.....................  29
Unaudited Pro Forma Condensed Consolidated Financial Statements............  31
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  37
Business...................................................................  46
Management.................................................................  67
Principal Stockholders.....................................................  73
Certain Relationships and Related Transactions.............................  75
Description of New Credit Facilities.......................................  75
Description of Notes.......................................................  78
The Exchange Offer......................................................... 106
Federal Income Tax Consequences of Owning
 New Notes................................................................. 113
Plan of Distribution....................................................... 115
Legal Matters.............................................................. 115
Independent Auditors....................................................... 116
Available Information...................................................... 116
Index to Financial Statements.............................................. F-1


                                 $175,000,000

                         [LOGO OF KOPPERS INDUSTRIES]

                               Offer To Exchange
                          9 7/8% Senior Subordinated
                             Notes due 2007, which
                             have been registered
                           under the Securities Act,
                             for its 9 7/8% Senior
                            Subordinated Notes due
                           2007, which have not been
                                so registered.

                                --------------
                                  PROSPECTUS
                                --------------
                             January 23, 1998